                                                                     EXHIBIT 2.1

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                  CERTEGY INC.

                              C CO MERGER SUB, LLC

                                       AND

                  FIDELITY NATIONAL INFORMATION SERVICES, INC.

                         DATED AS OF SEPTEMBER 14, 2005

================================================================================

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                                TABLE OF CONTENTS

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                                                    ARTICLE I
                                                   THE MERGER

SECTION 1.01. The Merger............................................................................            2
SECTION 1.02. Closing...............................................................................            2
SECTION 1.03. Effective Time........................................................................            2
SECTION 1.04. Effect of the Merger..................................................................            2
SECTION 1.05. Certificate of Formation and LLC Agreement............................................            3
              (a) Certificate of Formation..........................................................            3
              (b) LLC Agreement.....................................................................            3
SECTION 1.06. Managers and Officers of Surviving Company............................................            3

                                                    ARTICLE II
                                CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01. Conversion of Securities..............................................................            3
              (a) Conversion of F Co Common Stock...................................................            3
              (b) Cancellation of Certain Shares of F Co Common Stock...............................            3
              (c) Membership Interests of Merger Co.................................................            3
              (d) Fractional Shares.................................................................            4
SECTION 2.02. Adjustments to Exchange Ratio.........................................................            4
SECTION 2.03. Exchange of Certificates..............................................................            4
              (a) Exchange Procedures...............................................................            4
              (b) No Liability......................................................................            4
              (c) Withholding Rights................................................................            4
              (d) Lost, Stolen or Damaged Certificates..............................................            5
SECTION 2.04. Treatment of Stock Options and Other Equity-Based Awards .............................            5
              (a) Assumption of F Co Stock Options..................................................            5
              (b) F Co Action.......................................................................            5
              (c) C Co Stock Options and Equity Based Awards........................................            6
SECTION 2.05. No Further Rights; Stock Transfer Books...............................................            6
SECTION 2.06. Tax Consequences......................................................................            6
SECTION 2.07. Securities Act Exemption and Compliance; Registration Rights..........................            6
              (a) Private Placement.................................................................            6
              (b) Legends...........................................................................            6
              (c) Registration Rights...............................................................            6
              (d) Lock-Up Agreement.................................................................            7

                                                   ARTICLE III
                                        REPRESENTATIONS AND WARRANTIES OF
                                                      C CO

SECTION 3.01. Organization and Qualification; C Co Subsidiaries.....................................            7
              (a) Organization and Qualification....................................................            7
              (b) List of C Co Subsidiaries.........................................................            7
              (c) Investments.......................................................................            7
              (d) C Co Material Adverse Effect......................................................            8
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
SECTION 3.02. Articles of Incorporation and Bylaws..................................................            8
SECTION 3.03. Capitalization........................................................................            8
              (a) C Co Capitalization...............................................................            8
              (b) Merger Co.........................................................................            9
              (c) Other Rights......................................................................            9
              (d) Validity of Certain Prior Issuances...............................................           10
              (e) Validity of Share Issuance........................................................           10
SECTION 3.04. Authority Relative to This Agreement..................................................           10
SECTION 3.05. No Conflict; Required Filings and Consents............................................           11
              (a) No Conflict.......................................................................           11
              (b) Consents and Approvals............................................................           12
SECTION 3.06. Permits; Compliance; Regulatory Matters...............................................           12
              (a) Permits...........................................................................           12
              (b) Regulatory Approvals..............................................................           13
              (c) Compliance with Law...............................................................           13
              (d) Data Security.....................................................................           13
              (e) Internal Controls.................................................................           13
SECTION 3.07. SEC Filings; Financial Statements; Undisclosed Liabilities............................           13
              (a) SEC Filings.......................................................................           13
              (b) Financial Statements..............................................................           14
              (c) No Undisclosed Liabilities........................................................           14
SECTION 3.08. Information Supplied..................................................................           14
SECTION 3.09. Absence of Certain Changes or Events..................................................           15
SECTION 3.10. Absence of Litigation.................................................................           15
SECTION 3.11. Employee Benefit Plans................................................................           15
              (a) Benefit Plans.....................................................................           15
              (b) Pension Plans; Multiemployer Plans................................................           16
              (c) Change in Control Agreements......................................................           16
              (d) Qualified Plans...................................................................           16
              (e) Compliance........................................................................           16
              (f) Actions...........................................................................           17
              (g) Contributions.....................................................................           17
              (h) Reportable Events.................................................................           17
              (i) Filing Violations.................................................................           17
              (j) Certain Notices...................................................................           18
              (k) Unfunded Liabilities..............................................................           18
              (l) Prohibited Transactions...........................................................           18
              (m) Trustees..........................................................................           18
              (n) Acceleration of Payments..........................................................           18
              (o) Stock Subject to C Co Plans.......................................................           18
              (p) Foreign Plans.....................................................................           18
              (q) Retiree Health and Welfare Benefits...............................................           19
              (r) Section 409A......................................................................           19
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
SECTION 3.12. Labor and Employment Matters..........................................................           19
              (a) Collective Bargaining; Union Organization.........................................           19
              (b) Complaints and Grievances.........................................................           19
              (c) Strikes and Slowdowns.............................................................           19
              (d) Employee Relations................................................................           20
SECTION 3.13. Real and Personal Property............................................................           20
              (a) Owned Real Property...............................................................           20
              (b) Leased Real Property..............................................................           20
              (c) Improvements; Dispositions........................................................           20
              (d) Personal Property.................................................................           21
SECTION 3.14. Intellectual Property.................................................................           21
              (a) C Co Intellectual Property........................................................           21
              (b) List of Intellectual Property.....................................................           21
              (c) Ownership.........................................................................           21
              (d) No Misappropriation...............................................................           21
              (e) No Infringement...................................................................           22
              (f) Protection of Trade Secrets.......................................................           22
              (g) No Claim of Ownership.............................................................           22
              (h) Software..........................................................................           22
SECTION 3.15. Taxes.................................................................................           23
              (a) Payment and Filings...............................................................           23
              (b) Compliance........................................................................           23
              (c) Returns...........................................................................           23
              (d) No Other Claims...................................................................           23
              (e) Audits and Examinations...........................................................           23
              (f) No Adjustments....................................................................           23
              (g) Tax Sharing.......................................................................           24
              (h) Deficiencies; Liens...............................................................           24
              (i) Share Distributions...............................................................           24
              (j) Real Property Holding Corporation.................................................           24
              (k) Listed Transactions...............................................................           24
              (l) Reorganization....................................................................           24
              (m) Definitions.......................................................................           25
SECTION 3.16. Environmental Matters.................................................................           25
              (a) Compliance with Environmental Laws................................................           25
              (b) No Environmental Requirements.....................................................           26
              (c) Definitions.......................................................................           26
SECTION 3.17. Specified C Co Contracts..............................................................           26
              (a) Status of Specified C Co Contracts................................................           26
              (b) Specified C Co Contract...........................................................           27
SECTION 3.18. Insurance.............................................................................           28
SECTION 3.19. Material Customers....................................................................           29
              (a) Relations with Material Customers.................................................           29
              (b) Former Customers..................................................................           29
SECTION 3.20. Affiliate Transactions................................................................           29
SECTION 3.21. Adoption by Board.....................................................................           29
SECTION 3.22. C Co Rights Agreement.................................................................           30
SECTION 3.23. Opinions of Financial Advisor.........................................................           30
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SECTION 3.24. Brokers...............................................................................           30

                                                   ARTICLE IV
                                       REPRESENTATIONS AND WARRANTIES OF
                                                      F CO

SECTION 4.01. Organization and Qualification; F Co Subsidiaries.....................................           30
              (a) Organization and Qualification....................................................           30
              (b) List of F Co Subsidiaries.........................................................           31
              (c) Investments.......................................................................           31
              (d) F Co Material Adverse Effect......................................................           31
SECTION 4.02. Certificate of Incorporation and Bylaws...............................................           32
SECTION 4.03. Capitalization........................................................................           32
              (a) F Co Capitalization...............................................................           32
              (b) Other Rights......................................................................           32
              (c) Validity of Certain Prior Issuances...............................................           33
SECTION 4.04. Authority Relative to This Agreement..................................................           33
SECTION 4.05. No Conflict; Required Filings and Consents............................................           34
              (a) No Conflict.......................................................................           34
              (b) Consents and Approvals............................................................           34
SECTION 4.06. Permits; Compliance; Regulatory Matters...............................................           35
              (a) Permits...........................................................................           35
              (b) Regulatory Approvals..............................................................           35
              (c) Compliance with Law...............................................................           35
              (d) Data Security.....................................................................           35
              (e) Internal Controls.................................................................           35
SECTION 4.07. SEC Filings; Financial Statements; Undisclosed Liabilities............................           36
              (a) No SEC Filings....................................................................           36
              (b) Financial Statements..............................................................           36
              (c) No Undisclosed Liabilities........................................................           36
SECTION 4.08. Information Supplied..................................................................           36
SECTION 4.09. Absence of Certain Changes or Events..................................................           37
SECTION 4.10. Absence of Litigation.................................................................           37
SECTION 4.11. Employee Benefit Plans................................................................           37
              (a) Benefit Plans.....................................................................           37
              (b) Pension Plans; Multiemployer Plans................................................           38
              (c) Change in Control Agreements......................................................           38
              (d) Qualified Plans...................................................................           39
              (e) Compliance........................................................................           39
              (f) Actions...........................................................................           39
              (g) Contributions.....................................................................           39
              (h) Reportable Events.................................................................           39
              (i) Filing Violations.................................................................           40
              (j) Certain Notices...................................................................           40
              (k) Unfunded Liabilities..............................................................           40
              (l) Prohibited Transactions...........................................................           40
              (m) Trustees..........................................................................           40
              (n) Acceleration of Payments..........................................................           40
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              (o) Stock Subject to F Co Plans.......................................................           40
              (p) Foreign Plans.....................................................................           40
              (q) Retiree Health and Welfare Benefits...............................................           41
              (r) Section 409A......................................................................           41
SECTION 4.12. Labor and Employment Matters..........................................................           41
              (a) Collective Bargaining; Union Organization.........................................           41
              (b) Complaints and Grievances.........................................................           41
              (c) Strikes and Slowdowns.............................................................           42
              (d) Employee Relations................................................................           42
SECTION 4.13. Real and Personal Property............................................................           42
              (a) Owned Real Property...............................................................           42
              (b) Leased Real Property..............................................................           42
              (c) Improvements; Dispositions........................................................           42
              (d) Personal Property.................................................................           42
SECTION 4.14. Intellectual Property.................................................................           43
              (a) F Co Intellectual Property........................................................           43
              (b) List of Intellectual Property.....................................................           43
              (c) Ownership.........................................................................           43
              (d) No Misappropriation...............................................................           43
              (e) No Infringement...................................................................           43
              (f) Protection of Trade Secrets.......................................................           44
              (g) No Claim of Ownership.............................................................           44
              (h) Software..........................................................................           44
SECTION 4.15. Taxes.................................................................................           44
              (a) Payment and Filings...............................................................           44
              (b) Compliance........................................................................           45
              (c) Returns...........................................................................           45
              (d) No Other Claims...................................................................           45
              (e) Audits and Examinations...........................................................           45
              (f) No Adjustments....................................................................           45
              (g) Tax Sharing.......................................................................           46
              (h) Deficiencies; Liens...............................................................           46
              (i) Share Distributions...............................................................           46
              (j) Real Property Holding Corporation.................................................           46
              (k) Listed Transactions...............................................................           46
              (l) Reorganization....................................................................           46
SECTION 4.16. Environmental Matters.................................................................           47
              (a) Compliance with Environmental Laws................................................           47
              (b) No Environmental Requirements.....................................................           47
SECTION 4.17. Specified F Co Contracts..............................................................           47
              (a) Status of Specified F Co Contracts................................................           47
              (b) Specified F Co Contract...........................................................           48
SECTION 4.18. Insurance.............................................................................           49
SECTION 4.19. Material Customers....................................................................           50
              (a) Relations with Material Customers.................................................           50
              (b) Former Customers..................................................................           50
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SECTION 4.20. Affiliate Transactions................................................................           50
SECTION 4.21. Adoption by Board.....................................................................           51
SECTION 4.22. Opinions of Financial Advisors........................................................           51
SECTION 4.23. Brokers...............................................................................           51

                                                    ARTICLE V
                                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01. Conduct of Business by C Co Pending the Merger........................................           51
SECTION 5.02. Conduct of Business by F Co Pending the Merger........................................           54
SECTION 5.03. No Control of Other Party's Business..................................................           57

                                                   ARTICLE VI
                                              ADDITIONAL AGREEMENTS

SECTION 6.01. Proxy Statement; Other Filings........................................................           57
SECTION 6.02. C Co Shareholders' Meeting............................................................           58
SECTION 6.03. Access to Information; Confidentiality................................................           58
              (a) Access to Information.............................................................           58
              (b) Confidentiality...................................................................           58
              (c) No Limitation.....................................................................           59
SECTION 6.04. F Co Financial Statements.............................................................           59
SECTION 6.05. No Solicitation of Transactions by C Co...............................................           59
              (a) Non-Solicitation by C Co..........................................................           59
              (b) Notification and Related Matters..................................................           59
              (c) Change in Recommendation..........................................................           60
              (d) Certain Disclosures...............................................................           60
              (e) C Co Acquisition Proposal.........................................................           60
SECTION 6.06. Financing and Other Actions for Special Dividend......................................           61
SECTION 6.07. Employee Benefits Matters.............................................................           61
              (a) Obligations with Respect to C Co Employees........................................           61
              (b) Eligibility.......................................................................           62
              (c) Welfare Plans.....................................................................           62
              (d) C Co Change in Control Agreements.................................................           62
              (e) International Employees...........................................................           62
              (f) C Co Stock Incentive Plan Amendment...............................................           63
SECTION 6.08. Ancillary Agreements..................................................................           63
SECTION 6.09. Tax-Free Reorganization Treatment.....................................................           63
SECTION 6.10. Intentionally Omitted.................................................................           63
SECTION 6.11. State Takeover Statutes...............................................................           63
SECTION 6.12. Notification of Certain Matters.......................................................           63
SECTION 6.13. Further Action; Reasonable Best Efforts...............................................           64
              (a) Further Action....................................................................           64
              (b) HSR Act Compliance................................................................           64
              (c) Consents..........................................................................           64
SECTION 6.14. Public Announcements..................................................................           65
SECTION 6.15. Termination of Certain F Co Contracts.................................................           65
SECTION 6.16. Amendment of F Co Intercompany Agreements.............................................           65
SECTION 6.17. Existing F Co Indebtedness............................................................           65
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
SECTION 6.18. Officer and Director Insurance; Indemnification.......................................           66
SECTION 6.19. Governance of C Co....................................................................           68
SECTION 6.20. NYSE Symbol...........................................................................           68
SECTION 6.21. Shelf Registration....................................................................           68

                                                  ARTICLE VII
                                            CONDITIONS TO THE MERGER

SECTION 7.01. Conditions to Obligations of Each Party...............................................           68
              (a) C Co Shareholder Approval.........................................................           68
              (b) Antitrust Approvals and Waiting Periods...........................................           68
              (c) No Order..........................................................................           69
              (d) Governmental Consents.............................................................           69
              (e) Special Dividend .................................................................           69
              (f) Dissenting Shares.................................................................           69
SECTION 7.02. Conditions to Obligations of C Co.....................................................           69
              (a) Representations and Warranties....................................................           69
              (b) Agreements and Covenants..........................................................           70
              (c) Officer's Certificates............................................................           70
              (d) Tax Opinion.......................................................................           70
              (e) Ancillary Agreements..............................................................           70
              (f) FIRPTA Compliance.................................................................           70
              (g) Termination of Certain Other F Co Contracts.......................................           70
              (h) F Co Stockholders.................................................................           70
              (i) Amended Intercompany Agreements...................................................           71
              (j) Financing.........................................................................           71
SECTION 7.03. Conditions to Obligations of F Co.....................................................           71
              (a) Representations and Warranties....................................................           71
              (b) Agreements and Covenants..........................................................           71
              (c) Officer's Certificates............................................................           71
              (d) Tax Opinion.......................................................................           71
              (e) Ancillary Agreements..............................................................           71
              (f) FIRPTA Compliance.................................................................           71
              (g) Amended Intercompany Agreements...................................................           72

                                                  ARTICLE VIII
                                       TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination...........................................................................           72
SECTION 8.02. Effect of Termination.................................................................           74
SECTION 8.03. Fees and Expenses.....................................................................           74
              (a) Expenses..........................................................................           74
              (b) C Co Termination Fee Events.......................................................           74
              (c) Manner of Payment of C Co Termination Fee.........................................           75
              (d) Amount of C Co Termination Fee....................................................           75
              (e) Agreements Regarding Termination Fees.............................................           75
SECTION 8.04. Amendment.............................................................................           75
SECTION 8.05. Waiver................................................................................           75
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                                                    ARTICLE IX
                                                GENERAL PROVISIONS

SECTION 9.01. Non-Survival of Representations, Warranties and Agreements............................           76
SECTION 9.02. Notices...............................................................................           76
SECTION 9.03. Certain Definitions...................................................................           77
              (a) Definitions.......................................................................           77
              (b) Other Defined Terms...............................................................           78
              (c) Certain References and Interpretation of Terms....................................           82
SECTION 9.04. Severability..........................................................................           82
SECTION 9.05. Disclaimer of Other Representations and Warranties; Disclosure Schedules..............           82
SECTION 9.06. Entire Agreement; Assignment..........................................................           83
SECTION 9.07. Specific Performance..................................................................           83
SECTION 9.08. Parties in Interest...................................................................           83
SECTION 9.09. Governing Law.........................................................................           84
SECTION 9.10. Waiver of Jury Trial..................................................................           84
SECTION 9.11. Headings..............................................................................           84
SECTION 9.12. Counterparts..........................................................................           84
SECTION 9.13. Obligations of C Co and F Co..........................................................           84

EXHIBITS:

EXHIBIT A Form of Amended and Restated Articles of Incorporation of C Co EXHIBIT B Form of Commitment Agreement
EXHIBIT C Form of Shareholders Agreement
EXHIBIT D Form of Registration Rights Agreement
EXHIBIT E Form of Lock-Up Agreement
EXHIBIT F Forms of Employment Agreements and Change in Control Terminations EXHIBIT G Forms of Tax Representation Certificates
EXHIBIT H Form of Amended and Restated Bylaws of C Co
EXHIBIT I Form of Written Consent of Stockholders

SCHEDULES:

6.15(a)   Certain Terminating F Co Contracts
6.15(b)   Certain Continuing F Co Contracts
6.16      Amendments to Intercompany Agreements
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                                      viii

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of September 14, 2005 (this "Agreement"), among Certegy Inc., a Georgia corporation ("C Co") C Co Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of C Co ("Merger Co"), and Fidelity National Information Services, Inc., a Delaware corporation ("F Co").

      WHEREAS, the sole manager and member of Merger Co has deemed it in the best interests of Merger Co, and the Board of Directors of F Co has deemed it in the best interests of the corporation and its stockholders to consummate the merger of F Co with and into Merger Co (the "Merger"), on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLCA");

      WHEREAS, the Board of Directors of C Co (the "C Co Board") has resolved to recommend to C Co's shareholders that they approve (i) this Agreement, the Merger and the issuance of the shares of common stock of C Co, par value $.01 per share ("C Co Common Stock") to be issued to the stockholders of F Co in connection with the Merger (the "Share Issuance") and (ii) an amendment and restatement of the Articles of Incorporation of C Co to be effected contemporaneously with the consummation of the Merger such that, after giving effect thereto, the Articles of Incorporation of C Co shall be substantially in the form attached hereto as EXHIBIT A (the "Articles Amendment") and the name of C Co shall be "Fidelity National Information Services, Inc.";

      WHEREAS, C Co, as the sole manager of Merger Co, has approved this Agreement and declared its advisability, and as the sole member of Merger Co, has approved the Merger;

      WHEREAS, the Board of Directors of F Co (the "F Co Board") has approved this Agreement and declared its advisability;

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, F Co and each of the stockholders of F Co will enter into an agreement in the form attached hereto as EXHIBIT B, pursuant to which F Co and its stockholders will, among other things, agree not to solicit or engage in discussions or negotiations with any person regarding an acquisition or business combination of F Co with any person other than C Co. (the "Commitment Agreement");

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, C Co and certain stockholders of F Co will enter into an agreement in the form attached hereto as EXHIBIT C which will become effective as of the Closing (as amended, supplemented, restated or otherwise modified from time to time, the "Shareholders Agreement") to establish certain arrangements with respect to the shares of C Co Common Stock to be issued in the Merger, as well as restrictions on certain activities in respect of the C Co Common Stock, corporate governance and other related corporate matters;

      WHEREAS, it is contemplated that prior to the Closing, C Co will declare, subject to the terms and conditions of this Agreement, a one-time special cash dividend (the "Special Dividend") on the C Co Common Stock in an amount not to exceed $3.75 per share of C Co

Common Stock to record holders of C Co Common Stock and will pay or provide for payment of such Special Dividend immediately prior to the Effective Time; and

      WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), that this Agreement shall constitute a plan of reorganization under Section 368(a) of the Code and C Co and F Co shall each be a party to such reorganization within the meaning of the Code.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, C Co, Merger Co and F Co hereby agree, subject to the conditions herein contained, as follows:

                                    ARTICLE I
                                   THE MERGER

      SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in Article VII and elsewhere in this Agreement, and in accordance with the DLLCA and the DGCL, at the Effective Time, F Co shall be merged with and into Merger Co. At the Effective Time, the separate corporate existence of F Co shall cease and Merger Co shall continue as the surviving entity of the Merger and a wholly owned subsidiary of C Co (the "Surviving Company").

      SECTION 1.02 CLOSING. Unless this Agreement shall have been terminated in accordance with Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 11:00 a.m., Eastern Time, on a date to be specified by the parties, which shall be no later than the second business day following the satisfaction or waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing, but subject to satisfaction or waiver of those conditions), at the executive offices of F Co, 601 Riverside Avenue, Jacksonville, FL 32204, unless another time, date and/or place is agreed to in writing by C Co and F Co (the date on which the Closing occurs, the "Closing Date").

      SECTION 1.03 EFFECTIVE TIME. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the parties shall (a) file a certificate of merger in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DLLCA and the DGCL (the "Certificate of Merger"), and (b) make all other filings or recordings required under the DLLCA and the DGCL to effect the Merger. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date and time as C Co and F Co shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

      SECTION 1.04 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in Section 18-209 of the DLLCA and Section 259 of the DGCL and this Agreement.

      SECTION 1.05 CERTIFICATE OF FORMATION AND LLC AGREEMENT.

            (a) Certificate of Formation. The Certificate of Formation of Merger Co, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving Company, except that the name of the Surviving Company shall be F Co, LLC, and as so amended, such certificate of formation shall be the certificate of formation of the Surviving Company until thereafter amended in accordance with the provisions thereof and as provided by applicable law.

            (b) LLC Agreement. The limited liability company agreement of Merger Co as in effect immediately prior to the Effective Time shall be the limited liability company agreement of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

      SECTION 1.06 MANAGERS AND OFFICERS OF SURVIVING COMPANY. The initial manager of the Surviving Company shall be C Co, to hold office in accordance with the certificate of formation and limited liability company agreement of the Surviving Company, and the initial officers of the Surviving Company shall be the officers of F Co immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      SECTION 2.01 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of C Co, Merger Co, F Co or any holder of any securities of any of C Co, Merger Co or F Co, the following shall occur:

            (a) Conversion of F Co Common Stock. Each share of common stock of F Co, $0.0001 par value per share ("F Co Common Stock") (all issued and outstanding shares of such common stock of F Co being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.01(b)) shall be converted automatically into the right to receive 0.6396 (as it may be adjusted pursuant to Section 2.02, the "Exchange Ratio") shares of C Co Common Stock upon surrender in the manner provided in Section 2.03 of the certificate that formerly evidenced such share of F Co Common Stock.

            (b) Cancellation of Certain Shares of F Co Common Stock. Each Share held in the treasury of F Co, and each Share directly owned by C Co, Merger Co or any direct or indirect wholly-owned subsidiary of C Co, Merger Co or F Co immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

            (c) Membership Interests of Merger Co. Each membership interest in Merger Co issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be the only outstanding membership interests of the Surviving Company.

            (d) Fractional Shares. No fractional shares of C Co Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of F Co Common Stock who would otherwise be entitled to receive a fraction of a share of C Co Common Stock (after aggregating all fractional shares of C Co Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's certificates that formerly evidenced shares of F Co Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of C Co Common Stock on the New York Stock Exchange (the "NYSE") on the date that the Merger becomes effective.

      SECTION 2.02 ADJUSTMENTS TO EXCHANGE RATIO. If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, the Shares or the outstanding shares of C Co Common Stock, except as expressly contemplated by this Agreement, the Exchange Ratio shall be adjusted equitably.

      SECTION 2.03 EXCHANGE OF CERTIFICATES.

            (a) Exchange Procedures. At the Closing, in exchange for certificates for C Co Common Stock and cash in lieu of fractional shares pursuant to Section 2.01(d), each holder of Shares shall deliver to C Co certificates representing the Shares ("Certificates") owned by such holder, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer. Upon surrender to C Co of a Certificate for cancellation, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of C Co Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 2.01(a) and payment in lieu of fractional shares to which such holder is entitled pursuant to
Section 2.01(d), and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.03(a) each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender shares of C Co Common Stock pursuant to Section 2.01(a) and cash in lieu of fractional shares pursuant to
Section 2.01(d). No interest shall be paid or will accrue on any cash payable in lieu of fractional shares to holders of Certificates pursuant to the provisions of this Article II.

            (b) No Liability. Neither C Co nor the Surviving Company shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

            (c) Withholding Rights. Each of C Co and the Surviving Company shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to such payment under all applicable Tax laws and pay such withholding amount over to the appropriate taxing authority. To the extent that amounts are so properly withheld by C Co or the Surviving Company, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by C Co or the Surviving Company, as the case may be.

            (d) Lost, Stolen or Damaged Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, C Co may, in its reasonable discretion and as a condition to the issuance of any certificate representing shares of C Co Common Stock, require the owner of such lost, stolen, defaced or destroyed Certificate to make an affidavit of that fact and to post a bond, in such reasonable amount as C Co may direct, as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate.

      SECTION 2.04 TREATMENT OF STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS.

            (a) Assumption of F Co Stock Options. Subject to Section 2.04(b), at the Effective Time, all rights with respect to F Co Common Stock under each F Co Stock Option then outstanding shall be converted into and become rights with respect to C Co Common Stock, and C Co shall assume the F Co Stock Option Plan and each such F Co Stock Option in accordance with the terms (as in effect as of the date of this Agreement) of the F Co Stock Option Plan and the terms of the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each F Co Stock Option assumed by C Co may be exercised solely for shares of C Co Common Stock, (ii) the number of shares of C Co Common Stock subject to each such F Co Stock Option shall be equal to the number of shares of F Co Common Stock subject to such F Co Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, as it may be adjusted pursuant to Section 2.02, rounding down to the nearest whole share, (iii) the per share exercise price under each such F Co Stock Option shall be adjusted by dividing the per share exercise price under such F Co Stock Option by the Exchange Ratio, as it may be adjusted pursuant to Section 2.02), rounding up to the nearest whole cent and (iv) any restriction on the exercise of any such F Co Stock Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such F Co Stock Option shall otherwise remain unchanged; provided, however, that each F Co Stock Option assumed by C Co in accordance with this Section 2.04(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. In the case of any F Co Stock Option to which this Section 2.04(a) applies, the option exercise price, the number of shares of C Co Common Stock purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code for purposes of Section 421 of the Code to the extent such section applies to F Co Stock Options and for purposes of Section 409A of the Code such that the substitution or assumption of F Co Options will not be treated as the grant of a new option or change in the form of payment for purposes of Section 409A of the Code. As soon after the Effective Time as practicable, C Co shall file with the SEC a registration statement on Form S-8 relating to the shares of C Co Common Stock issuable with respect to the F Co Stock Options assumed by C Co in accordance with this
Section 2.04(a).

            (b) F Co Action. Prior to the Effective Time, F Co shall take all commercially reasonable action that may be necessary (under the plans pursuant to which F Co Stock Options are outstanding and otherwise) to effectuate the provisions of this Section 2.04 and to ensure that, from and after the Effective Time, holders of F Co Stock Options have no rights with respect thereto other than those specifically provided in this Section 2.04. F Co shall take all commercially reasonable action to administer, and shall have the power to make determinations with respect to, the F Co Stock Option Plan, including the terms of vesting of performance options, in accordance with the terms of such plan and the grants thereunder.

            (c) C Co Stock Options and Equity Based Awards. C Co Stock Options, restricted shares of C Co Common Stock and C Co Restricted Stock Units shall fully vest at the Closing, and shall remain outstanding or be paid in accordance with the terms of the C Co Stock Option Plan and the related agreements, subject to adjustment for the Special Dividend as provided in Section 6.06.

      SECTION 2.05 NO FURTHER RIGHTS; STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of F Co shall be closed, and there shall be no further registration of transfers of Shares issued and outstanding immediately prior to the Effective Time thereafter on the records of F Co. From and after the Effective Time, the holders of certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by law. On or after the Effective Time, any Certificates presented to C Co for any reason shall be canceled against delivery of the consideration to which the holders thereof are entitled pursuant to Section 2.01(a) and Section 2.01(d), without interest.

      SECTION 2.06 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      SECTION 2.07 SECURITIES ACT EXEMPTION AND COMPLIANCE; REGISTRATION RIGHTS.

            (a) Private Placement. The C Co Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof and Regulation D promulgated thereunder.

            (b) Legends. In addition to any legend imposed by applicable state securities laws, the Shareholders Agreement or by any other contract which continues in effect after the Effective Time, the certificates representing the shares of C Co Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with C Co's transfer agent), stating substantially as follows:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

            (c) Registration Rights. The stockholders of F Co shall be entitled to the registration rights set forth in the Registration Rights Agreement to be executed and delivered by C Co and each of the stockholders of F Co at Closing in the form attached hereto as EXHIBIT D

(the "Registration Rights Agreement"), in each case on the terms and subject to the conditions set forth therein.

            (d) Lock-Up Agreement. Contemporaneously with the execution and delivery of this Agreement, C Co and a certain stockholder F Co named therein has entered into an agreement in the form attached hereto as EXHIBIT E which will become effective as of the Closing (as amended, supplemented, restated or otherwise modified from time to time, the "Lock-Up Agreement") to establish certain arrangements with respect to the shares of C Co Common Stock to be issued in the Merger, as well as restrictions on certain activities in respect of the C Co Common Stock.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                                      C CO

      Except as set forth in the disclosure schedule delivered by C Co to F Co concurrently with the execution and delivery of this Agreement (the "C Co Disclosure Schedule") and subject to any information contained, or incorporated by reference in, any of the SEC Reports filed on or after January 1, 2004, C Co hereby represents and warrants to F Co as follows:

      SECTION 3.01 ORGANIZATION AND QUALIFICATION; C CO SUBSIDIARIES.

            (a) Organization and Qualification. C Co and each subsidiary of C Co (each, a "C Co Subsidiary") is a corporation, limited partnership, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except, in the case of good standing, for legal entities organized under the laws of any jurisdiction that does not recognize such concept). C Co and each C Co Subsidiary has the requisite corporate or entity power and authority to own, lease, or otherwise hold the assets and properties owned, leased, or otherwise held by it and necessary to carry on its business as presently conducted. C Co and each C Co Subsidiary is in good standing and is duly qualified to conduct business in each jurisdiction in which the nature of its business or the ownership of property make such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a C Co Material Adverse Effect.

            (b) List of C Co Subsidiaries. A true and complete list of all the C Co Subsidiaries, together with the jurisdiction of organization of each C Co Subsidiary and the percentage of the outstanding capital stock (or other equity interest) of each C Co Subsidiary owned by C Co, each other C Co Subsidiary and any other person, is set forth in Section 3.01(b) of the C Co Disclosure Schedule. C Co does not, directly or indirectly, own any capital stock (or other equity interest) of any person other than the C Co Subsidiaries set forth on
Section 3.01(b) of the C Co Disclosure Schedule. C Co is not a direct or indirect participant in any material joint venture or other equivalent arrangement.

            (c) Investments. Section 3.01(b) of the C Co Disclosure Schedule also lists any and all persons of which C Co directly or indirectly owns an equity or similar interest, or an interest convertible into or exchangeable or exercisable for an equity or similar interest, of less than 50% (collectively, the "C Co Investments"). C Co or a C Co Subsidiary, as the case may be, owns all C Co Investments free and clear of all Liens, and there are no outstanding contractual obligations of C Co or any C Co Subsidiary permitting the repurchase, redemption or other acquisition of any of its interest in the C Co Investments or requiring C Co or any C Co Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, provide any guarantee with respect to, or assume, endorse or otherwise become responsible for the obligations of, any C Co Investment.

            (d) The term "C Co Material Adverse Effect" means any change, circumstance, effect, event or occurrence that (i) would be materially adverse to the assets, liabilities, business, financial condition or results of operations of C Co and the C Co Subsidiaries taken as a whole, other than any change, circumstance, effect, event or occurrence resulting from (A) changes in general economic conditions affecting the United States, (B) general changes or developments in the C Co Industries in which C Co and the C Co Subsidiaries operate, (C) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of C Co and the C Co Subsidiaries to the extent due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, unless, in the case of the foregoing clauses (A) and
(B), such changes referred to therein have a materially disproportionate effect on C Co and the C Co Subsidiaries taken as a whole relative to other participants in the C Co Industries, or (ii) would have a material adverse effect on the ability of C Co to perform its respective obligations hereunder or under any Ancillary Agreement to which C Co is or will become a party, or to consummate the transactions contemplated hereby or thereunder on a timely basis. For purposes of this Section 3.01(d), "C Co Industries" shall mean credit card and debit card processing and back-office support services to banks, credit unions, retailers and other third-party businesses and check cashing and check risk management and related processing products and services to businesses.

      SECTION 3.02 ARTICLES OF INCORPORATION AND BYLAWS. C Co has made available to F Co a complete and correct copy of the Articles of Incorporation and the Bylaws (or comparable organizational documents), each as amended to date, of C Co and each C Co Subsidiary. Such Articles of Incorporation and Bylaws (or comparable organizational documents) are in full force and effect. Neither C Co nor any C Co Subsidiary is, nor has been, in violation of any of the provisions of its Articles of Incorporation or Bylaws (or comparable organizational documents). C Co has made available to F Co complete and correct copies of the minutes of all meetings of the C Co Board (and each committee thereof), other than the portion of any minutes regarding the deliberations of the C Co Board (or any committee thereof) in connection with entering into this Agreement or pursuing other strategic alternatives, and of the shareholders of C Co, in each case since the date of C Co's organization.

      SECTION 3.03 CAPITALIZATION.

            (a) C Co Capitalization. The authorized capital stock of C Co consists of 300,000,000 shares of C Co Common Stock, and 100,000,000 shares of preferred stock, par value $.01 per share ("C Co Preferred Stock"). As of August 31 2005, (i) 62,005,579 shares of C Co Common Stock are issued and outstanding (excluding shares of C Co Common Stock held in the treasury of C Co), all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 7,266,022 shares of C Co Common Stock are held in the treasury of C Co, (iii) no shares of C Co Common Stock are held by the C Co Subsidiaries, and
(iv) 6,636,322 shares of C Co Common Stock are reserved for future issuance in connection with the C Co Plans identified on Schedule 3.03(a)(i) of the C Co Disclosure Schedule (the "C Co Stock Option Plans") (including shares reserved for issuance pursuant to outstanding options granted pursuant to C Co Stock Option Plans ("C Co Stock Options") and outstanding restricted stock units awarded pursuant to C Co Stock Option Plans ("C Co Restricted Stock Units" ). Since August 31, 2005 through the date of this Agreement, other than in connection with (i) the issuance of shares of C Co Common Stock pursuant to the exercise of C Co Stock Options outstanding as of August 31, 2005, (ii) the issuance of shares of C Co Common Stock upon the vesting of C Co Restricted Stock Units outstanding as of August 31, 2005, or (iii) the forfeiture of C Co Common Stock issued pursuant to restricted stock awards made pursuant to C Co Stock Option Plans, there has been no change in the number of shares of outstanding capital stock of C Co or the number of outstanding C Co Stock Options or C Co Restricted Stock Units. Section 3.03(a)(ii) of the C Co Disclosure Schedule sets forth, as of August 31, 2005, the number of shares of C Co Common Stock issuable upon exercise of outstanding C Co Stock Options granted under each C Co Stock Option Plan and the number of shares of C Co Common Stock issuable upon vesting of outstanding C Co Restricted Stock Units. As of the date of this Agreement, no shares of C Co Preferred Stock are issued and outstanding.
Section 3.03(a)(iii) of the C Co Disclosure Schedule sets forth each C Co Stock Option and each C Co Restricted Stock Units outstanding as of August 31, 2005, the number of shares of C Co Common Stock issuable thereunder, and the expiration date and any applicable exercise price thereof.

            (b) Merger Co. All the outstanding membership interests of Merger Co are owned, beneficially and of record, by C Co. Merger Co was formed solely for the purpose of the Merger, and except for obligations incurred in connection with its organization and the Merger, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any Contracts with any Person.

            (c) Other Rights. Except as set forth in Section 3.03(a), and except for the rights (the "C Co Rights") issued pursuant to the Rights Agreement, dated as of June 29, 2001 (the "C Co Rights Agreement"), between C Co and SunTrust Bank, a Georgia banking corporation, as rights agent, in respect of which no Distribution Date (as defined in the C Co Rights Agreement) has occurred, there are no (i) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which C Co or any C Co Subsidiary is a party or by which C Co or any C Co Subsidiary is bound relating to the issued or unissued capital stock of C Co or any C Co Subsidiary or obligating C Co or any C Co Subsidiary to issue or sell any shares of capital stock of, other equity interests in or debt securities of, C Co or any C Co Subsidiary, (ii) debt or equity securities of C Co or any C Co Subsidiary convertible, exchangeable or exercisable for shares of capital stock or voting securities of C Co or any C Co Subsidiary (or any other securities, which, whether after notice, lapse of time, or payment of monies, are or would be convertible into or exchangeable or exercisable for capital stock or voting securities of C Co or any C Co Subsidiary), or (iii) equity equivalents, stock appreciation rights, phantom stock, ownership interests in C Co or any C Co Subsidiary or similar rights. All shares of C Co Common Stock subject to issuance as set forth in Section 3.03(a), upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations of C Co or any C Co Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities of C Co or any C Co Subsidiary, to vote or to dispose of any shares of C Co Common Stock or any capital stock of any C Co Subsidiary or to make any investment (in the form of a loan, capital contribution or otherwise) in, any C Co Subsidiary or any other person. None of C Co or any C Co Subsidiary is a party to any shareholders agreement, voting trust agreement or registration rights agreement relating to any equity securities of C Co or any C Co Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any equity securities of C Co or of any C Co Subsidiary (other than the No-Shop Agreement and the Shareholders Agreement). Except for quarterly dividends of $0.05 per share paid or payable to shareholders of record as of January 1, 2005, April 1, 2005, July 1, 2005 and October 1, 2005, no dividends on the C Co Common Stock have been declared or have accrued from December 31, 2004 through the date hereof. All of the outstanding shares of C Co Common Stock have been issued by C Co in compliance with applicable federal and state securities laws.

            (d) Validity of Certain Prior Issuances. Each outstanding share of capital stock (or other equity interest) of each C Co Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share is owned by C Co or another C Co Subsidiary (except for, in the case of certain non-United States C Co Subsidiaries, nominal numbers of shares held by a director, officer or other agent of a C Co Subsidiary in trust for such C Co Subsidiary) free and clear of all options, rights of first refusal, agreements, limitations on C Co's or any C Co Subsidiary's voting, dividend or transfer rights, charges and other encumbrances or Liens of any nature whatsoever.

            (e) Validity of Share Issuance. When issued in accordance with the terms of this Agreement, the shares of C Co Common Stock to be issued in connection with the Share Issuance will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens.

      SECTION 3.04 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of C Co and Merger Co has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will become a party, to perform its respective obligations hereunder and thereunder and to consummate the Merger, the Share Issuance, the Articles Amendment and the other transactions contemplated by this Agreement to be consummated by C Co and Merger Co (the "Other Transactions"). The execution, delivery and performance by C Co and Merger Co of this Agreement and each Ancillary Agreement to which C Co or Merger Co is or will become a party and the consummation by C Co and Merger Co of the Merger, the Share Issuance, the Articles Amendment and the Other Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of C Co or Merger Co are necessary to authorize this Agreement or any Ancillary Agreement or to consummate the Merger, the Share Issuance, the Articles Amendment or such Other Transactions (other than the approval of the C Co Proposal by the shareholders of C Co in accordance with the Georgia Business Corporation Code ("GBCC") (the "C Co

Shareholder Approval") and the filing and recordation of the Certificate of Merger as required by the provisions of the DGCL and the DLLCA). Except for the C Co Shareholder Approval, the affirmative vote or consent of the holders of any class or series of capital stock or other securities of C Co, or any of them, is not necessary to approve any agreement or instrument contemplated hereby or by any of the Other Transactions other than this Agreement or to consummate any of the Other Transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by C Co and, assuming the due authorization, execution and delivery by F Co, constitutes legal, valid and binding obligations of C Co, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity. Each other Ancillary Agreement to which C Co will be a party (the "C Co Closing Documents"), upon execution and delivery by C Co, will constitute a legal, valid and binding obligation of C Co, enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity.

      SECTION 3.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) No Conflict. The execution and delivery of this Agreement by C Co and Merger Co do not, and the execution and delivery of the C Co Closing Documents by C Co, the performance of this Agreement by C Co and Merger Co, the performance of the C Co Closing Documents by C Co, and the consummation by C Co and Merger Co of the Merger, the Share Issuance, the Articles Amendment and the Other Transactions will not, (i) conflict with, violate or result in a breach of the Articles of Incorporation or Bylaws (or comparable organizational documents) of C Co, Merger Co or any other C Co Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) (other than clause (viii) thereof) have been obtained and that all filings and other actions described in Section 3.05(b) (other than clause (viii) thereof) have been made or taken, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, judgment, injunction, decree or other order ("law") or Operating Rule applicable to C Co, Merger Co or any other C Co Subsidiary or by which any property or asset of C Co, Merger Co or any other C Co Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a loss of a benefit under, give rise to an obligation under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of C Co, Merger Co or any other C Co Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other binding commitment, instrument or obligation (each, a "Contract") to which C Co, Merger Co or any other C Co Subsidiary is a party or by which C Co, Merger Co or any other C Co Subsidiary or any property or asset of C Co, Merger Co or any other C Co Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a C Co Material Adverse Effect.

            (b) Consents and Approvals. The execution and delivery of this Agreement by C Co and Merger Co do not, and the performance of this Agreement by C Co and Merger Co and the consummation by C Co and Merger Co of the Merger, the Share Issuance, the Articles Amendment and the Other Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, provincial, federal, state or local government, regulatory or administrative authority, or any court, tribunal, or judicial or arbitral body (a "Governmental Authority") or any Association, except for (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the competition or merger control laws of any other applicable jurisdiction, (iii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval of the Share Issuance and the Articles Amendment by C Co's shareholders (as amended or supplemented from time to time, the "Proxy Statement"), (iv) any filings required by, and any approvals required under, the rules and regulations of the NYSE, (v) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which C Co or any C Co Subsidiary is qualified to do business, (vi) if required, the filing of a Form D with the SEC and any applicable state securities regulatory authorities, (vii) the consents, notices and approvals set forth in Section 3.05(b)(vii) of the C Co Disclosure Schedule, and (viii) any such consents, approvals, authorizations, permits, notifications, or filings, the failure of which to obtain or make, or would not, individually or in the aggregate, reasonably be expected to have a C Co Material Adverse Effect. C Co has obtained and provided to F Co a true and correct copy of a written commitment from SunTrust Bank and SunTrust Capital Markets, Inc. to provide a new $250 million unsecured term loan, which would replace C Co's existing $200 million unsecured revolving credit facility and provide a funding source for payment of the Special Dividend (the "SunTrust Commitment"). The SunTrust Commitment has not been rescinded or amended in a manner materially adverse to the interests of C Co or F Co, and the SunTrust Commitment remains in full force and effect. C Co is not aware of any facts or circumstances that create a reasonable basis for C Co to believe that C Co will not be able to obtain financing under and in accordance with the SunTrust Commitment.

      SECTION 3.06 PERMITS; COMPLIANCE; REGULATORY MATTERS.

            (a) Permits. Each of C Co and each C Co Subsidiary has all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority or Association necessary for each of C Co and each C Co Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "C Co Permits"), except for any such C Co Permit the failure of which to have, or the suspension or cancellation of which would not, individually or in the aggregate, reasonably be expected to have a C Co Material Adverse Effect. Neither it nor any C Co Subsidiary has received any written notification from any Governmental Authority threatening to revoke any such person's C Co Permit. To C Co's knowledge, all such C Co Permits are renewable by their respective terms in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. The consummation of the Merger, in and of itself will not cause the revocation or cancellation of any C Co Permits other than any C Co Permit the revocation or cancellation of which would not, individually or in the aggregate, reasonably be expected to have a C Co Material Adverse Effect.

            (b) Regulatory Approvals. As of the date of this Agreement, to C Co's knowledge, there is no reason why (i) all regulatory approvals from any Governmental Authority required for the consummation of the Merger, the Share Issuance, the Articles Amendment and the Other Transactions should not be obtained on a timely basis or (ii) any condition to the consummation of the Merger, the Share Issuance, the Articles Amendment and the Other Transactions set forth in Section 7.01 and 7.03, should not be satisfied on a timely basis.

            (c) Compliance with Law. Each of C Co and each C Co Subsidiary is in material compliance with any law or Operating Rule applicable to such entity or by which any property or asset of such entity is bound or affected, is not currently in material violation of any such law or Operating Rule, and there have been no notices or orders of noncompliance issued to C Co or any C Co Subsidiaries under or in respect of any such laws or Operating Rules. Neither C Co nor any C Co Subsidiary has received any written notice from a Governmental Authority or Association alleging that the Company or any Subsidiary has failed to comply (i) in any respect with any applicable law or Operating Rules relating to the security of consumer information or (ii) in any material respect with any applicable laws or Operating Rules relating to consumer protection and/or consumer financial services, in either case, other than such notices received in the ordinary course of its business.

            (d) Data Security. To C Co's knowledge, there are no facts of circumstances that would require C Co or any C Co Subsidiary to give notice to any customers, consumers or other similarly situated individuals, pursuant to California Civil Code Section 1798.82 or any similar law, of any actual or perceived data security breaches, except for such notices given in the ordinary course of its business or the failure of which to provide would not, individually or in the aggregate, reasonably be expected to have a C Co Material Adverse Effect.

            (e) Internal Controls. C Co has established and maintains a system of internal accounting controls that is designed to ensure the accurate recording, processing, summarizing and reporting of financial information. C Co has not received any material complaint, allegation, assertion or claim in writing regarding the accounting practices, procedures, methodologies or methods of C Co or its internal accounting controls, including any such complaint, allegation assertion or claim that C Co has engaged in questionable accounting practices. C Co is not aware of any significant deficiencies or material weaknesses in the design or operation of its internal accounting controls which are reasonably likely to adversely affect C Co's ability to record, process, summarize and report financial information. C Co is not aware of any material fraud or allegations of fraud that involves senior management or other employees who have a significant role in internal controls.

      SECTION 3.07 SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

            (a) SEC Filings. C Co has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since January 1, 2002 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and, in each case, the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (including any financial statements or other documentation incorporated by reference therein). No C Co Subsidiary is required to file any form, report or other document with the SEC.

            (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, assets and liabilities, results of operations and cash flows of C Co and its consolidated C Co Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments and, in the case of pro forma financial statements, to the qualifications stated therein). All of the C Co Subsidiaries are consolidated for accounting purposes.

            (c) No Undisclosed Liabilities. Neither C Co nor any of the C Co Subsidiaries has any liabilities of a nature required by GAAP to be reflected in a consolidated balance sheet or the notes thereto, except liabilities that (i) are accrued or reserved against in the most recent financial statements included in the SEC Reports filed prior to the date hereof or are reflected in the notes thereto, (ii) were incurred in the ordinary course of business since the date of such financial statements or otherwise in accordance with Section 5.01, (iii) are incurred pursuant to the transactions contemplated by this Agreement, (iv) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business or (v) as would not reasonably be expected to have, individually or in the aggregate, a C Co Material Adverse Effect.

      SECTION 3.08 INFORMATION SUPPLIED. None of the information included or incorporated by reference in the Proxy Statement or any other document filed by C Co with the SEC in connection with the Share Issuance or the Articles Amendment (the "Other Filings") will, in the case of the Proxy Statement, at the date it is first mailed to C Co's shareholders or at the time of the C Co Shareholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to C Co's shareholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by C Co with respect to statements made or incorporated by reference therein based on information supplied by F Co, its stockholders or any affiliate of F Co or its stockholders in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. The Proxy Statement and the Other Filings that are filed by C Co will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

      SECTION 3.09 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2004, there has not been any C Co Material Adverse Effect. Since December 31, 2004 and prior to the date hereof, except as expressly contemplated by this Agreement, (a) C Co and the C Co Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice, except with respect to activities related to the disposition of C Co's merchant acquiring portfolio, (b) neither C Co nor any C Co Subsidiary has terminated or suffered any material amendment of any Specified C Co Contract that has or would reasonably be expected to have a C Co Material Adverse Effect,
(c) other than in the ordinary course of business consistent with past practice, neither C Co nor any C Co Subsidiary has increased the salaries or other compensation of, or made any advance or loan to, any of its current or former directors or executive officers or made any increase in, or any addition to, other benefits to which any of its current or former directors or executive officers may be entitled, and (d) neither C Co nor any C Co Subsidiary has: (i) suffered any damage, destruction or loss (regardless of whether covered by insurance), other than in the ordinary course of business, that has had or would reasonably be expected to have a C Co Material Adverse Effect; or (ii) taken any action that would be prohibited by clauses (a) through (q) of Section 5.01 if taken after the date hereof.

      SECTION 3.10 ABSENCE OF LITIGATION. There is no litigation, suit, claim, action, proceeding, hearing, petition or investigation (an "Action") pending or, to the knowledge of C Co, threatened against C Co or any C Co Subsidiary, or any property or asset of C Co or any C Co Subsidiary, before any Governmental Authority or arbitrator (a) that questions the validity of this Agreement or any other Transaction Document, the performance by either C Co of the obligations to be performed by them hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (b) except as would not reasonably be expected to have a C Co Material Adverse Effect. As of the date of this Agreement, no executive officer or director of C Co is a defendant in any Action in connection with his status as an executive officer or director of C Co or any C Co Subsidiary. Neither C Co nor any C Co Subsidiary nor any property or asset of C Co or any C Co Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of C Co, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

      SECTION 3.11 EMPLOYEE BENEFIT PLANS.

            (a) Benefit Plans. Section 3.11(a) of the C Co Disclosure Schedule lists: (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements; and (ii) all material employment, termination, severance or other contracts, agreements or commitments to which C Co or any C Co Subsidiary is a party, with respect to which C Co or any C Co Subsidiary has or may reasonably be expected to have any obligation or which are maintained, contributed to or sponsored by C Co or any C Co Subsidiary for the benefit of any current or former employee, consultant, officer or director of C Co or any C Co Subsidiary (collectively, the "C Co Plans"). C Co has made available to F Co a complete and correct copy (where applicable) of (u) each C Co Plan (or, where a C Co Plan has not been reduced to writing, a summary of all material terms of such C Co Plan), (v) each trust or funding arrangement prepared in connection with each such C Co Plan, (w) the most recently filed annual report on Internal Revenue Service ("IRS") Form 5500, (x) the most recently received IRS determination letter for each such C Co Plan, (y) the most recently prepared actuarial report and financial statement in connection with each such C Co Plan, and (z) the most recent summary plan description, any summaries of material modification, any employee handbooks, and any material written communications (or a description of any material oral communications) by C Co or the C Co Subsidiaries to any current or former employees, consultants, or directors of C Co or any C Co Subsidiary concerning the extent of the benefits provided under a C Co Plan.

            (b) Pension Plans; Multiemployer Plans. None of C Co or any C Co Subsidiary or any other person that, together with C Co or any C Co Subsidiary, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with C Co and any C Co Subsidiary, a "C Co ERISA Affiliate"), has now or at any time within the past three years (and in the case of any such other person, only during the period within the past three years that such other person was a C Co ERISA Affiliate) contributed to, sponsored, or maintained (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan"); or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which a C Co ERISA Affiliate would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan").

            (c) Change in Control Agreements. Section 3.11(c) of the C Co Disclosure Schedule lists each C Co plan (each agreement thereon being referred to as a "C Co Change in Control Agreement") that would reasonably be expected to result in the payment to any present or former employee, director or consultant of C Co or any C Co Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any current or former employee, director or consultant of C Co or any C Co Subsidiary as a result of the consummation of the Merger, the Share Issuance, the Articles Amendment or any other transaction contemplated by this Agreement (whether alone or in connection with any other event). No payment or benefit which will or may be made by C Co or any C Co Subsidiaries with respect to any other "disqualified individual" will be characterized as a "parachute payment," within the meaning of Code Section 280G(B)(2). In the event that the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) results or could result in any payment or benefit which will be characterized as a "parachute payment,"
Section 3.11(c) of the C Co Disclosure Schedule lists all persons who C Co reasonably believes are, with respect to C Co or any C Co Subsidiaries, "disqualified individuals" as determined as of the date hereof.

            (d) Qualified Plans. Each C Co Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that the C Co Plan is so qualified, and, to the knowledge of C Co, no fact or circumstance exists that would reasonably be expected to result in the revocation of such letter.

            (e) Compliance. Each C Co Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, except to the extent such noncompliance, individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to have a C Co Material Adverse Effect. All amendments and actions required to bring each of the C Co Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time. Except to the extent it would not reasonably be expected to result in a C Co Material Adverse Effect, neither C Co nor any C Co Subsidiary has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any liability under Title 1 or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans (including, without limitation, Section 406, 409, 502(i), 502(1), 4069 or 4212(c) of ERISA, or Section 4971, 4975 or 4976 of
the Code), or under any agreement, instrument, statute, rule or legal requirement pursuant to or under which C Co or any C Co Subsidiaries or any C Co Plan or pension plan has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of any such legal requirement, and to the knowledge of C Co, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such liability to C Co or any C Co Subsidiary after the Effective Time.

            (f) Actions. With respect to any C Co Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of C Co, threatened, except for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) to the knowledge of C Co, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the knowledge of C Co, threatened, except for those that would not, individually or in the aggregate, reasonably be expected to have a C Co Material Adverse Effect.

            (g) Contributions. All contributions and premiums required by law or by the terms of any C Co Plan have been timely made (without regard to any waivers granted in respect thereof) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

            (h) Reportable Events. During the 12-month period ending on the date hereof, no "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) for which the 30-day reporting requirement has not been waived or extended has occurred with respect to any of the C Co Plans subject to Title IV of ERISA, nor has any event requiring notice to be provided under
Section 4041(c)(3)(C) or 4063(a) of ERISA.

            (i) Filing Violations. There has been no violation of ERISA in respect of the filing of applicable returns, reports, documents, and notices regarding any of the C Co Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the C Co Plans that would reasonably be expected to result in a C Co Material Adverse Effect.

            (j) Certain Notices. C Co, each C Co Subsidiary, and any C Co ERISA Affiliate that maintains a "benefits plan" (within the meaning of Section 5000(b)(1) of ERISA) have complied with the notice and continuation requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder, except to the extent that failure to so comply would not reasonably be expected to result in a C Co Material Adverse Effect.

            (k) Unfunded Liabilities. None of C Co, any C Co Subsidiary, any C Co ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than C Co, any C Co Subsidiary, or any C Co ERISA Affiliate during the five-year period ending on the date of the Closing.

            (l) Prohibited Transactions. To C Co's knowledge, neither C Co nor any C Co Subsidiary nor any "party in interest" or "disqualified person" in respect of the C Co Plans has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) that would reasonably be expected to result in a C Co Material Adverse Effect.

            (m) Trustees. None of C Co, any C Co Subsidiary, or any C Co ERISA Affiliate has terminated any C Co Plan subject to Title IV of ERISA, or incurred any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under Section 4042 of ERISA and no person (including without limitation the PBGC) has instituted any proceeding to terminate any C Co Plan or pension plan or appoint a trustee to administer any such C Co Plan or pension plan, in each case, except to the extent it would not reasonably be expected to result in a C Co Material Adverse Effect.

            (n) Acceleration of Payments. Neither the execution and delivery of this Agreement nor the consummation of the Merger, the Share Issuance, the Articles Amendment and the transactions contemplated hereby will (i) result in any payment becoming due to any employee of C Co or any C Co Subsidiary, (ii) increase any benefits otherwise payable under any C Co Plan or pension plan, or
(iii) result in the acceleration of the time of payment, funding or vesting of any such benefits.

            (o) Stock Subject to C Co Plans. No stock or other security issued by C Co or any C Co Subsidiary forms or has formed a material part of the assets of any C Co Plan.

            (p) Foreign Plans. With respect to each C Co Plan that is not subject to United States law (a "Foreign C Co Plan"), except as would not, individually or in the aggregate, reasonably be expected to have a C Co Material Adverse Effect: (i) all employer and employee contributions to each Foreign C Co Plan required by law or by the terms of such Foreign C Co Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign C Co Plan, the liability of each insurer for any Foreign C Co Plan funded through insurance or the book reserve established for any Foreign C Co Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used and consistent with applicable law to determine employer contributions to such Foreign C Co Plan and no transaction contemplated by this Agreement shall cause such assets, reserve or insurance obligations to be less than such benefit obligations; (iii) each Foreign C Co Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each Foreign C Co Plan is in compliance with all applicable law in all material respects.

            (q) Retiree Health and Welfare Benefits. Except for the continuation coverage requirements of Section 4980B of the Code or Part 6 of Title I of ERISA ("COBRA"), C Co has no liability or potential liability for benefits to any employees following termination of employment or retirement under any of the C Co Plans that are employee welfare benefit plans. No written or oral representations have been made to any employee or former employee of C Co promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA).

            (r) Section 409A. Each C Co Plan that is a "nonqualified deferred compensation plan" subject to Code Section 409A has been operated since January 1, 2005 based upon a good faith, reasonable interpretation of Code Section 409A and Internal Revenue Service Notice 2005-1. No C Co Plan that is a "nonqualified deferred compensation plan" that is not subject to Code Section 409A has been materially modified (as determined under Notice 2005-1) after October 3, 2004. No stock option granted under any C Co Plan has an exercise price that has been or may be less than the fair market value of the underlying stock as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.

      SECTION 3.12 LABOR AND EMPLOYMENT MATTERS.

            (a) Collective Bargaining; Union Organization. Neither C Co nor any C Co Subsidiary is a party to any collective bargaining agreement or other labor union agreements applicable to persons employed by C Co or any C Co Subsidiary, nor to the knowledge of C Co, are there any formal activities or proceedings of any labor union to organize any such employees.

            (b) Complaints and Grievances. There are no material unfair labor practice complaints, grievances or charges pending, or to C Co's knowledge, threatened against C Co or any C Co Subsidiary before the National Labor Relations Board ("NLRB") or any other Governmental Authority or any current union representation questions involving employees of C Co or any C Co Subsidiary. There are no complaints, charges, or claims against C Co or any C Co Subsidiary pending or, to C Co's knowledge, threatened to be brought or filed with the NLRB or any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by C Co or any C Co Subsidiary.

            (c) Strikes and Slowdowns. There is no strike, controversy, slowdown, work stoppage, lockout, material arbitration, or material grievance or other material labor dispute or, to the knowledge of C Co, threatened in writing, by or with respect to any employees of C Co or any C Co Subsidiary.

            (d) Employee Relations. The employment of each officer and U.S. employee of C Co and the C Co Subsidiaries is terminable at the will of C Co or such C Co Subsidiary, as the case may be. To C Co's knowledge, no officer of C Co or any C Co Subsidiary is in violation of any material term of any employment, consultant, non-disclosure, non-competition, confidentiality, or other equivalent agreement.

      SECTION 3.13 REAL AND PERSONAL PROPERTY.

            (a) Owned Real Property. Section 3.13(a) of the C Co Disclosure Schedule lists each parcel of real property owned by C Co or any C Co Subsidiary (the "C Co Owned Real Property"). C Co or a C Co Subsidiary has good, valid and marketable title to all of the C Co Owned Real Property, in each case free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "Liens"), other than (i) Liens for current Taxes not yet due and payable or for Taxes which are being contested in good for which adequate reserves have been established, (ii) any materialmen's, mechanics, workmen's, repairmen's, contractor's, warehousemen's, carrier's, supplier's, vendor's, or equivalent Liens if payment is not yet due on the underlying obligation, (iii) Liens, in the case of C Co or any C Co Subsidiary, that are reflected in the financial statements contained in the SEC Reports, (iv) statutory or common, law Liens to secure landlords, lessors, or renters under leases or rental agreements confined to the premises rented, and (v) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension, or other social security programs mandated under applicable law (collectively, "Permitted Liens").

            (b) Leased Real Property. Section 3.13(b) of the C Co Disclosure Schedule lists by address each parcel of real property leased or subleased by C Co or any C Co Subsidiary (the "C Co Leased Properties"). C Co or a C Co Subsidiary has a valid leasehold interest in all of the C Co Leased Properties, in each case free and clear of all Liens, except for Permitted Liens. Each of the leases and subleases relating to the C Co Leased Properties is in full force and effect, there is no material default by C Co or any C Co Subsidiary or, to C Co's knowledge, by the lessor under any such lease or sublease.

            (c) Improvements; Dispositions. The structures, plants, improvements, systems, and fixtures located on each parcel of C Co Owned Real Property and, to C Co's knowledge, each parcel of the C Co Leased Properties, comply in all material respects with all laws, and are in good operating condition and repair, ordinary wear and tear excepted. Each such parcel of C Co Owned Real Property and, to C Co's knowledge, each parcel of the C Co Leased Properties, conforms in all material respects with all covenants or restrictions of record and conforms with all applicable building codes and zoning requirements and there is not, to C Co's knowledge, any proposed change in any such governmental or regulatory requirements or in any such zoning requirements. None of the C Co Owned Real Property or C Co Leased Properties reflected in the financial statements in the SEC Reports has been disposed of and no such real property has been acquired by C Co or any C Co Subsidiary since the date of the most recent financial statements contained in the SEC Reports.

            (d) Personal Property. C Co and each of the C Co Subsidiaries has good and marketable title to its personal property, free and clear of all Liens, other than (i) the Permitted Liens, and (ii) those Liens that have arisen in the ordinary course of business consistent with past practice and that do not materially impair the ownership or use of such personal property. Such personal property is in such operating condition and repair as is suitable for the uses for which it is used in the business of C Co and the C Co Subsidiaries, are not subject to any condition which materially interferes with the use thereof by C Co or the C Co Subsidiaries, as the case may be, and constitute all personal property necessary to permit C Co and the C Co Subsidiaries to carry on their business after the Effective Time substantially as conducted by C Co and the C Co Subsidiaries prior thereto.

      SECTION 3.14 INTELLECTUAL PROPERTY.

            (a) For purposes of this Agreement, "C Co Intellectual Property" shall mean all patents, inventions, copyrights, work subject to copyrights, software, trademarks, service marks, brand names, logos, domain names, trade dress, trade secrets, know-how, confidential or proprietary information (and all applications, registrations, continuations, divisionals, renewals and reissues relating thereto) and all other intellectual property rights of any kind or nature arising under U.S. or foreign law and which are owned by, used or held for use in the business of C Co and the C Co Subsidiaries.

            (b) List of Intellectual Property. Section 3.14 of the C Co Disclosure Schedule contains a true and complete list of all material U.S. and foreign registrations and applications for registration of C Co Intellectual Property.

            (c) Ownership. C Co or the C Co Subsidiaries are the sole and exclusive owners of all right, title and interest in and to all of the registered C Co Intellectual Property, and all pending applications filed by C Co or any C Co Subsidiary therefor, and each of the other copyrights in any works of authorship prepared by or for C Co or any C Co Subsidiary that resulted from or arose out of any work performed by or on behalf of C Co or by any employee, officer, consultant or contractor of any of them. To C Co's knowledge and except as would not reasonably be expected to have a C Co Material Adverse Effect, C Co and the C Co Subsidiaries are the sole and exclusive owners of, or have valid and continuing rights to use, sell or license, as the case may be, all other C Co Intellectual Property used, sold or licensed by C Co or the C Co Subsidiaries in their businesses as presently conducted, free and clear of all Liens, except for Permitted Liens.

            (d) No Misappropriation. To C Co's knowledge, and except as would not reasonably be expected to have a C Co Material Adverse Effect, the C Co Intellectual Property does not constitute an unauthorized use or misappropriation of any patent, copyright, trademark, trade secret or other equivalent right, of any person, and does not infringe, constitute an unauthorized use of, or violate any other right of any person. The C Co Intellectual Property includes all of the material intellectual property rights necessary to enable C Co and the C Co

Subsidiaries to conduct their businesses in the manner in which such businesses are currently being conducted.

            (e) No Infringement. Neither C Co nor any of the C Co Subsidiaries:
(i) is a party to any Action that involves a claim of infringement or misappropriation of any patent, copyright or trade secret right by C Co or any C Co Subsidiary against any third party; (ii) has provided written notice to any third party alleging infringement or misappropriation of any C Co Intellectual Property; (iii) is a party to any suit, action or proceeding which involves a claim of infringement or misappropriation of any C Co Intellectual Property by a third party against C Co or any C Co Subsidiary; or (iv) except as would not reasonably be expected to have a C Co Material Adverse Effect, has received any written notice from any third party alleging infringement or misappropriation of such third party's patents, copyrights or trade secrets. To C Co's knowledge and except as would not reasonably be expected to have a C Co Material Adverse Effect, the manufacturing, marketing, licensing, use or sale of the products or the performance of the services offered by C Co and the C Co Subsidiaries in the ordinary course of their respective businesses as presently conducted do not currently infringe, and have not infringed upon any patent, copyright or trade secret right of any third party.

            (f) Protection of Trade Secrets. Except as would not reasonably be expected to have a C Co Material Adverse Effect, no trade secret or any other non-public, proprietary information material to the business of C Co and the C Co Subsidiaries as presently conducted has been authorized to be disclosed or, to C Co's knowledge, has been actually disclosed by C Co or any C Co Subsidiary to any employee or any third party other than pursuant to a non-disclosure agreement or employment policy restricting the disclosure and use of such trade secret or non-public proprietary information. Except as would not reasonably be expected to have a C Co Material Adverse Effect, C Co and the C Co Subsidiaries have taken adequate security measures to protect the secrecy and confidentiality of all trade secrets and any other material confidential information of C Co and the C Co Subsidiaries which measures are reasonable in the industry in which C Co and the C Co Subsidiaries operate.

            (g) No Claim of Ownership. C Co and the C Co Subsidiaries have not received written notice from any current or prior officers, employees, or contractors of C Co or any C Co Subsidiary claiming any ownership interest in any C Co Intellectual Property as a result of having been involved in the development of such property while employed by or performing services for C Co or any C Co Subsidiary.

            (h) Software. Except as would not reasonably be expected to have a C Co Material Adverse Effect, C Co's unmodified version of its material software that is marketed and licensed by C Co and the C Co Subsidiaries to its customers (the "C Co Software") conforms in all material respects with the documentation prepared, marketed and licensed by C Co in respect of such C Co Software. Except as would not reasonably be expected to have a C Co Material Adverse Effect: (i) there are no defects, malfunctions or nonconformities in the unmodified version of the C Co Software that cause the unmodified version of the C Co Software, as properly installed, not to perform the material functions for which they are intended, on the whole, as provided in C Co's documentation; and (ii) there are no errors in any documentation, specifications, manuals, and user guides associated with or used or produced in the development, maintenance or marketing of the C Co Intellectual Property.

      SECTION 3.15 TAXES.

            (a) Payment and Filings. All income, franchise and other material Tax Returns required to be filed by or with respect to C Co, any C Co Subsidiary or any Affiliated Group of which C Co or any C Co Subsidiary is or was a member have been timely filed or caused to be filed (taking into account any extension of time to file granted or obtained) and any such filed Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes due and payable by or with respect to C Co, any C Co Subsidiary, or any Affiliated Group of which C Co or any C Co Subsidiary is or was a member have been fully and timely paid, except to the extent that C Co or the appropriate C Co Subsidiary has set aside adequate reserves in accordance with GAAP on the most recent balance sheet contained in the SEC Reports. Without taking into account any transactions contemplated by this Agreement and based upon activities to date, adequate reserves in accordance with GAAP have been established by C Co and the C Co Subsidiaries on the most recent balance sheet contained in the SEC Reports for all Taxes not yet due and payable in respect of taxable periods ending on or before the date hereof.

            (b) Compliance. C Co and the C Co Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages, other compensation, and other amounts and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over under all applicable laws.

            (c) Returns. C Co has delivered or made available to F Co true and complete copies of: (i) all federal, state, local, and foreign income and franchise Tax Returns of C Co and each of the C Co Subsidiaries relating to the taxable periods since C Co's organization; and (ii) any audit report issued within the last three years relating to Taxes due from or in respect of C Co or any of the C Co Subsidiaries.

            (d) No Other Claims. As of the date hereof, to C Co's knowledge, with respect to C Co and the C Co Subsidiaries, no claim has been made by a taxing authority in a jurisdiction where C Co or any of the C Co Subsidiaries does not file a type of Tax Return such that it is or may be subject to that type of Tax in that jurisdiction.

            (e) Audits and Examinations. As of the date hereof, (i) there are no pending or, to the knowledge of C Co, threatened audits, examinations, investigations or other proceedings in respect of any Taxes of C Co or any C Co Subsidiary with respect to which C Co or such C Co Subsidiary has been notified in writing; and (ii) neither C Co nor any C Co Subsidiary has waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to an assessment or deficiency for a material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

            (f) No Adjustments. Neither C Co nor any of the C Co Subsidiaries nor any other person on any of their behalf has: (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of law by reason of a change in accounting method initiated by C Co or any C Co Subsidiary or has any knowledge that the IRS or any other taxing authority has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of C Co or any of the C Co Subsidiaries; or (ii) executed or entered into a closing agreement pursuant to section 7121 of the Code or any predecessor provision thereof or any similar provision of law in respect of C Co or any of the C Co Subsidiaries.

            (g) Tax Sharing. Neither C Co nor any C Co Subsidiary is a party to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a payment or indemnification obligation (other than agreements among C Co and the C Co Subsidiaries and other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes).

            (h) Deficiencies; Liens. No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority in writing against C Co or any C Co Subsidiary (or, to the knowledge of C Co, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being contested in good faith in appropriate proceedings and are Taxes for which C Co or the appropriate C Co Subsidiary has set aside adequate reserves in accordance with GAAP on the most recent balance sheet contained in the SEC Reports. There are no Liens for Taxes, other than Permitted Liens, on the assets of C Co or any C Co Subsidiary.

            (i) Share Distributions. All distributions of shares by, or consisting of shares of, C Co or any of the C Co Subsidiaries purporting to qualify for tax-free treatment under Section 355 of the Code so qualified. With respect to each distribution of shares purporting to qualify for tax-free treatment under Section 355 of the Code, neither C Co nor any of the C Co Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement in a distribution that constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger or any other transaction (whether occurring before or after the Effective Time) or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (j) Real Property Holding Corporation. C Co has not constituted a "U.S. real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the last five years.

            (k) Listed Transactions. Neither C Co nor any C Co Subsidiary is required to make any disclosure to the IRS with respect to a "listed transaction" pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

            (l) Reorganization. As of the date of this Agreement, neither C Co nor any C Co Subsidiary has taken or agreed to take any action or knows of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. C Co has reviewed the representation certificate contained in EXHIBIT G-1 and C Co does not know of any fact or circumstance which could reasonably be expected to prevent C Co from delivering such representation certificate.

            (m) Definitions. For purposes of this Agreement:

                  (i) "Tax" or "Taxes" shall mean (i) any and all federal, state, local and foreign income, gross receipts, payroll, employment, excise, stamp, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum, estimated, or other taxes (together with interest, penalties and additions to tax imposed with respect thereto) imposed by any Governmental Authority, and (ii) any liability in respect of any items described in clause (i) payable by reason of contract, assumption, transferee liability, operation of law, Section 1.1502-6(a) of the Treasury Regulations promulgated under the Code (or any predecessor or successor thereof or any analogous or similar provision under any state, local or foreign law) or otherwise.

                  (ii) "Tax Returns" of a person means returns, declarations, claims for refund, or information returns or statements, reports and forms relating to Taxes filed or required to be filed with any Governmental Authority (including any schedule or attachment thereto) with respect to such person, including any amendment thereof.

      SECTION 3.16 ENVIRONMENTAL MATTERS.

            (a) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a C Co Material Adverse Effect: (i) none of C Co or any of the C Co Subsidiaries is in violation of any Environmental Law or, except for any violation that has been fully resolved, has violated in the past any Environmental Law; (ii) to the knowledge of C Co, there is and has been no release of Hazardous Substances that requires response action under applicable Environmental Law at, on or under any of the properties currently owned, leased or operated by C Co or any of the C Co Subsidiaries or, during the period of C Co's or the C Co Subsidiaries' ownership, lease or operation thereof, formerly owned, leased or operated by C Co or any of the C Co Subsidiaries, that would reasonably be expected to result in a liability to C Co or any of the C Co Subsidiaries; (iii) (A) C Co and the C Co Subsidiaries have obtained and are in compliance with all required Environmental Permits, (B) C Co and the C Co Subsidiaries, except for any noncompliance that has been fully resolved, have been in the past in compliance with such Environmental Permits, and (C) no Action is pending, or to C Co's knowledge, threatened, to revoke, modify or terminate any such Environmental Permit; (iv) there are no Actions pending or, to the knowledge of C Co, threatened against C Co or any of the C Co Subsidiaries alleging violations of or liability under any Environmental Law or otherwise concerning the release or management of Hazardous Substances; (v) to C Co's knowledge, no facts, circumstances, or conditions currently exist that could adversely affect the continued compliance by C Co and the C Co Subsidiaries with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits; (vi) neither C Co nor any of the C Co Subsidiaries is the subject of any outstanding written order or Contract with any Governmental Authority or other person in respect of any (A) Environmental Laws, (B) remedial action relating to Environmental Laws, or

(C) the release or threatened release of a Hazardous Material; (vii) there is no investigation of the business, operations, C Co Owned Real Property or C Co Leased Properties or any of the C Co Subsidiaries or, to C Co's knowledge, previously owned, operated, or leased property of C Co or the C Co Subsidiaries pending or, to C Co's knowledge, threatened that could lead to the imposition of any costs, liabilities or Liens under any Environmental Law; or (viii) to C Co's knowledge, there is not located at any of the C Co Owned Real Property or C Co Leased Properties any (A) underground storage tanks, (B) asbestos-containing material, or (C) equipment containing polychlorinated biphenyls.

            (b) No Environmental Requirements. The Merger, the Share Issuance, the Articles Amendment and other transactions contemplated by this Agreement do not trigger any requirements under any federal, state, local or foreign laws relating to the environment or natural resources which condition the transfer of assets, real estate or stock on the approval of or the need to notify a Governmental Authority having jurisdiction over the environment or natural resources.

            (c) Definitions. For purposes of this Agreement:

                  (i) "Environmental Laws" means any laws (including common law) of the United States federal, state, local, non-United States, or any other Governmental Authority, relating to: (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage, emission, discharge or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment or of human health and safety as such is affected by Hazardous Substances or materials containing Hazardous Substances.

                  (ii) "Environmental Permits" means any permit, license, registration, approval, notification or any other authorization pursuant to Environmental Law.

                  (iii) "Hazardous Substances" means: (A) those substances, materials or wastes defined as toxic, hazardous, acutely hazardous, pollutants or contaminants, in or regulated under the following United States federal statutes and any analogous foreign or state statutes, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; and (D) polychlorinated biphenyls, asbestos, molds that would reasonably be expected to have an adverse effect on human health and urea formaldehyde foam insulation.

      SECTION 3.17 SPECIFIED C CO CONTRACTS.

            (a) Status of Specified C Co Contracts. Each Specified C Co Contract is a legal, valid and binding obligation of C Co or a C Co Subsidiary, as applicable, in full force and effect and enforceable against C Co or a C Co Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity. To the knowledge of C Co, C Co has not received written notice, and has no reason to believe, that any Specified C Co Contract is not a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms. Except as would not reasonably be expected to have a C Co Material Adverse Effect, neither C Co nor any of the C Co Subsidiaries is and, to C Co's knowledge, no counterparty is, in breach or violation of, or default under, any Specified C Co Contract. None of C Co or any of the C Co Subsidiaries have received any written claim of default under any Specified C Co Contract. To C Co's knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Specified C Co Contract (in each case, with or without notice or lapse of time or both).

            (b) For purposes of this Agreement, the term "Specified C Co Contract" means any of the following Contracts (together with all exhibits and schedules thereto) to which C Co or any C Co Subsidiary is a party or by which C Co or any C Co Subsidiary or any of their respective properties or assets are bound or affected as of the date hereof:

                  (i) any limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of C Co and the C Co Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a C Co Subsidiary;

                  (ii) any Contract (other than among consolidated C Co Subsidiaries) relating to (A) indebtedness for borrowed money and having an outstanding principal amount in excess of $5,000,000 or (B) conditional sale arrangements, obligations secured by a Lien, or interest rate or currency hedging activities, in each case in connection with which the aggregate actual or contingent obligations of C Co and the C Co Subsidiaries under such Contract are greater than $5,000,000;

                  (iii) any Contract filed or required to be filed as an exhibit to C Co's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed or required to be disclosed by C Co in a Current Report on Form 8-K, other than C Co Plans disclosed in Section 3.11(a);

                  (iv) any Contract that purports to limit the right of C Co or the C Co Subsidiaries (A) to engage or compete in any line of business or
      (B) to compete with any person or operate in any location, in the case of each of (A) and (B), in any respect material to the business of C Co and the C Co Subsidiaries, taken as a whole;

                  (v) any Contract that (A) contains most favored customer pricing provisions (other than Contracts entered into in the ordinary course of business consistent with past practice) or (B) grants any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any person, in each case under this clause (B) in a manner which is material to the business of C Co and the C Co Subsidiaries, taken as a whole;

                  (vi) any Contract entered into after January 1, 2005 or not yet consummated for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person for aggregate consideration under such Contract in excess of $15,000,000;

                  (vii) any Contract which by its terms calls for aggregate payments by C Co and the C Co Subsidiaries under such Contract of more than $5,000,000 over the remaining term of such Contract;

                  (viii) any Contract of the type specified in Section 5.01(n) or between or among C Co or a C Co Subsidiary, on the one hand, and any of their respective affiliates (other than C Co or any C Co Subsidiary), on the other hand, that involves amounts of more than $60,000;

                  (ix) any acquisition, disposition or similar Contract pursuant to which C Co or any of the C Co Subsidiaries has continuing indemnification, "earn-out" or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $5,000,000;

                  (x) any Contract with any labor union or association representing any employee of C Co or any of the C Co Subsidiaries;

                  (xi) any Contract granting any registration or similar right in respect of securities of C Co or any of the C Co Subsidiaries; and

                  (xii) any Contract required to be identified in Section 3.11(a) or 3.13(b) of the C Co Disclosure Schedule.

A true and complete list of the Specified C Co Contracts as of the date hereof is set forth in Section 3.17(b) of the C Co Disclosure Schedule, except for Specified C Co Contracts filed prior to the date hereof as exhibits to SEC Reports.

      SECTION 3.18 INSURANCE. Section 3.18 of the C Co Disclosure Schedule sets forth a complete and correct list of all material insurance policies owned or held by C Co and each C Co Subsidiary. With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither C Co nor any C Co Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to C Co's knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (iii) to the knowledge of C Co, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (iv) to the knowledge of C Co, no notice of cancellation or termination has been received other than in connection with ordinary renewals. The coverage under the insurance policies set forth on
Section 3.18 of the C Co Disclosure Schedule is (subject to reasonable deductibles) sufficient to provide adequate insurance coverage for all of the assets and properties of C Co and the C Co Subsidiaries for all material risks in compliance with all applicable law and C Co Permits. There are no pending claims against any such insurance policy as to which the insurers have denied liability.

      SECTION 3.19 MATERIAL CUSTOMERS.

            (a) Relations with Material Customers. The ten largest (by revenue) customers of C Co and the C Co Subsidiaries, and annual revenues related to such customers for each of: (i) the fiscal year ended December 31, 2004 and (ii) the period from January 1, 2005 through the date hereof, are listed by division of C Co on Section 3.19(a) of the C Co Disclosure Schedule (the "C Co Material Customers"). No Material C Co Customer has given C Co or any of the C Co Subsidiaries any written notice terminating, suspending, or reducing in any material respect, or specifying an intention to terminate, suspend, or reduce in any material respect in the future, or otherwise reflecting an adverse charge in, the business relationship between such customer and C Co or the C Co Subsidiaries, and, to C Co's knowledge, there has not been any materially adverse change in the business relationship of C Co or the C Co Subsidiaries with any such customer.

            (b) Former Customers. Section 3.19(b) of the C Co Disclosure Schedule sets forth the names and annual revenues for each of (i) the fiscal year ended December 31, 2004 and (ii) the period from January 1, 2005 through the date hereof, of the C Co Material Customers which have cancelled or terminated their relationships with C Co during the twelve months prior to the date of this Agreement.

      SECTION 3.20 AFFILIATE TRANSACTIONS. Except for arrangements between C Co the C Co Subsidiaries which do not involve payments by any party of more than $50,000 annually in the aggregate and which do not restrict the ability of C Co and the C Co Subsidiaries to engage in any line of business in any geographic area, no shareholder, officer, or director of C Co or any of the C Co Subsidiaries, or to C Co's knowledge, any member of his or her immediate family, or any person controlled by any of the foregoing persons (collectively, "C Co Related Persons") (i) owes any amount to C Co or any of the C Co Subsidiaries nor do C Co or any of the C Co Subsidiaries owe any amount (other than employment compensation or benefits), or has it committed to make any loan or extend or guarantee credit to or for the benefit of, any C Co Related Person,
(ii) has made any claim or cause of action or any action, suit, or proceeding whatsoever against C Co or any of the C Co Subsidiaries, (iii) to C Co's knowledge, (other than through stock ownership in a public company) has any direct or indirect ownership interest in, or is an officer, director, employee, consultant, or agent of, any person that has a business relationship with C Co (or any of the C Co Subsidiaries) or that competes with C Co or any of the C Co Subsidiaries, or (iv) owns, directly or indirectly, in whole or in part, any real property, leasehold interests, or other property or any Permits, the use of which is necessary for the conduct of the business of C Co or the C Co Subsidiaries as currently conducted and as proposed to be conducted. To C Co's knowledge, no C Co Related Person has any direct or indirect (other than through stock ownership in a public company) interest in any Contract to which C Co or the C Co Subsidiaries is a party or by which it is bound.

      SECTION 3.21 ADOPTION BY BOARD. The C Co Board, by resolutions duly adopted at a meeting duly called and held, has duly (i) determined that this Agreement, the Merger, the Share Issuance and the Articles Amendment are fair to and in the best interests of

C Co and its shareholders, (ii) adopted this Agreement, and (iii) recommended that the shareholders of C Co approve this Agreement, the Merger, the Share Issuance and the Articles Amendment (collectively, the "C Co Board Recommendation") and directed that this Agreement, the Share Issuance and the Articles Amendment be submitted for approval of C Co's shareholders at the C Co Shareholders' Meeting (collectively, the "C Co Proposal").

      SECTION 3.22 C CO RIGHTS AGREEMENT. Prior to the date of this Agreement, C Co has amended the C Co Rights Agreement so that (a) neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) cause the Rights (as defined in the C Co Rights Agreement) to become exercisable, (ii) cause F Co or any of its Affiliates or Associates (each as defined in the C Co Rights Agreement) to become an Acquiring Person (as defined in the C Co Rights Agreement) or (iii) give rise to a Distribution Date or Share Acquisition Date (each as defined in the C Co Rights Agreement), and (b) the Rights will expire in their entirety immediately prior to the Effective Time without any payment being made in respect thereof. C Co has made available to F Co a complete and correct copy of such amendment.

      SECTION 3.23 OPINIONS OF FINANCIAL ADVISORS. C Co has received the opinions of each of Citigroup Global Markets, Inc. and Deutsche Bank Securities Inc. to the effect that, as of the date of the opinion and subject to the matters referred to therein, the Exchange Ratio and payment of the Special Dividend under this Agreement are fair to the shareholders of C Co from a financial point of view.

      SECTION 3.24 BROKERS. No broker, finder or investment banker other than Citigroup Global Markets, Inc. and Deutsche Bank Securities Inc. is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of C Co.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                                      F CO

      Except as set forth in the disclosure schedule delivered by F Co to C Co concurrently with the execution and delivery of this Agreement (the "F Co Disclosure Schedule"), F Co hereby represents and warrants to C Co as follows:

      SECTION 4.01 ORGANIZATION AND QUALIFICATION; F CO SUBSIDIARIES.

            (a) Organization and Qualification. F Co and each subsidiary of F Co (each, a "F Co Subsidiary") is a corporation, limited partnership, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except, in the case of good standing, for legal entities organized under the laws of any jurisdiction that does not recognize such concept). F Co and each F Co Subsidiary has the requisite corporate or entity power and authority to own, lease, or otherwise hold the assets and properties owned, leased, or otherwise held by it and necessary to carry on its business as presently conducted. F Co and each F Co Subsidiary is in good standing and is duly qualified to conduct business in each jurisdiction in which the nature of its business or the ownership of property make such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a F Co Material Adverse Effect.

            (b) List of F Co Subsidiaries. A true and complete list of all F Co Subsidiaries, together with the jurisdiction of organization of each F Co Subsidiary and the percentage of the outstanding capital stock (or other equity interest) of each F Co Subsidiary owned by F Co, each other F Co Subsidiary and any other person, is set forth in Section 4.01(b) of the F Co Disclosure Schedule. F Co does not, directly or indirectly, own any capital stock (or other equity interest) of any person other than F Co Subsidiaries set forth on Section 4.01(b) of the F Co Disclosure Schedule. F Co is not a direct or indirect participant in any material joint venture or other equivalent arrangement.

            (c) Investments. Section 4.01(c) of the F Co Disclosure Schedule lists any and all persons of which F Co directly or indirectly owns an equity or similar interest, or an interest convertible into or exchangeable or exercisable for an equity or similar interest, of less than 50% (collectively, the "F Co Investments"). F Co or a F Co Subsidiary, as the case may be, owns all F Co Investments free and clear of all Liens, and there are no outstanding contractual obligations of F Co or any F Co Subsidiary permitting the repurchase, redemption or other acquisition of any of its interest in F Co Investments or requiring F Co or any F Co Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, provide any guarantee with respect to, or assume, endorse or otherwise become responsible for the obligations of, any F Co Investment.

            (d) The term "F Co Material Adverse Effect" means any change, circumstance, effect, event or occurrence that (i) would be materially adverse to the assets, liabilities, business, financial condition or results of operations of F Co and F Co Subsidiaries taken as a whole, other than any change, circumstance, effect, event or occurrence resulting from (A) changes in general economic conditions affecting the United States, (B) general changes or developments in the F Co Industries, (C) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of F Co and F Co Subsidiaries to the extent due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, unless, in the case of the foregoing clauses (A) and (B), such changes referred to therein have a materially disproportionate effect on F Co and F Co Subsidiaries taken as a whole relative to other participants in the F Co Industries, or (ii) would have a material adverse effect on the ability of F Co to perform its obligations hereunder or under any Ancillary Agreements to which it is or will become a party, or to consummate the transactions contemplated hereby or thereunder on a timely basis. For purposes of this Section 4.01(d), "F Co Industries" shall mean retail bank core processing systems, customer channel-solutions (online-retail and commercial, ATM, branch, teller and call center), consumer lending and servicing systems, including mortgage loan origination and servicing systems and data center outsourcing services to credit unions, community banks, thrifts, data centers, banks and other financial institutions, title insurance and closing services and providing real estate tax, credit, flood, default and appraisal services and multiple listing software and services to financial institutions and loan servicers.

      SECTION 4.02 CERTIFICATE OF INCORPORATION AND BYLAWS. F Co has made available to C Co a complete and correct copy of the Certificate of Incorporation and the Bylaws (or comparable organizational documents), each as amended to date, of F Co and each F Co Subsidiary. Such Certificate of Incorporation and Bylaws (or comparable organizational documents) are in full force and effect. Neither F Co nor any F Co Subsidiary is, nor has been, in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or comparable organizational documents). F Co has made available to C Co complete and correct copies of the minutes of all meetings of F Co Board (and each committee thereof), other than the portion of any minutes regarding the deliberations of F Co Board (or any committee thereof) in connection with entering into this Agreement.

      SECTION 4.03 CAPITALIZATION.

            (a) F Co Capitalization. The authorized capital stock of F Co consists of 400,000,000 shares of F Co Common Stock. As of August 31 2005, (i) 200,000,000 shares of F Co Common Stock are issued and outstanding (excluding shares of F Co Common Stock held in the treasury of F Co), all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights; (ii) no shares of F Co Common Stock are held in the treasury of F Co, (iii) no shares of F Co Common Stock are held by F Co Subsidiaries, and (iv) 16,216,216 shares of F Co Common Stock are reserved for future issuance in connection with the F Co 2005 Stock Incentive Plan (the "F Co Stock Option Plan") (including shares reserved for issuance pursuant to outstanding options granted pursuant to the F Co Stock Option Plan ("F Co Stock Options")). Since August 31, 2005 through the date of this Agreement, other than in connection with the issuance of shares of F Co Common Stock pursuant to the exercise of F Co Stock Options outstanding as of August 31, 2005, there has been no change in the number of shares of outstanding capital stock of F Co or the number of outstanding F Co Stock Options. Section 4.03(a)(i) of the F Co Disclosure Schedule sets forth, as of August 31, 2005, the number of shares of F Co Common Stock issuable upon exercise of outstanding F Co Stock Options granted under F Co Stock Option Plan. As of such date, there were no outstanding restricted stock unit awards or other equity awards under the F Co Stock Option Plan, except outstanding F Co Stock Options. F Co has provided to C Co a complete and correct list setting forth each F Co Stock Option outstanding as of August 31, 2005, the number of shares of F Co Common Stock issuable thereunder, the expiration date and the exercise price thereof. As of the date hereof, the outstanding shares of F Co Common Stock are held of record by the persons, with the addresses of record and in the amounts, as set forth on Section 4.03(a)(iii) of the F Co Disclosure Schedule.

            (b) Other Rights. Except as set forth in Section 4.03(a), there are no (i) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which F Co or any F Co Subsidiary is a party or by which F Co or any F Co Subsidiary is bound relating to the issued or unissued capital stock of F Co or any F Co Subsidiary or obligating F Co or any F Co Subsidiary to issue or sell any shares of capital stock of, other equity interests in or debt securities of, F Co or any F Co Subsidiary, (ii) debt or equity securities of F Co or any F Co Subsidiary convertible, exchangeable or exercisable for shares of capital stock or voting securities of F Co or any F Co Subsidiary (or any other securities, which, whether after notice, lapse of time, or payment of monies, are or would be convertible into or exchangeable or exercisable for capital stock or voting securities of F Co or any F Co Subsidiary), or (iii) equity equivalents, stock appreciation rights, phantom stock, ownership interests in F Co or any F Co Subsidiary or similar rights. There are no outstanding contractual obligations of F Co or any F Co Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities of F Co or any F Co Subsidiary, to vote or to dispose of any shares of F Co Common Stock or any capital stock of any F Co Subsidiary or to make any investment (in the form of a loan, capital contribution or otherwise) in, any F Co Subsidiary or any other person. None of F Co or any F Co Subsidiary is a party to any stockholders' agreement, voting trust agreement or registration rights agreement relating to any equity securities of F Co or any F Co Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any equity securities of F Co or of any F Co Subsidiary (other than the No-Shop Agreement and the Shareholders Agreement). No dividends on F Co Common Stock have been declared or have accrued from December 31, 2004 through the date hereof. All of the outstanding shares of F Co Common Stock have been issued by F Co in compliance with applicable federal and state securities laws.

            (c) Validity of Certain Prior Issuances. Each outstanding share of capital stock (or other equity interest) of each F Co Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share is owned by F Co or another F Co Subsidiary, free and clear of all options, rights of first refusal, agreements, limitations on F Co's or any F Co Subsidiary's voting, dividend or transfer rights, charges and other encumbrances or Liens of any nature whatsoever.

      SECTION 4.04 AUTHORITY RELATIVE TO THIS AGREEMENT. F Co has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will become a party, to perform its obligations hereunder and thereunder and to consummate the Merger and the Other Transactions. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is or will become a party by F Co, and the consummation by F Co of the Merger and the Other Transactions have been duly and validly authorized by all necessary corporate action on the part of F Co and no other corporate proceedings on the part of F Co are or will be necessary to authorize this Agreement or to consummate the Merger and the Other Transactions (other than the adoption of this Agreement by the stockholders of F Co and the filing and recordation of the Certificate of Merger, in each case as required by the provisions of the DGCL and the DLLCA). Except for the adoption of this Agreement by the stockholders of F Co in accordance with the provisions of the DGCL, the affirmative vote or consent of the holders of any class or series of capital stock or other securities of F Co, or any of them, is not necessary to approve any agreement or instrument contemplated hereby or by any of the Other Transactions other than this Agreement or to consummate any of the Other Transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by F Co and assuming the due authorization, execution and delivery by C Co, constitutes a legal, valid and binding obligation of F Co, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity. Each other Ancillary Agreement to which F Co will be a party (the "F Co Closing Documents"), upon execution and delivery by F Co,, will constitute a legal, valid and binding obligation of F Co, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity.

      SECTION 4.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) No Conflict. The execution and delivery of this Agreement by F Co do not, and the execution and delivery of the F Co Closing Documents by F Co, the performance of this Agreement by F Co, the performance of the F Co Closing Documents by F Co, and the consummation by F Co of the Merger, the Share Issuance and the Other Transactions will not, (i) conflict with, violate or result in a breach of the Certificate of Incorporation or Bylaws (or comparable organizational documents) of F Co or any F Co Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 4.05(b) (other than clause (vii) thereof) have been obtained and that all filings and other actions described in Section 4.05(b) (other than clause (vii) thereof) have been made or taken, conflict with or violate any law applicable to F Co or any F Co Subsidiary or by which any property or asset of F Co or any F Co Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a loss of a benefit under, give rise to an obligation under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of F Co or any F Co Subsidiary pursuant to, any Contract to which F Co or any F Co Subsidiary is a party or by which F Co or any F Co Subsidiary or any property or asset of F Co or any F Co Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect.

            (b) Consents and Approvals. The execution and delivery of this Agreement by F Co do not, and the performance of this Agreement by F Co and the consummation by F Co of the Merger and the Other Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements of the Exchange Act, (ii) the pre-merger notification requirements of the HSR Act and the competition or merger control laws of any other applicable jurisdiction, (iii) the filing with the SEC of the Proxy Statement,
(iv) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which F Co or any F Co Subsidiary is qualified to do business, (v) if required, the filing of a Form D with the SEC and any applicable state securities regulatory authorities, (vi) the consents, notices and approvals set forth on Section 4.05(b) of the F Co Disclosure Schedule, and (vii) any such consents, approvals, authorizations, permits, notifications or filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect. F Co received and provided to C Co a true and correct copy of a letter agreement with certain banks regarding financing dated as of the date hereof (the "Bank Letter Agreement"). As of the date of this Agreement, the Bank Letter Agreement has not been rescinded or amended in any manner and remains in full force and effect. F Co is not aware of any facts or circumstances that create a reasonable basis for F Co to believe that it cannot consummate a Bank Letter Financing.

      SECTION 4.06 PERMITS; COMPLIANCE; REGULATORY MATTERS.

            (a) Permits. Each of F Co and each F Co Subsidiary has all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its properties or to carry on its business as it is now being conducted (the "F Co Permits"), except for any such F Co Permit the failure of which to have, or the suspension or cancellation of which would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect. Neither F Co nor any F Co Subsidiary has received any written notification from any Governmental Authority threatening to revoke any such person's F Co Permit. To F Co's knowledge, all such F Co Permits are renewable by their respective terms in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. The consummation of the Merger, in and of itself will not cause the revocation or cancellation of any F Co Permits other than any F Co Permit the revocation or cancellation of which would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect.

            (b) Regulatory Approvals. As of the date of this Agreement, to F Co's knowledge, there is no reason why (i) all regulatory approvals from any Governmental Authority required for the consummation of the Merger, the Share Issuance, the Articles Amendment and the Other Transactions should not be obtained on a timely basis or (ii) any condition to the consummation of the Merger, the Share Issuance, the Articles Amendment and the Other Transactions set forth in Sections 7.01 and 7.02 should not be satisfied on a timely basis.

            (c) Compliance with Law. Each of F Co and each F Co Subsidiary is in material compliance with any law or Operating Rule applicable to such entity or by which any property or asset of such entity is bound or affected, is not currently in material violation of any such law or Operating Rule, and there have been no notices or orders of noncompliance issued to F Co or any F Co Subsidiaries under or in respect of any such laws or Operating Rules. Neither F Co nor any F Co Subsidiary has received any written notice from a Governmental Authority alleging that the Company or any Subsidiary has failed to comply (i) in any respect with any applicable laws or Operating Rules relating to the security of consumer information or (ii) in any material respect with any applicable laws or Operating Rules relating to consumer protection and/or consumer financial services in either case, other than such notices received in the ordinary course of its business.

            (d) Data Security. To F Co's knowledge, there are no facts of circumstances that would require F Co or any F Co Subsidiary to give notice to any customers, consumers or other similarly situated individuals, pursuant to California Civil Code Section 1798.82 or any similar law, of any actual or perceived data security breaches, except for such notices given in the ordinary course of its business or the failure of which to provide would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect.

            (e) Internal Controls. F Co has established and maintains a system of internal accounting controls that is designed to ensure the accurate recording, processing, summarizing, and reporting of financial information. F Co has not received any material complaint, allegation, assertion or claim in writing regarding the accounting practices, procedures, methodologies or methods of F Co or its internal accounting controls, including any such complaint, allegation assertion or claim that F Co has engaged in questionable accounting practices. F Co is not aware of any significant deficiencies or material weaknesses in the design or operation of its internal accounting controls which are reasonably likely to adversely affect F Co's ability to record, process, summarize and report financial information. F Co is not aware of any material fraud or allegations of fraud that involves senior management or other employees who have a significant role in internal controls.

      SECTION 4.07 SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

            (a) No SEC Filings. Neither F Co nor any F Co Subsidiary is required to file any form, report or other document with the SEC.

            (b) Financial Statements. F Co has provided to C Co: (i) the audited combined balance sheets of F Co and F Co Subsidiaries as of December 31, 2004 and 2003 and the related audited combined statements of earnings, equity and comprehensive earnings and cash flows for each of the years ended December 31, 2004, 2003 and 2002 (the "Annual Combined Financial Statements"), together with the notes thereto, and (ii) the unaudited combined balance sheet of F Co and F Co Subsidiaries as at June 30, 2005 (the "Interim Balance Sheet"), and the related combined statements of earnings and cash flows, for the three months then ended (the "Unaudited Financial Statements"). The Unaudited Financial Statements, together with the Annual Combined Financial Statements are referred to as the "F Co Financial Statements". The F Co Financial Statements have been prepared in accordance with GAAP, and fairly present, in all material respects, the combined financial condition, assets and liabilities, results of operations and cash flows of F Co and F Co Subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of the Unaudited Financial Statements to lack of footnotes and a statement of changes in equity and comprehensive earnings and normal year end adjustments that will not be material. Since December 31, 2004, there has not been any change of F Co's accounting principles, methods, or policies except as required by GAAP or as would not reasonably be expected to have a F Co Material Adverse Effect. All of F Co Subsidiaries are consolidated for accounting purposes.

            (c) No Undisclosed Liabilities. Neither F Co nor any of F Co Subsidiaries has any liabilities of a nature required by GAAP to be reflected in a consolidated balance sheet or the notes thereto, except liabilities that (i) are accrued or reserved against in the F Co Financial Statements or are reflected in the notes thereto, (ii) were incurred in the ordinary course of business since December 31, 2004 or otherwise in accordance with Section 5.02,
(iii) are incurred pursuant to the transactions contemplated by this Agreement,
(iv) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business or (v) as would not reasonably be expected to have, individually or in the aggregate, a F Co Material Adverse Effect.

      SECTION 4.08 INFORMATION SUPPLIED. None of the information supplied by F Co for inclusion or incorporation by reference in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to C Co's shareholders or at the time of the C Co Shareholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to C Co's shareholders or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by F Co with respect to statements made or incorporated by reference therein based on information supplied by C Co in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All Other Filings that are filed by F Co will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

      SECTION 4.09 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2004, there has not been any F Co Material Adverse Effect. Since December 31, 2004 and prior to the date hereof, except as set forth in the F Co Financial Statements or as expressly contemplated by this Agreement, (a) F Co and F Co Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice, (b) neither F Co nor any F Co Subsidiary has terminated or suffered any material amendment of any Specified F Co Contract that has or would reasonably be expected to have an F Co Material Adverse Effect, (c) other than in the ordinary course of business consistent with past practice, neither F Co nor any F Co Subsidiary has increased the salaries or other compensation of, or made any advance or loan to, any of its current or former directors or executive officers or made any increase in, or any addition to, other benefits to which any of its current or former directors or executive officers may be entitled, and (d) neither F Co nor any F Co Subsidiary has: (i) suffered any damage, destruction or loss (regardless of whether covered by insurance), other than in the ordinary course of business, that has had or would reasonably be expected to have a F Co Material Adverse Effect; or (ii) taken any action that would be prohibited by clauses (a) through (r) of Section 5.02 if taken after the date hereof.

      SECTION 4.10 ABSENCE OF LITIGATION. There is no Action pending or, to the knowledge of F Co, threatened against F Co or any F Co Subsidiary, or any property or asset of F Co or any F Co Subsidiary, before any Governmental Authority or arbitrator (a) that questions the validity of this Agreement or any other Transaction Document, the performance by F Co of the obligations to be performed by it hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (b) except as would not reasonably be expected to have a F Co Material Adverse Effect. As of the date of this Agreement, no executive officer or director of F Co is a defendant in any Action in connection with his status as an executive officer or director of F Co or any F Co Subsidiary. Neither F Co nor any F Co Subsidiary nor any property or asset of F Co or any F Co Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of F Co, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

      SECTION 4.11 EMPLOYEE BENEFIT PLANS.

            (a) Benefit Plans. Section 4.11(a) of the F Co Disclosure Schedule lists: (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements; and (ii) all material employment, termination, severance or other contracts, agreements or commitments to which F Co or any F Co Subsidiary is a party, with respect to which F Co or any F Co Subsidiary has or may reasonably be expected to have any obligation or which are maintained, contributed to or sponsored by F Co or any F Co Subsidiary for the benefit of any current or former employee, consultant, officer or director of F Co or any F Co Subsidiary (collectively, the "F Co Plans"). Section 4.11(a) of the F Co Disclosure Schedule separately lists each F Co Plan sponsored by F Co (collectively, the "F Co Separate Plans"). F Co has made available to C Co a complete and correct copy (where applicable) of (u) each F Co Plan (or, where a F Co Plan has not been reduced to writing, a summary of all material terms of such F Co Plan), (v) each trust or funding arrangement prepared in connection with each such F Co Plan, (w) the most recently filed annual report on IRS Form 5500, (x) the most recently received IRS determination letter for each such F Co Plan, (y) the most recently prepared actuarial report and financial statement in connection with each such F Co Plan, and (z) the most recent summary plan description, any summaries of material modification, any employee handbooks, and any material written communications (or a description of any material oral communications) by F Co or F Co Subsidiaries to any current or former employees, consultants, or directors of F Co or any F Co Subsidiary concerning the extent of the benefits provided under a F Co Plan.

            (b) Pension Plans; Multiemployer Plans. Except as set forth on
Section 4.11(b) of the F Co Disclosure Schedule, none of F Co or any F Co Subsidiary or any other person that, together with F Co or any F Co Subsidiary, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with F Co and any F Co Subsidiary, a "F Co ERISA Affiliate"), has now or at any time within the past three years (and in the case of any such other person, only during the period within the past three years that such other person was a F Co ERISA Affiliate) contributed to, sponsored, or maintained (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a Multiemployer Plan; or (iii) a Multiple Employer Plan for which a F Co ERISA Affiliate would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA.

            (c) Change in Control Agreements. Section 4.11(c) of the F Co Disclosure Schedule lists each F Co plan (each agreement thereon being referred to as a "F Co Change in Control Agreement") that would reasonably be expected to result in the payment to any present or former employee, director or consultant of F Co or any F Co Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any current or former employee, director or consultant of F Co or any F Co Subsidiary as a result of the consummation of the Merger, the Share Issuance, the Articles Amendment or any other transaction contemplated by this Agreement (whether alone or in connection with any other event). No payment or benefit which will or may be made by F Co or any F Co Subsidiaries with respect to any other "disqualified individual" will be characterized as a "parachute payment," within the meaning of Code Section 280G(B)(2). In the event that the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) results or could result in any payment or benefit which will be characterized as a "parachute payment,"
Section 4.11(c) of the F Co Disclosure Schedule shall list all persons who F Co reasonably believes are, with respect to F Co or any of the F Co Subsidiaries, "disqualified individuals" as determined as of the date hereof.

            (d) Qualified Plans. Each F Co Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that F Co Plan is so qualified, and, to the knowledge of F Co, no fact or circumstance exists that would reasonably be expected to result in the revocation of such letter.

            (e) Compliance. Each F Co Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, except to the extent such noncompliance, individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect. All amendments and actions required to bring each of F Co Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time. Except to the extent it would not reasonably be expected to result in a F Co Material Adverse Effect, neither F Co nor any F Co Subsidiary has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any liability under Title 1 or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans (including, without limitation, Section 406, 409, 502(i), 502(1), 4069 or 4212(c) of ERISA, or Section 4971, 4975 or 4976 of
the Code), or under any agreement, instrument, statute, rule or legal requirement pursuant to or under which F Co or any F Co Subsidiaries or any F Co Plan or pension plan has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of any such legal requirement, and to the knowledge of F Co, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such liability to F Co or any F Co Subsidiary after the Effective Time.

            (f) Actions. With respect to any F Co Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of F Co, threatened, except for those that would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect,
(ii) to the knowledge of F Co, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the knowledge of F Co, threatened, except for those that would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect.

            (g) Contributions. All contributions and premiums required by law or by the terms of any F Co Plan have been timely made (without regard to any waivers granted in respect thereof) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

            (h) Reportable Events. During the 12-month period ending on the date hereof, no "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) for which the 30-day reporting requirement has not been waived or extended has occurred with respect to any of F Co Plans subject to Title IV of ERISA, nor has any event requiring notice to be provided under
Section 4041(c)(3)(C) or 4063(a) of ERISA.

            (i) Filing Violations. There has been no violation of ERISA in respect of the filing of applicable returns, reports, documents, and notices regarding any of F Co Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of F Co Plans that would reasonably be expected to result in a F Co Material Adverse Effect.

            (j) Certain Notices. F Co, each F Co Subsidiary, and any F Co ERISA Affiliate that maintains a "benefits plan" (within the meaning of Section 5000(b)(1) of ERISA) have complied with the notice and continuation requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder, except to the extent that failure to so comply would not reasonably be expected to result in a F Co Material Adverse Effect.

            (k) Unfunded Liabilities. None of F Co, any F Co Subsidiary, any F Co ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than F Co, any F Co Subsidiary, or any F Co ERISA Affiliate during the five-year period ending on the date of the Closing.

            (l) Prohibited Transactions. To F Co's knowledge, neither F Co nor any F Co Subsidiary nor any "party in interest" or "disqualified person" in respect of F Co Plans has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) that would reasonably be expected to result in a F Co Material Adverse Effect.

            (m) Trustees. None of F Co, any F Co Subsidiary, or any F Co ERISA Affiliate has terminated any F Co Plan subject to Title IV of ERISA, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA and no person (including without limitation the PBGC) has instituted any proceeding to terminate any F Co Plan or pension plan or appoint a trustee to administer any such F Co Plan or pension plan, in each case, except to the extent it would not reasonably be expected to result in a F Co Material Adverse Effect.

            (n) Acceleration of Payments. Neither the execution and delivery of this Agreement nor the consummation of the Merger, the Share Issuance, the Articles Amendment and the transactions contemplated hereby will (i) result in any payment becoming due to any employee of F Co or any F Co Subsidiary, (ii) increase any benefits otherwise payable under any F Co Plan or pension plan, or
(iii) result in the acceleration of the time of payment, funding or vesting of any such benefits.

            (o) Stock Subject to F Co Plans. No stock or other security issued by F Co or any F Co Subsidiary forms or has formed a material part of the assets of any F Co Plan.

            (p) Foreign Plans. With respect to each F Co Plan that is not subject to United States law (a "Foreign F Co Plan"), except as would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect: (i) all employer and employee contributions to each Foreign F Co Plan required by law or by the terms of such Foreign F Co Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign F Co Plan, the liability of each insurer for any Foreign F Co Plan funded through insurance or the book reserve established for any Foreign F Co Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used and consistent with applicable law to determine employer contributions to such Foreign F Co Plan and no transaction contemplated by this Agreement shall cause such assets, reserve or insurance obligations to be less than such benefit obligations; (iii) each Foreign F Co Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each Foreign F Co Plan is in compliance with all applicable law in all material respects.

            (q) Retiree Health and Welfare Benefits. Except for the continuation coverage requirements of COBRA, F Co has no liability or potential liability for benefits to any employees following termination of employment or retirement under any of the F Co Plans that are employee welfare benefit plans. No written or oral representations have been made to any employee or former employee of F Co promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA).

            (r) Section 409A. Each F Co Plan that is a "nonqualified deferred compensation plan" subject to Code Section 409A has been operated since January 1, 2005 based upon a good faith, reasonable interpretation of Code Section 409A and Internal Revenue Service Notice 2005-1. No F Co Plan that is a "nonqualified deferred compensation plan" that is not subject to Section 409A has been materially modified (as determined under Notice 2005-1) after October 3, 2004. No stock option granted under any F Co Plan has an exercise price that has been or may be less than the fair market value of the underlying stock as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.

      SECTION 4.12 LABOR AND EMPLOYMENT MATTERS.

            (a) Collective Bargaining; Union Organization. Neither F Co nor any F Co Subsidiary is a party to any collective bargaining agreement or other labor union agreements applicable to persons employed by F Co or any F Co Subsidiary, nor to the knowledge of F Co, are there any formal activities or proceedings of any labor union to organize any such employees.

            (b) Complaints and Grievances. There are no material unfair labor practice complaints, grievances or charges pending, or to F Co's knowledge, threatened against F Co or any F Co Subsidiary before the NLRB or any other Governmental Authority or any current union representation questions involving employees of F Co or any F Co Subsidiary. There are no complaints, charges, or claims against F Co or any F Co Subsidiary pending or, to F Co 's knowledge, threatened to be brought or filed with the NLRB or any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by F Co or any F Co Subsidiary.

            (c) Strikes and Slowdowns. There is no strike, controversy, slowdown, work stoppage, lockout, material arbitration, or material grievance or other material labor dispute or, to the knowledge of F Co, threatened in writing, by or with respect to any employees of F Co or any F Co Subsidiary.

            (d) Employee Relations. To F Co's knowledge, as of the date hereof, no officer or key employee, or any group of key employees, intends to terminate his, her, or their employment with F Co or any F Co Subsidiary. The employment of each officer and U.S. employee of F Co and F Co Subsidiaries is terminable at the will of F Co or such F Co Subsidiary, as the case may be. To F Co's knowledge, no officer of F Co or any F Co Subsidiary is in violation of any material term of any employment, consultant, non-disclosure, non-competition, confidentiality, or other equivalent agreement.

      SECTION 4.13 REAL AND PERSONAL PROPERTY.

            (a) Owned Real Property. Section 4.13(a) of the F Co Disclosure Schedule lists each parcel of real property owned by F Co or any F Co Subsidiary (the "F Co Owned Real Property"). F Co or a F Co Subsidiary has good, valid and marketable title to all of F Co Owned Real Property, in each case free and clear of all Liens, other than Permitted Liens.

            (b) Leased Real Property. Section 4.13(b) of the F Co Disclosure Schedule lists by address each parcel of real property leased or subleased by F Co or any F Co Subsidiary (the "F Co Leased Properties"). F Co or an F Co Subsidiary has a valid leasehold interest in all of F Co Leased Properties, in each case free and clear of all Liens, except for Permitted Liens. Each of the leases and subleases relating to F Co Leased Properties is in full force and effect, there is no material default by F Co or any F Co Subsidiary or, to C Co's knowledge, by the lessor under any such lease or sublease.

            (c) Improvements; Dispositions. The structures, plants, improvements, systems, and fixtures located on each parcel of F Co Owned Real Property and, to F Co's knowledge, each parcel of F Co Leased Properties, comply in all material respects with all laws, and are in good operating condition and repair, ordinary wear and tear excepted. Each such parcel of F Co Owned Real Property and, to F Co's knowledge, each parcel of F Co Leased Properties, conforms in all material respects with all covenants or restrictions of record and conforms with all applicable building codes and zoning requirements and there is not, to F Co's knowledge, any proposed change .in any such governmental or regulatory requirements or in any such zoning requirements. None of F Co Owned Real Property or F Co Leased Properties reflected in the F Co Financial Statements has been disposed of and no such real property has been acquired by F Co or any F Co Subsidiary since the date of the Unaudited Financial Statements.

            (d) Personal Property. F Co and each of F Co Subsidiaries has good and marketable title to its personal property, free and clear of all Liens, other than (i) the Permitted Liens, and (ii) those Liens that have arisen in the ordinary course of business consistent with past practice and that do not materially impair the ownership or use of such personal property. Such personal property is in such operating condition and repair as is suitable for the uses for which it is used in the business of F Co and F Co Subsidiaries, are not subject to any condition which materially interferes with the use thereof by F Co or F Co Subsidiaries, as the case may be, and constitute all personal property necessary to permit the Surviving F Co to carry on the business of F Co and F Co Subsidiaries after the Effective Time substantially as conducted by F Co and F Co Subsidiaries prior thereto.

      SECTION 4.14 INTELLECTUAL PROPERTY.

            (a) For purposes of this Agreement, "F Co Intellectual Property" shall mean all patents, inventions, copyrights, work subject to copyrights, software, trademarks, service marks, brand names, logos, domain names, trade dress, trade secrets, know-how, confidential or proprietary information (and all applications, registrations, continuations, divisionals, renewals and reissues relating thereto) and all other intellectual property rights of any kind or nature arising under U.S. or foreign law and which are owned by, used or held for use in the business of F Co and the F Co Subsidiaries.

            (b) List of Intellectual Property. Section 4.14 of the F Co Disclosure Schedule contains a true and complete list of all material U.S. and foreign registrations and applications for registration of F Co Intellectual Property.

            (c) Ownership. F Co or F Co Subsidiaries are the sole and exclusive owners of all right, title and interest in and to all of the registered F Co Intellectual Property, and all pending applications filed by F Co or any F Co Subsidiary therefor, and each of the other copyrights in any works of authorship prepared by or for F Co or any F Co Subsidiary that resulted from or arose out of any work performed by or on behalf of F Co or by any employee, officer, consultant or contractor of any of them. To F Co's knowledge and except as would not reasonably be expected to have a F Co Material Adverse Effect, F Co and F Co Subsidiaries are the sole and exclusive owners of, or have valid and continuing rights to use, sell or license, as the case may be, all other F Co Intellectual Property used, sold or licensed by F Co or F Co Subsidiaries in their businesses as presently conducted, free and clear of all Liens, except for Permitted Liens.

            (d) No Misappropriation. To F Co 's knowledge, and except as would not reasonably be expected to have a F Co Material Adverse Effect, F Co Intellectual Property does not constitute an unauthorized use or misappropriation of any patent, copyright, trademark, trade secret or other equivalent right, of any person, and does not infringe, constitute an unauthorized use of, or violate any other right of any person. F Co Intellectual Property and third party licensed intellectual property includes all of the material intellectual property rights necessary to enable F Co and F Co Subsidiaries to conduct their businesses in the manner in which such businesses are currently being conducted.

            (e) No Infringement. Neither F Co nor any of F Co Subsidiaries: (i) is a party to any Action that involves a claim of infringement or misappropriation of any patent, copyright or trade secret right by F Co or any F Co Subsidiary against any third party; (ii) has provided written notice to any third party alleging infringement or misappropriation of any F Co Intellectual Property; (iii) is a party to any suit, action or proceeding which involves a claim of infringement or misappropriation of any F Co

Intellectual Property by a third party against F Co or any F Co Subsidiary; or
(iv) except as would not reasonably be expected to have a F Co Material Adverse Effect, has received any written notice from any third party alleging infringement or misappropriation of such third party's patents, copyrights or trade secrets. To F Co's knowledge and except as would not reasonably be expected to have a F Co Material Adverse Effect, the manufacturing, marketing, licensing, use or sale of the products or the performance of the services offered by F Co and F Co Subsidiaries in the ordinary course of their respective businesses as presently conducted do not currently infringe, and have not infringed upon any patent, copyright or trade secret right of any third party.

            (f) Protection of Trade Secrets. Except as would not reasonably be expected to have an F Co Material Adverse Effect, no trade secret or any other non-public, proprietary information material to the business of F Co and the F Co Subsidiaries as presently conducted has been authorized to be disclosed or, to F Co's knowledge, has been actually disclosed by F Co or any F Co Subsidiary to any employee or any third party other than pursuant to a non-disclosure agreement or employment policy restricting the disclosure and use of such trade secret or non-public proprietary information. Except as would not reasonably be expected to have a F Co Material Adverse Effect, F Co and F Co Subsidiaries have taken adequate security measures to protect the secrecy and confidentiality of all trade secrets and any other material confidential information of F Co and F Co Subsidiaries which measures are reasonable in the industry in which F Co and F Co Subsidiaries operate.

            (g) No Claim of Ownership. F Co and F Co Subsidiaries have not received written notice from any current or prior officers, employees, or contractors of F Co or any F Co Subsidiary claiming any ownership interest in any F Co Intellectual Property as a result of having been involved in the development of such property while employed by or performing services for F Co or any F Co Subsidiary.

            (h) Software. Except as would not reasonably be expected to have a F Co Material Adverse Effect, F Co's unmodified version of its material software that is marketed and licensed by F Co and F Co Subsidiaries to its customers (the "F Co Software") conforms in all material respects with the documentation prepared, marketed and licensed by F Co in respect of such F Co Software. Except as would not reasonably be expected to have a F Co Material Adverse Effect: (i) there are no defects, malfunctions or nonconformities in the unmodified version of F Co Software that cause the unmodified version of F Co Software, as properly installed, not to perform the material functions for which they are intended, on the whole, as provided in F Co's documentation; and (ii) there are no errors in any documentation, specifications, manuals, and user guides associated with or used or produced in the development, maintenance or marketing of F Co Intellectual Property.

      SECTION 4.15 TAXES.

            (a) Payment and Filings. All income, franchise and other material Tax Returns required to be filed by or with respect to F Co, any F Co Subsidiary or any Affiliated Group of which F Co or any F Co Subsidiary is or was a member have been timely filed or caused to be filed (taking into account any extension of time to file granted or obtained) and any such filed Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes due and payable by or with respect to F Co, any F Co Subsidiary, or any Affiliated Group of which F Co or any F Co Subsidiary is or was a member have been fully and timely paid, except to the extent that F Co or the appropriate F Co Subsidiary has set aside adequate reserves in accordance with GAAP on the Interim Balance Sheet. Without taking into account any transactions contemplated by this Agreement and based upon activities to date, adequate reserves in accordance with GAAP have been established by F Co and the F Co Subsidiaries on the Interim Balance Sheet for all Taxes not yet due and payable in respect of tax periods ending on or before the date hereof.

            (b) Compliance. F Co and F Co Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages, other compensation, and other amounts and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over under all applicable laws.

            (c) Returns. F Co has delivered or made available to C Co true and complete copies of the portion of: (i) all federal, state, local, and foreign income and franchise Tax Returns that relate solely to F Co and each of the F Co Subsidiaries relating to the taxable periods since January 1, 2002; and (ii) any audit report issued within the last three years that relate solely to F Co or any of the F Co Subsidiaries.

            (d) No Other Claims. As of the date hereof, to F Co's knowledge, with respect to F Co and F Co Subsidiaries, no claim has been made by a taxing authority in a jurisdiction where F Co or any of F Co Subsidiaries does not file a type of Tax Return such that it is or may be subject to that type of Tax in that jurisdiction.

            (e) Audits and Examinations. As of the date hereof, (i) there are no pending or, to the knowledge of F Co, threatened audits, examinations, investigations or other proceedings in respect of any Taxes of F Co or any F Co Subsidiary with respect to which F Co or such F Co Subsidiary has been notified in writing; and (ii) neither F Co nor any F Co Subsidiary has waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to an assessment or deficiency for a material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

            (f) No Adjustments. Neither F Co nor any of F Co Subsidiaries nor any other person on any of their behalf has: (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of law by reason of a change in accounting method initiated by F Co or any F Co Subsidiary or has any knowledge that the IRS or any other taxing authority has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of F Co or any of F Co Subsidiaries; or (ii) executed or entered into a closing agreement pursuant to section 7121 of the Code or any predecessor provision thereof or any similar provision of law in respect of F Co or any of F Co Subsidiaries.

            (g) Tax Sharing. Neither F Co nor any F Co Subsidiary is a party to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a payment or indemnification obligation (other than (i) agreements among F Co and F Co Subsidiaries, (ii) the Tax Matters Agreement by and between F Co and Fidelity National Financial, Inc. dated as of March 4, 2005, and (iii) customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes).

            (h) Deficiencies; Liens. No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority in writing against F Co or any F Co Subsidiary (or, to the knowledge of F Co, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being contested in good faith in appropriate proceedings and are Taxes for which F Co or the appropriate F Co Subsidiary has set aside adequate reserves in accordance with GAAP on the most recent quarterly balance sheet. There are no Liens for Taxes, other than Permitted Liens, on the assets of F Co or any F Co Subsidiary.

            (i) Share Distributions. All distributions of shares by, or consisting of shares of, F Co or any of F Co Subsidiaries purporting to qualify for tax-free treatment under Section 355 of the Code so qualified. With respect to each distribution of shares purporting to qualify for tax-free treatment under Section 355 of the Code, neither F Co nor any of F Co Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement in a distribution that constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger or any other transaction (whether occurring before or after the Effective Time) or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (j) Real Property Holding Corporation. F Co has not constituted a "U.S. real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the last five years.

            (k) Listed Transactions. Neither F Co nor any F Co Subsidiary is required to make any disclosure to the IRS with respect to a "listed transaction" pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

            (l) Reorganization. As of the date of this Agreement, neither F Co nor any F Co Subsidiary has taken or agreed to take any action or knows of any fact or circumstances that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. F Co has reviewed the representation certificate contained in EXHIBIT G-2 and F Co does not know of any fact or circumstance which could reasonably be expected to prevent F Co from delivering such representation certificate.

      SECTION 4.16 ENVIRONMENTAL MATTERS.

            (a) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect: (i) none of F Co or any of F Co Subsidiaries is in violation of any Environmental Law or, except for any violation that has been fully resolved, has violated in the past any Environmental Law; (ii) to the knowledge of F Co, there is and has been no release of Hazardous Substances that requires response action under applicable Environmental Law at, on or under any of the properties currently owned, leased or operated by F Co or any of F Co Subsidiaries or, during the period of F Co's or F Co Subsidiaries' ownership, lease or operation thereof, formerly owned, leased or operated by F Co or any of F Co Subsidiaries, that would reasonably be expected to result in a liability to F Co or any of F Co Subsidiaries; (iii) (A) F Co and F Co Subsidiaries have obtained and are in compliance with all required Environmental Permits, (B) F Co and F Co Subsidiaries, except for any noncompliance that has been fully resolved, have been in the past in compliance with such Environmental Permits, and (C) no Action is pending, or to F Co's knowledge, threatened, to revoke, modify or terminate any such Environmental Permit; (iv) there are no Actions pending or, to the knowledge of F Co, threatened against F Co or any of F Co Subsidiaries alleging violations of or liability under any Environmental Law or otherwise concerning the release or management of Hazardous Substances; (v) to F Co's knowledge, no facts, circumstances, or conditions currently exist that could adversely affect the continued compliance by F Co and F Co Subsidiaries with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits; (vi) neither F Co nor any of F Co Subsidiaries is the subject of any outstanding written order or Contract with any Governmental Authority or other person in respect of any (A) Environmental Laws, (B) remedial action relating to Environmental Laws, or (C) the release or threatened release of a Hazardous Material; (vii) there is no investigation of the business, operations, F Co Owned Real Property or F Co Leased Properties of F Co or any of F Co Subsidiaries or, to F Co's knowledge, previously owned, operated, or leased property of F Co or F Co Subsidiaries pending or, to F Co's knowledge, threatened that could lead to the imposition of any costs, liabilities or Liens under any Environmental Law; or (viii) to F Co's knowledge, there is not located at any of F Co Owned Real Property or F Co Leased Properties any (A) underground storage tanks, (B) asbestos-containing material, or (C) equipment containing polychlorinated biphenyls.

            (b) No Environmental Requirements. The Merger, Share Issuance and other transactions contemplated by this Agreement do not trigger any requirements under any federal, state, local or foreign laws relating to the environment or natural resources which condition the transfer of assets, real estate or stock on the approval of or the need to notify a Governmental Authority having jurisdiction over the environment or natural resources.

      SECTION 4.17 SPECIFIED F CO CONTRACTS.

            (a) Status of Specified F Co Contracts. Each Specified F Co Contract is a legal, valid and binding obligation of F Co or a F Co Subsidiary, as applicable, in full force and effect and enforceable against F Co or a F Co Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity. To the knowledge of F Co, F Co has not received written notice, and has no reason to believe, that any Specified F Co Contract is not a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms. Except as would not reasonably be expected to have a F Co Material Adverse Effect, neither F Co nor any of F Co Subsidiaries is and, to F Co's knowledge, no counterparty is, in breach or violation of, or default under, any Specified F Co Contract. None of F Co or any of F Co Subsidiaries have received any written claim of default under any Specified F Co Contract. To F Co's knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Specified F Co Contract (in each case, with or without notice or lapse of time or both).

            (b) For purposes of this Agreement, the term "Specified F Co Contract" means each of the Intercompany Agreements and any of the following Contracts (together with all exhibits and schedules thereto) to which F Co or any F Co Subsidiary is a party or by which F Co or any F Co Subsidiary or any of their respective properties or assets are bound or affected as of the date hereof:

                  (i) any limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of F Co and F Co Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a F Co Subsidiary;

                  (ii) any Contract (other than among consolidated F Co Subsidiaries) relating to (A) indebtedness for borrowed money and having an outstanding principal amount in excess of $15,000,000 or (B) conditional sale arrangements, obligations secured by a Lien, or interest rate or currency hedging activities, in each case in connection with which the aggregate actual or contingent obligations of F Co and F Co Subsidiaries under such Contract are greater than $15,000,000;

                  (iii) any Contract that purports to limit the right of F Co or F Co Subsidiaries (A) to engage or compete in any line of business or (B) to compete with any person or operate in any location, in the case of each of (A) and (B), in any respect material to the business of F Co and F Co Subsidiaries, taken as a whole;

                  (iv) any Contract that (A) contains most favored customer pricing provisions (other than Contracts entered into in the ordinary course of business consistent with past practice) or (B) grants any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any person, in each case under this clause (B) in a manner which is material to the business of F Co and F Co Subsidiaries, taken as a whole;

                  (v) any Contract entered into after January 1, 2005 or not yet consummated for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person for aggregate consideration under such Contract in excess of $50,000,000;

                  (vi) any Contract which by its terms calls for aggregate payments by F Co and F Co Subsidiaries under such Contract of more than $15,000,000 over the remaining term of such Contract;

                  (vii) any Contract of the type specified in Section 5.02(n) or between or among F Co or a F Co Subsidiary, on the one hand, and any of their respective affiliates (other than F Co or any F Co Subsidiary), on the other hand, that involves amounts of more than $60,000;

                  (viii) any acquisition, disposition or similar Contract pursuant to which F Co or any of F Co Subsidiaries has continuing indemnification, "earn-out" or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $15,000,000;

                  (ix) any Contract with any labor union or association representing any employee of F Co or any of F Co Subsidiaries;

                  (x) any Contract granting any registration or similar right in respect of securities of F Co or any of F Co Subsidiaries; and

                  (xi) any Contract required to be identified in Section 4.11(a) or 4.13(b) of F Co Disclosure Schedule.

A true and complete list of the Specified F Co Contracts as of the date hereof is set forth in Section 4.17(b) of the F Co Disclosure Schedule, except for Specified F Co Contracts filed prior to the date here of as exhibits to the Registration Statement on Form S-1 dated May 26, 2004, as amended through the date hereof, as filed by F Co with the SEC.

      SECTION 4.18 INSURANCE. Section 4.18 of the F Co Disclosure Schedule sets forth a complete and correct list of all material insurance policies owned or held by F Co and each F Co Subsidiary. With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither F Co nor any F Co Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to F Co's knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (iii) to the knowledge of F Co, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (iv) to the knowledge of F Co, no notice of cancellation or termination has been received other than in connection with ordinary renewals. The coverage under the insurance policies set forth on
Section 4.18 of the F Co Disclosure Schedule is (subject to reasonable deductibles) sufficient to provide adequate insurance coverage for all of the assets and properties of F Co and F Co Subsidiaries for all material risks in compliance with all applicable law and F Co Permits. There are no pending claims against any such insurance policy as to which the insurers have denied liability.

      SECTION 4.19 MATERIAL CUSTOMERS.

            (a) Relations with Material Customers. The top ten (10) customers of F Co and F Co Subsidiaries, and annual revenues related to such customers for each of: (i) the fiscal year ended December 31, 2004 and (ii) the period from January 1, 2005 through the date hereof, are listed on Section 4.19(a) of the F Co Disclosure Schedule (the "F Co Material Customers"). No F Co Material Customer has given F Co or any of F Co Subsidiaries any written notice terminating, suspending, or reducing in any material respect, or specifying an intention to terminate, suspend, or reduce in any material respect in the future, or otherwise reflecting an adverse charge in, the business relationship between such customer and F Co or F Co Subsidiaries, and, to F Co's knowledge, there has not been any materially adverse change in the business relationship of F Co or F Co Subsidiaries with any such customer.

            (b) Former Customers. Section 4.19(b) of the F Co Disclosure Schedule sets forth the names and annual revenues for each of (i) the fiscal year ended December 31, 2004 and (ii) the period from January 1, 2005 through the date hereof, of F Co Material Customers which have cancelled or terminated their relationships with F Co during the twelve months prior to the date of this Agreement.

      SECTION 4.20 AFFILIATE TRANSACTIONS. Except as contemplated by those Contracts listed on Schedule 4.20 (the "Intercompany Agreements"), and except for arrangements between F Co and F Co Subsidiaries which do not involve payments by any party of more than $150,000 annually in the aggregate and which do not restrict the ability of F Co and F Co Subsidiaries to engage in any line of business in any geographic area, no stockholder, officer, or director of F Co or any of F Co Subsidiaries, or to F Co's knowledge, any member of his or her immediate family, or any person controlled by any of the foregoing persons (collectively, "F Co Related Persons") (i) owes any amount to F Co or any of F Co Subsidiaries nor do F Co or any of F Co Subsidiaries owe any amount (other than employment compensation or benefits), or has it committed to make any loan or extend or guarantee credit to or for the benefit of, any F Co Related Person,
(ii) has made any claim or cause of action or any action, suit, or proceeding whatsoever against F Co or any of F Co Subsidiaries, (iii) to F Co's knowledge, (other than through stock ownership in a public company) has any direct or indirect ownership interest in, or is an officer, director, employee, consultant, or agent of, any person that has a business relationship with F Co (or any of F Co Subsidiaries) or that competes with F Co or any of F Co Subsidiaries, or (iv) owns, directly or indirectly, in whole or in part, any real property, leasehold interests, or other property or any F Co Permits, the use of which is necessary for the conduct of the business of F Co or F Co Subsidiaries as currently conducted and as proposed to be conducted. To F Co's knowledge, no F Co Related Person has any direct or indirect (other than through stock ownership in a public company) interest in any Contract to which F Co or F Co Subsidiaries is a party or by which it is bound. Those Intercompany Agreements identified as items 5-22 on Schedule 4.20 contain terms and conditions under which the material costs and fees to or from F Co and the F Co Subsidiaries for the services and rights thereunder are at the fair market value thereof that would be obtainable from an unaffiliated third party.

      SECTION 4.21 ADOPTION BY BOARD. F Co Board, by resolutions duly adopted at a meeting duly called and held, has duly and unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of F Co and its stockholders, (ii) approved and declared the advisability of this Agreement, and (iii) recommended that the stockholders of F Co adopt the Merger and directed that the Merger be submitted for adoption by the stockholders of F Co, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

      SECTION 4.22 OPINIONS OF FINANCIAL ADVISORS. F Co has received the opinions of Bear, Stearns & Co, Inc. and Stephens Inc. to the effect that, as of the date of such opinions and subject to the matters referred to therein, the Exchange Ratio under this Agreement is fair to the stockholders of F Co from a financial point of view.

      SECTION 4.23 BROKERS. No broker, finder or investment banker other than Bear, Stearns & Co, Inc. and Stephens Inc. is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of F Co or any of stockholder of F Co.

                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

      SECTION 5.01 CONDUCT OF BUSINESS BY C CO PENDING THE MERGER. C Co agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by this Agreement, as required by law, as set forth in
Section 5.01 of the C Co Disclosure Schedule or as approved by F Co in writing (which approval shall not be unreasonably withheld or delayed), Merger Co shall conduct no business, and the business of C Co and the C Co Subsidiaries (other than Merger Co) shall be conducted in the ordinary course of business and C Co and such C Co Subsidiaries shall use their reasonable best efforts to preserve substantially intact their respective business organizations, and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. Without limiting the generality of the foregoing, except as contemplated by any other provision of this Agreement, as required by law, or as set forth in Section 5.01 of the C Co Disclosure Schedule, neither C Co nor any C Co Subsidiary (other than Merger Co, which shall conduct no business between the date hereof and the Effective Time) shall, between the date of this Agreement and the Effective Time, without the prior written consent of F Co (which consent shall not be unreasonably withheld or delayed):

            (a) amend or otherwise change its Articles of Incorporation or Bylaws (or comparable organizational documents);

            (b) issue, sell, pledge, dispose of, grant, or encumber: (i) any shares of any class of capital stock of C Co or any such C Co Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, C Co Rights, or any other ownership interest (including any phantom interest), of C Co or any such C Co Subsidiary, except for the issuance of shares of C Co Common Stock and associated C Co Rights issuable pursuant to C Co Stock Options or C Co Restricted Stock Units outstanding on the date hereof under C Co Stock Option Plans; or (ii) any assets of C Co or any such C Co Subsidiary worth $2,500,000 in any individual transaction or $10,000,000 in the aggregate, except in the ordinary course of business and in a manner consistent with past practice;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for (i) regular cash dividends on C Co Common Stock or dividends by any direct or indirect wholly-owned C Co Subsidiary to C Co or any other C Co Subsidiary, each in a manner consistent with past practice as described in Section 3.03(c) hereof, and (ii) declaration and payment of the Special Dividend or provisions made at Closing for the payment thereof;

            (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock of C Co or any C Co Subsidiary, other than in connection with the exercise of C Co Stock Options or the forfeiture of restricted stock awards, or pursuant to other contractual rights existing on the date hereof;

            (e) (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof having a value (including the amount of any assumed indebtedness) in excess of $15,000,000, individually, or $50,000,000, in the aggregate; (ii) repurchase, repay, cancel or incur any indebtedness for borrowed money, other than (A) capital leases in the ordinary course of business consistent with past practice, (B) under the existing credit facilities of C Co and such C Co Subsidiaries in the ordinary course of business or (C) scheduled payments in connection with currently outstanding indebtedness for borrowed money; (iii) grant any Lien in any of its material assets to secure any indebtedness for borrowed money; (iv) issue any debt securities or assume, endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (v) except to the extent the amount is reflected in the 2005 capital expenditure budget, authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $2,500,000 or capital expenditures which are, in the aggregate, in excess of $10,000,000 for C Co and the C Co Subsidiaries taken as a whole; (vi) enter into any new line of business outside of its existing business segments; or (vii) make investments in persons other than wholly-owned C Co Subsidiaries, other than ordinary course investments in accordance with C Co's existing investment policy;

            (f) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of C Co or, except in the ordinary course of business, any such C Co Subsidiary;

            (g) except in the ordinary course of business and in a manner consistent with past practice: (i) increase the compensation payable or to become payable or the benefits provided to any current or former director or executive officer or, any other current or former employee; (ii) grant any retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former director or executive officer or any other current or former employee; or (iii) establish, adopt, enter into, terminate or materially amend any collective bargaining agreement or C Co Plan (other than individual contracts, agreements or commitments with employees who are not directors or executive officers) or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be such a C Co Plan if it were in existence as of the date of this Agreement, except as required by law or under any existing C Co Plan or Contract;

            (h) (i) except as required by law or the Treasury Regulations promulgated under the Code, make any change in any method of Tax accounting for a material amount of Taxes or (ii) make, change or rescind any material Tax election, settle or compromise any material Tax liability, file any amended Tax Return involving a material amount of additional Taxes (except as required by law), enter into any closing agreement relating to a material amount of Taxes, or waive or extend the statute of limitations in respect of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business);

            (i) make any material change to its methods of accounting in effect at December 31, 2004, except (i) as required by changes in GAAP (or any interpretation thereof) or Regulation S-X under the Exchange Act ("Regulation S-X"), (ii) as may be required by a change in applicable law or (iii) as disclosed in the C Co SEC Reports filed prior to the date hereof or as required by a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board ("FASB") or any similar organization);

            (j) write up, write down or write off the book value of any assets of C Co and such C Co Subsidiaries, other than (i) in the ordinary course of business and consistent with past practice or (ii) as may be required by GAAP, FASB or Regulation S-X;

            (k) pay, discharge, waive, settle or satisfy any claim (which shall include, but not be limited to, any pending or threatened material Action in excess of $2,500,000, other than in the ordinary course of business and consistent with past practice;

            (l) enter into any agreement that restricts the ability of C Co or any of the C Co Subsidiaries to engage or compete in any line of business in any respect material to the business of C Co and the C Co Subsidiaries, taken as a whole, other than in the ordinary course of business;

            (m) other than in the ordinary course of business, in a manner consistent with past practice and on terms not materially adverse to C Co and the C Co Subsidiaries taken as a whole, (i) enter into, amend, modify, cancel or consent to the termination of any Specified C Co Contract (other than any Specified C Co Contract described in Section 3.17(b)(viii)) or any Contract that would be a Specified C Co Contract (other than any Specified C Co Contract described in Section 3.17(b)(viii)) if in effect on the date of this Agreement; or (ii) amend, waive, modify, cancel or consent to the termination of C Co's or any C Co Subsidiary's rights thereunder;

            (n) enter into, amend, modify or waive any rights under any Contract or transaction (or series of related Contracts or transactions) with an executive officer or director (or, other than on arm's-length terms in the ordinary course of business, any person in which such executive officer or director, or, to the knowledge of C Co, any immediate family member of such executive officer or director, has over a 10% interest) involving amounts in excess of $60,000;

            (o) fail to maintain in full force and effect or fail to use commercially reasonable efforts to replace or renew material insurance policies existing as of the date hereof and covering C Co and the C Co Subsidiaries and their respective properties, assets and businesses, taken as a whole;

            (p) take any action that, to the knowledge of C Co, would reasonably be likely to prevent or materially delay satisfaction of the conditions contained in Section 7.01 or 7.03 or the consummation of the Merger; or

            (q) agree to take any of the actions described in Sections 5.01(a) through 5.01(p) above.

      SECTION 5.02 CONDUCT OF BUSINESS BY F CO PENDING THE MERGER. Between the date of this Agreement and the Effective Time, except as expressly contemplated by this Agreement, as required by law, as set forth in Section 5.02 of the F Co Disclosure Schedule or as approved by C Co in writing (which approval shall not be unreasonably withheld or delayed), F Co and the F Co Subsidiaries shall conduct the business of F Co and the F Co Subsidiaries in the ordinary course of business, use their reasonable best efforts to preserve substantially intact their respective business organizations, and preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. Without limiting the generality of the foregoing, except as contemplated by any other provision of this Agreement, as required by law, or as set forth in Section 5.02 of the F Co Disclosure Schedule, F Co and the F Co Subsidiaries shall not, between the date of this Agreement and the Effective Time, without the prior written consent of C Co (which consent shall not be unreasonably withheld or delayed):

            (a) amend or otherwise change its Certificate of Incorporation or Bylaws (or comparable organizational documents) in a manner adverse to C Co;

            (b) issue, sell, pledge, dispose of, grant, or encumber: (i) any shares of any class of capital stock of F Co or any F Co Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including any phantom interest), of F Co or any F Co Subsidiary, except for the issuance of shares of F Co Common Stock issuable pursuant to F Co Stock Options outstanding on the date hereof under the F Co Stock Option Plan; or (ii) any assets of F Co or any F Co Subsidiary worth $7,500,000 in any individual transaction or $25,000,000 in the aggregate, except in the ordinary course of business and in a manner consistent with past practice;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly-owned F Co Subsidiary to F Co or any other F Co Subsidiary;

            (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock of F Co or any F Co Subsidiary other than in connection with the exercise of F Co Stock Options or the forfeiture of restricted stock or other equity awards to employees, or pursuant to other contractual rights existing on the date hereof;

            (e) (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof having a value (including the amount of any assumed indebtedness) in excess of $50,000,000, individually, (ii) repurchase, repay, cancel or incur any indebtedness for borrowed money, other than (A) capital leases in the ordinary course of business consistent with past practice, (B) in connection with permitted acquisitions, (C) under the existing credit facilities of F Co and F Co Subsidiaries in the ordinary course of business, (D) scheduled payments in connection with currently outstanding indebtedness for borrowed money; or (E) increases necessary to fund the Special Dividend as contemplated by Section 6.06 or to fund the working capital or corporate needs of the C Co and its subsidiaries following Closing, on terms reasonably satisfactory to C Co, (iii) grant any Lien in any of its material assets to secure any indebtedness for borrowed money, except in connection with such indebtedness permitted under the preceding clause (ii); (iv) issue any debt securities or assume, endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (v) except to the extend the amount is reflected in F Co's 2005 capital expenditure budget, authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $7,500,000 or capital expenditures which are, in the aggregate, in excess of $25,000,000 for F Co and F Co Subsidiaries taken as a whole; (vi) enter into any new line of business outside of its existing business segments; or (vii) make investments in persons other than wholly-owned F Co Subsidiaries, other than ordinary course investments in accordance with F Co's existing investment policy;

            (f) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of F Co (other than the Merger) or, except in the ordinary course of business, any F Co Subsidiary;

            (g) except in the ordinary course of business and in a manner consistent with past practice: (i) increase the compensation payable or to become payable or the benefits provided to any current or former director or executive officer; (ii) grant any retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former director or executive officer or any other current or former employee or any other current or former employee; or (iii) establish, adopt, enter into, terminate or materially amend any collective bargaining agreement or F Co Plan (other than individual contracts, agreements or commitments with employees who are not directors or executive officers) or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be such a F Co Plan if it were in existence as of the date of this Agreement, except as required by law or under any existing F Co Plan or Contract;

            (h) (i) except as required by law or the Treasury Regulations promulgated under the Code, make any change in any method of Tax accounting for a material amount of Taxes or (ii) make, change or rescind any material Tax election, settle or compromise any material Tax liability, file any amended Tax Return involving a material amount of additional Taxes (except as required by law), enter into any closing agreement relating to a material amount of Taxes, or waive or extend the statute of limitations in respect of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business);

            (i) make any material change to its methods of accounting in effect at December 31, 2004, except as required by changes in GAAP (or any interpretation thereof) or a change in applicable law or as required by a Governmental Authority or quasi-Governmental Authority (including FASB or any similar organization);

            (j) write up, write down or write off the book value of any assets of F Co and F Co Subsidiaries, other than (i) in the ordinary course of business and consistent with past practice or (ii) as may be required by GAAP or FASB;

            (k) pay, discharge, waive, settle or satisfy any material claim (which shall include, but not be limited to, any pending or threatened material Action) in excess of $10,000,000, other than in the ordinary course of business and consistent with past practice;

            (l) enter into any agreement that restricts the ability of F Co or any of F Co Subsidiaries to engage or compete in any line of business in any respect material to the business of F Co and F Co Subsidiaries, taken as a whole, other than in the ordinary course of business;

            (m) other than in the ordinary course of business, in a manner consistent with past practice and on terms not materially adverse to F Co and F Co Subsidiaries taken as a whole, (i) enter into, amend, modify, cancel or consent to the termination of any Specified F Co Contract (other than as contemplated by the Consent Commitments or with respect to any Specified F Co Contract described in Section 4.17(b)(vii)) or any Contract that would be a Specified F Co Contract (other than any Specified F Co Contract described in
Section 4.17(b)(vii)) if in effect on the date of this Agreement; or (ii) amend, waive, modify, cancel or consent to the termination of F Co's or any F Co Subsidiary's rights thereunder;

            (n) enter into, amend, modify or waive any rights under any Contract or transaction (or series of related Contracts or transactions) with an executive officer or director (or, other than on arm's-length terms in the ordinary course of business, any person in which such executive officer or director, or, to the knowledge of F Co, any immediate family member of such executive officer or director, has over a 10% interest) involving amounts in excess of $60,000;

            (o) amend or modify, or waive, or fail in any material respect to enforce, any rights under any of the Intercompany Agreements;

            (p) fail to maintain in full force and effect or fail to use commercially reasonable efforts to replace or renew material insurance policies existing as of the date hereof and covering F Co and F Co Subsidiaries and their respective properties, assets and businesses, taken as a whole;

            (q) take any action that, to the knowledge of F Co, would reasonably be likely to prevent or materially delay satisfaction of the conditions contained in Section 7.01 or 7.02 or the consummation of the Merger; or

            (r) agree to take any of the actions described in Sections 5.02(a) through 5.02(q) above.

      SECTION 5.03 NO CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give C Co, directly or indirectly, the right to control or direct F Co's or F Co Subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement shall give F Co, directly or indirectly, the right to control or direct C Co's or the C Co Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, each of F Co and C Co shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries' respective operations.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

      SECTION 6.01 PROXY STATEMENT; OTHER FILINGS. As promptly as practicable following the date of this Agreement (it being acknowledged that each of C Co and F Co will use their reasonable best efforts to accomplish within 20 business days thereafter, unless the parties otherwise mutually agree): (a) C Co shall prepare and file with the SEC the preliminary Proxy Statement, and (b) each of C Co, Merger Co and F Co shall, or shall cause their respective affiliates to, prepare and file with the SEC all Other Filings that are required to be filed by such party in connection with the transactions contemplated hereby. C Co, Merger Co and F Co shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements or other filings prepared in connection with transactions of the type contemplated by this Agreement. Each of C Co, Merger Co and F Co shall use their respective reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and C Co shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to C Co's shareholders as promptly as reasonably practicable after the date of this Agreement. Each party shall promptly notify the other party upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall provide the other party with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement or the Other Filings. If at any time prior to the C Co Shareholders' Meeting, any information relating to C Co, Merger Co and F Co or any of their respective affiliates, officers or directors, should be discovered by C Co, Merger Co or F Co which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable law, disseminated to the shareholders of C Co. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing the Other Filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the party responsible for filing or mailing such document shall provide the other party an opportunity to review and comment on such document or response.

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      SECTION 6.02 C CO SHAREHOLDERS' MEETING. C Co shall duly call, give notice of, convene and hold a meeting of its shareholders (the "C Co Shareholders' Meeting"), as promptly as practicable after the date of this Agreement, for the purpose of voting upon the C Co Proposal. Unless this Agreement shall have been terminated in accordance with Section 8.01, C Co shall hold the C Co Shareholders' Meeting regardless of whether the C Co Board has effected a Change in Board Recommendation. Subject to Section 6.05(c), the C Co Board shall recommend to the shareholders of C Co that they approve the Share Issuance and the Articles Amendment, and shall include such recommendation in the Proxy Statement. In connection with the votes taken at the C Co Shareholders' Meeting on the C Co Proposal, C Co shall provide, pursuant to Section 14-2-1302(a)(5) of the GBCC, that shareholders of C Co shall be entitled to dissent from each such action and obtain payment for their shares in accordance with Sections 14-2-1321 and 14-2-1323 of the GBCC. Nothing contained in this Section 6.02 shall be deemed to prevent C Co or the C Co Board from taking any action it is permitted to take under, and in compliance with, Section 6.05.

         SECTION 6.03 ACCESS TO INFORMATION; CONFIDENTIALITY.

            (a) Access to Information. Except as otherwise prohibited by applicable law, the terms of any Contract entered into prior to the date hereof, or any other duty of confidentiality owed to another person, or would be reasonably expected to violate any attorney-client privilege (it being understood that the parties shall each use reasonable best efforts to cause such information to be provided in a manner that does not result in such violation), from the date of this Agreement until the Effective Time, F Co, on the one hand, and C Co on the other hand, shall (and shall cause their respective subsidiaries to): (i) provide to each other and to their respective officers, directors, employees, accountants, consultants, legal counsel, financing sources, agents and other representatives (collectively, "Representatives") reasonable access, during normal business hours and upon reasonable prior notice, to their respective officers, employees, agents, properties, offices and other facilities, and those of their respective subsidiaries, and to the books and records thereof; and (ii) furnish promptly to each other such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of themselves as they or their respective Representatives may reasonably request. Notwithstanding the foregoing, C Co and F Co each may impose reasonable restrictions and limitations on access to such officers, employees, agents, properties, offices, facilities, books and records and information, and each shall, and shall cause their respective Representatives to, use their best reasonable efforts to conduct any such investigation or consultation in such a manner as not to interfere unreasonably with their respective business or operations (or those of their subsidiaries) or otherwise result in any unreasonable interference with the prompt and timely discharge by their respective employees of their normal duties. No party hereto shall be required to provide access to or to disclose information where such access or disclosure would jeopardize that party's attorney-client privilege, or could reasonably be deemed to contravene any law, any Contract entered into prior to the date of this Agreement, or any other duty of confidentiality owed to another person (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that does not cause such violation or jeopardization).

            (b) Confidentiality. All materials, documents and information obtained by C Co or its Representatives, on the one hand, or F Co and its Representatives, on the other hand, pursuant to this Section 6.03 shall be kept confidential and otherwise dealt with in accordance with the confidentiality agreement, dated March 28, 2005 (the "Company Confidentiality Agreement"), between C Co and F Co, and, to the extent applicable, the confidentiality

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agreements between C Co and TPG Partners IV, L.P. dated March 31, 2005, and between C Co and Thomas H. Lee Partners, L.P. dated April 4, 2005 (such confidentiality agreements, together with the Company Confidentiality Agreement, the "Confidentiality Agreements"). The Confidentiality Agreements shall remain in full force and effect, notwithstanding the execution and delivery or termination of this Agreement.

            (c) No Limitation. No investigation pursuant to this Section 6.03 or otherwise shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties.

      SECTION 6.04 F CO FINANCIAL STATEMENTS. Between the date of this Agreement and the Closing Date, F Co shall deliver to C Co, as soon as reasonably practicable in accordance with normal practice after the end of each fiscal quarter, unaudited combined balance sheets of F Co and the F Co Subsidiaries as of the end of such quarter (commencing with the delivery of such statements for the fiscal quarter ended September 30, 2005) and combined statements of income for such quarter (the "Quarterly Financials"). The Quarterly Financials shall be prepared in accordance with GAAP, consistent with past practices.

      SECTION 6.05 NO SOLICITATION OF TRANSACTIONS BY C CO.

            (a) Non-Solicitation by C Co. C Co agrees that neither it nor any C Co Subsidiary shall, nor shall it authorize or permit the Representatives of C Co or the C Co Subsidiaries to, (i) solicit, initiate, propose or knowingly encourage the submission of any C Co Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person (other than C Co or its Representatives) any non-public information in connection with, any C Co Acquisition Proposal, or (iii) take any action to render the C Co Rights Agreement inapplicable to an Acquisition Proposal or the transactions contemplated thereby or exempt or exclude any person from the applicability of the C Co Rights Agreement in connection with an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent C Co or the C Co Board from, prior to the adoption of this Agreement by C Co's stockholders in accordance with this Agreement, furnishing information to, or engaging in negotiations or discussions with, any person (and such person's Representatives) in connection with an unsolicited bona fide written C Co Acquisition Proposal by such person received after the date hereof, if and only to the extent that prior to taking such action the C Co Board (or any committee thereof) (A) determines in good faith (after consultation with its financial advisors) that such C Co Acquisition Proposal may constitute, or could reasonably be expected to lead to, a Superior Proposal, (B) (1) has received prior to the date hereof an executed confidentiality agreement from such person in connection with such person's consideration of making a C Co Acquisition Proposal, or (2) receives from such person an executed confidentiality agreement, the confidentiality terms of which are no less favorable in the aggregate to C Co than those contained in the Confidentiality Agreements, and (C) the C Co Board shall have determined in good faith (after consultation with its outside legal counsel) that such action is necessary in order for the C Co Board to comply with its fiduciary duties under applicable law.

            (b) Notification and Related Matters. C Co shall notify F Co as promptly as practicable of the receipt by C Co or any of the C Co Subsidiaries, or any of its or their

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

respective Representatives, of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any C Co Acquisition Proposal, specifying the material terms and conditions thereof. Promptly upon determination by the C Co Board that an Acquisition Proposal constitutes a Superior Proposal, C Co shall deliver to F Co a written notice advising it that the C Co Board has made such determination, specifying the material terms and conditions of such Superior Proposal and the identity of the person making such Superior Proposal (such notice, a "Superior Proposal Notice"). C Co agrees that neither it nor any of the C Co Subsidiaries shall modify, amend, terminate, waive or release any confidentiality or standstill agreement to which C Co or any C Co Subsidiary is a party and which relates to a business combination involving C Co or any C Co Subsidiary or the assets of C Co or any C Co Subsidiary, except where the C Co Board (or any committee thereof) determines in good faith (after consultation with its outside legal counsel) that it is required to do so in order to comply with its fiduciary duties under applicable law.

            (c) Change in Recommendation. Except as set forth in this Section 6.05(c), the C Co Board (or any committee thereof) shall not: (i) withdraw, or modify or change in a manner adverse to F Co, the C Co Board Recommendation;
(ii) approve or recommend any C Co Acquisition Proposal; or (iii) approve or recommend, or allow C Co or any C Co Subsidiary to enter into, any letter of intent, acquisition agreement or other similar agreement with respect to, or that is reasonably expected to result in, any C Co Acquisition Proposal (other than a confidentiality agreement referred to in this Section 6.05). Notwithstanding the foregoing, (x) in response to the receipt of an unsolicited bona fide written C Co Acquisition Proposal, if the C Co Board (or any committee thereof) (A) determines in good faith (after consultation with its financial advisors) that such C Co Acquisition Proposal is a Superior Proposal and (B) determines in good faith (after consultation with its outside legal counsel) that it is required to do so in order to comply with its fiduciary duties to the shareholders of C Co under applicable law, then the C Co Board may approve and recommend such Superior Proposal and, in connection with such Superior Proposal, withdraw, or modify or change in a manner adverse to F Co, the C Co Board Recommendation or (y) other than in connection with a C Co Acquisition Proposal, if the C Co Board determines in good faith (after consultation with its outside legal counsel) that it is required to do so in order to comply with its fiduciary duties to the shareholders of C Co under applicable law, then the C Co Board may withdraw, or modify or change in a manner adverse to F Co, the C Co Board Recommendation (either event described in the foregoing clauses (x) and (y), a "Change in Board Recommendation").

            (d) Certain Disclosures. Nothing contained in this Agreement shall prohibit C Co from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to C Co's shareholders if the C Co Board (or any committee thereof) determines in good faith (after consultation with its outside legal counsel) that it is required to do so under applicable law; provided, however, that in no event shall this Section 6.05(d) affect the obligations of C Co specified in Section 6.05(c).

            (e) For purposes of this Agreement, "C Co Acquisition Proposal" means any proposal or offer (including any proposal from or to C Co's shareholders) from any person other than F Co or any of its stockholders or any group including any of the foregoing persons relating to: (i) any direct or indirect acquisition or purchase, in a single transaction or series of

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

transactions by such person or group acting in concert, of (A) more than 25% of the fair market value (as determined in good faith by the C Co Board) of the assets (including capital stock of the C Co Subsidiaries) of C Co and its consolidated subsidiaries, taken as a whole, or (B) over 25% of any class of equity securities of C Co; or (ii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or other similar transaction involving C Co as a result of which any person or group acting in concert would acquire the assets, securities or businesses described in any of clauses (A) or (B) above; provided, however, that the foregoing shall not be deemed to include the disposition of any assets, securities or businesses of C Co that are listed on Section 5.01 of the C Co Disclosure Schedule.

      SECTION 6.06 FINANCING AND OTHER ACTIONS FOR SPECIAL DIVIDEND. Promptly following the date of this Agreement, C Co and F Co shall each use its commercially reasonable efforts to arrange for adequate and appropriate financing facilities (which may include existing facilities or the facility contemplated by the SunTrust Commitment) and other debt funding sources to provide the cash, when taken together with C Co's available excess cash, necessary to pay, as set forth below, the Special Dividend, such financing facilities to be on terms reasonably acceptable to F Co. Prior to the Closing Date and subject to satisfaction or waiver of the conditions to both parties' obligations to consummate the Merger in Article VII, the Board of Directors of C Co shall declare the Special Dividend payable to shareholders of C Co of record immediately prior to the Effective Time (the "Special Dividend Recipients") if sufficient funds are available therefor and to the extent such declaration and payment is permitted by applicable law. C Co shall take such actions as it deems necessary to adjust all outstanding C Co Options and C Co Restricted Stock Units as of the record date for the Special Dividend in order to ensure that all such options and units maintain their intrinsic value and provide the same economic benefit to the holders thereof, as determined prior to the payment of the Special Dividend, to account for the payment of the Special Dividend. C Co will use its commercially reasonable efforts to cause the closing price of the C Co Common Stock as reported by the NYSE as of the trading day close most recently occurring prior to the Effective Time is reported as ex-dividend with respect to the Special Dividend.

      SECTION 6.07 EMPLOYEE BENEFITS MATTERS.

            (a) Obligations with Respect to C Co Employees. For a six (6) month period beginning immediately following the Effective Time (the "Continuation Period"), C Co shall, or shall cause its subsidiaries to, (i) provide each person who is employed by C Co or any C Co Subsidiary as of the Effective Time (each, a "Continuing Employee") with benefits under any "welfare employee benefit plans" as defined in Section 3(2) of ERISA and the C Co 401(k) plan (but excluding any compensation, incentive compensation opportunities, stock option, restricted stock and other equity incentives and any other employee benefit plan that is not a welfare plan) that are not materially less favorable in the aggregate than those provided to the Continuing Employees immediately prior to the Effective Time, and (ii) provide medical and life insurance benefits to retirees (including C Co Employees who become eligible for such retiree coverage during such period) that are substantially similar to the coverage maintained by C Co immediately prior to the Effective Time. Nothing herein shall be deemed to be a guarantee of employment for any C Co Employee, or to restrict the right of C Co or any of its subsidiaries to terminate any C Co Employee. Further, nothing herein shall restrict the right of C Co or any or

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its subsidiaries to amend any benefit plans in accordance with the terms and conditions of such benefit plans.

            (b) Eligibility. With respect to any employee benefit plan, program or arrangement (other than with respect to eligibility to participate in or benefit accrual under any defined benefit pension plan) established or maintained by F Co Parent, C Co or any of their respective subsidiaries under which any Continuing Employees may be eligible to participate on or after the Effective Time, C Co shall, or shall cause its subsidiaries to, recognize service of the Continuing Employees with C Co or any of its subsidiaries (or their respective predecessors) or F Co or any of its subsidiaries (or their respective predecessors) to the same extent that the service of any such Continuing Employee was recognized by C Co or any of its subsidiaries (or their respective predecessors) under comparable C Co Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

            (c) Welfare Plans. With respect to the welfare benefit plans, programs and arrangements maintained or sponsored by, or contributed to by C Co or any of its subsidiaries ("Surviving Welfare Benefit Plans") in which any Continuing Employees may be eligible to participate on or after the Effective Time, C Co shall, and shall cause its subsidiaries to, and F Co Parent shall be required to, and shall be required to cause its subsidiaries to (i) waive, or use commercially reasonable efforts to cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each Continuing Employee under any Surviving Welfare Benefit Plan to the same extent waived under a comparable C Co Plan or F Co Plan, and (ii) provide credit to each Continuing Employee for any co-payments, deductibles and out-of-pocket expenses paid by such Continuing Employee under the C Co Plans or F Co Plans during the relevant plan year, up to and including the Effective Time.

            (d) C Co Change in Control Agreements. From and after the Effective Time, C Co shall, and shall cause its subsidiaries to, honor or cause to be honored in accordance with their terms, each C Co Change in Control Agreement listed on Schedule 3.11(c) including, without limitation, each Change in Control letter agreement (subject to any termination provided below) and each trust or other funding requirements with respect to such C Co Change in Control Agreements. Simultaneously with the execution of this Agreement, each of the two
(2) C Co Employees set forth on Annex A to EXHIBIT F-1 attached hereto has executed an Employment Agreement with C Co, to be effective as of the Effective Time, in the form attached hereto as EXHIBIT F-1, which shall replace and supersede such C Co Employees' Change in Control letter agreements. Following the execution of this Agreement, C Co shall use its commercially reasonable efforts to obtain the execution and delivery by each of the C Co Employees set forth on Annex A to EXHIBIT F-2 attached hereto of a termination of such individual's Change in Control letter agreement, to be effective as of the Effective Time, in substantially the form attached hereto as EXHIBIT F-2.

            (e) International Employees. The provisions of this Section 6.07 shall apply with respect to Foreign C Co Plans and Foreign F Co Plans and foreign Continuing Employees except to the extent not permissible or advisable under the terms of such plans or the applicable foreign laws.

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            (f) C Co Stock Incentive Plan Amendment. Prior to the Effective
Time, C Co shall (i) amend and restate the C Co Stock Incentive Plan to increase the total number of shares available under such plan by an additional 6,000,000 shares, to increase the limits on the number of options, restricted shares and other awards that may be granted to any individual in any calendar year, and to make any other changes (which changes shall be subject to the consent of F Co, which consent shall not be reasonably withheld) necessary or advisable to reflect the Special Dividend, the Merger and the transactions contemplated by this Agreement, and (ii) submit such amended and restated plan to C Co's shareholders for approval at the C Co Shareholders' Meeting.

      SECTION 6.08 ANCILLARY AGREEMENTS. At or prior to the Closing, each of C Co and F Co shall execute and deliver each Ancillary Agreement to which it has been designated to become a party thereto pursuant to this Agreement.

      SECTION 6.09 TAX-FREE REORGANIZATION TREATMENT. C Co and F Co intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of C Co and F Co shall, and shall cause its respective subsidiaries to, use its reasonable best efforts to cause the Merger so to qualify and to obtain the opinions of counsel referred to in Section 7.02(d) and
Section 7.03(d). Neither C Co nor F Co shall take any action, or fail to take any action, that could reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or that could reasonably be expected to jeopardize the ability of C Co or F Co to deliver the representation certificates referred to in Section 7.02(d) and
Section 7.03(d).

      SECTION 6.10 INTENTIONALLY OMITTED.

      SECTION 6.11 STATE TAKEOVER STATUTES. C Co and F Co and their respective Boards of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the transactions provided for in this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement or the transactions contemplated by this Agreement, take all reasonable action necessary to ensure that the transactions provided for in this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the transactions provided for in this Agreement.

      SECTION 6.12 NOTIFICATION OF CERTAIN MATTERS. F Co shall give prompt notice to C Co, and C Co shall give prompt notice to F Co, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause any condition to the obligations of any party hereunder not to be satisfied, and (b) any failure of F Co or C Co to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery or non-delivery of any notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. In addition, F Co shall give prompt written notice to C Co, and C Co shall give prompt written notice to F Co, of any notice or other communication (i) from any person and the response thereto of F Co or the Subsidiaries or C Co, as the case may be, or its or their Representatives alleging that the consent of such person is or may be required

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

in connection with this Agreement or the Merger, and (ii) from any Governmental Authority and the response thereto of F Co, F Co Subsidiaries, C Co or the C Co Subsidiaries, as the case may be, or its or their Representatives in connection with this Agreement or the Merger.

      SECTION 6.13 FURTHER ACTION; REASONABLE BEST EFFORTS.

            (a) Further Action. Upon the terms and subject to the conditions of this Agreement, each of the parties agrees to use its reasonable best efforts to
(i) take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate the Merger and effect the Share Issuance and the Articles Amendment, (ii) obtain from Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by C Co or F Co or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement, and (iii) promptly make all necessary filings, and thereafter make any other required submission, with respect to this Agreement, the Merger, the Share Issuance and the Articles Amendment required under the HSR Act or any other applicable antitrust, competition or fair trade laws with respect to the Merger. Subject to appropriate confidentiality protections, the parties shall have an opportunity to review and comment on drafts of all applications, notices, petitions, filings and other documents made or prepared in connection with the items described in clauses (i) through (iii) above, which comments shall be considered by the other party in good faith, shall cooperate with each other in connection with the prompt making of all such filings, will furnish to the other party such necessary information and assistance as such other party may reasonably request with respect to the foregoing and will provide the other party with copies of all filings made by such party with any applicable Government Authority, and, upon request, any other information supplied by such party to a Governmental Authority in connection with this Agreement and the Merger.

            (b) HSR Act Compliance. C Co, Merger Co and F Co shall file as soon as practicable after the date of this Agreement all required or advisable notifications under, or relating to, the HSR Act and any antitrust, competition or fair trade law of any applicable United States or non-United States governmental antitrust authority and shall respond as promptly as practicable to all inquiries or requests for additional information received from a Governmental Authority in relation to such filings or notices for additional information or documentation. C Co, Merger Co and F Co will cooperate fully (including, without limitation, by providing all information the other party reasonably requests) with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Notwithstanding anything to the contrary in this Section 6.13(b), (A) neither F Co nor C Co shall be required to agree to (i) the divestiture (including through a licensing arrangement) by it or its respective subsidiaries of any of their respective businesses, product lines or assets (other than an immaterial amount of assets), or (ii) the imposition of any limitation (other than an immaterial limitation) on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock (other than an immaterial amount of such assets, properties or stock), and (B) no action taken by C Co or F Co pursuant to this Section 6.13(b) shall affect the Exchange Ratio.

            (c) Consents. C Co, Merger Co and F Co shall, and shall cause their respective subsidiaries to, use their respective reasonable best efforts to obtain any third party

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consents (i) necessary to consummate the Merger, Share Issuance and the Other
Transactions or (ii) required to prevent a Material Adverse Effect from occurring prior to the Effective Time.

      SECTION 6.14 PUBLIC ANNOUNCEMENTS. The parties agree to issue a press release relating to this Agreement which shall be a joint press release, the text of which has been agreed to by each of C Co and F Co. Thereafter, each of C Co and F Co shall agree upon, before issuing, the text of any press release or any other public statements with respect to this Agreement or the Merger, except to the extent public disclosure is required by applicable law or the requirements of the NYSE, in which case the issuing party shall use its reasonable best efforts to consult with the other party, and allow a reasonable time for such party to comment upon the press release, before issuing any such release or making any such public statement.

      SECTION 6.15 TERMINATION OF CERTAIN F CO CONTRACTS. F Co shall cause those Contracts listed on Schedule 6.15(a) pursuant to which F Co has granted certain rights to its stockholders (including that certain Stockholders Agreement dated as of March 9, 2005, that certain Registration Rights Agreement dated as of March 9, 2004 and those certain Management Agreements dated as of March 9,
2004), and all intercompany Contracts between or among F Co and any of its stockholders (other than those Contracts set forth on Schedule 6.15(b)) or any of their respective affiliates that is not an Intercompany Agreement, to be terminated on or prior to the Effective Time.

      SECTION 6.16 AMENDMENT OF F CO INTERCOMPANY AGREEMENTS. F Co shall, and C Co shall cooperate with F Co to, cause (a) all of the Intercompany Agreements to be amended as necessary to reflect the amendments specified in Section A of
Schedule 6.16, and (b) each specific Intercompany Agreement identified in Section B of Schedule 6.16 to be amended to reflect the specified changes set forth with respect to that Intercompany Agreement in such Section B. Each amendment pursuant to the preceding sentence (the "Specified Amendments") shall be in form reasonably satisfactory to each of F Co and C Co. F Co and C Co shall also cooperate in good faith with each other and with F Co Parent to identify, as promptly as practicable and prior to the Closing, relationships between F Co and F Co Parent currently governed by those Intercompany Agreements identified in items 1 and 2 of Schedule 4.20 that the parties believe should be considered for modification by mutual agreement of F Co, C Co and F Co Parent for the purposes of effecting the integration of F Co with C Co on terms and conditions acceptable to each of F Co, C Co and F Co Parent, and deemed by each of them to be in its best interests following the Effective Time. To the extent such parties identify such changes and mutually agree to the terms and conditions thereof, they will enter into amendments to such Intercompany Agreements to reflect the same, effective as of the Effective Time and in form and substance to satisfactory to each party (the "Integration Amendments" and, together with the Specified Amendments, the "Intercompany Agreement Amendments").

      SECTION 6.17 EXISTING F CO INDEBTEDNESS.

            (a) F Co shall use its best efforts to complete one of the alternative transactions contemplated by the Bank Letter Agreement in accordance with the terms thereof (a "Bank Letter Financing"). If a Bank Letter Financing cannot be obtained, F Co shall use its best efforts to obtain alternative financing ("Alternate Financing") in an amount at least sufficient to repay, refinance or refund the amount of all loans, letters of credit and other obligations under

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the Credit Agreement among F Co, the lenders and other parties thereto dated as of March 9, 2005 (as amended to the date hereof, the "F Co Credit Agreement") and C Co's existing $200 million credit facility (or, if applicable, the $250 million unsecured term loan under the SunTrust Commitment) and to effect a termination of the F Co Credit Agreement and the payment of any and all related fees and expenses, at or prior to Closing (it being understood that such best efforts would not require F Co to obtain financing that is on terms substantially less favorable than a Bank Letter Financing, but will include best efforts to obtain financing on terms at least as favorable as a Bank Letter Financing). F Co shall keep C Co informed on a reasonably current basis in reasonable detail of the status of its respective best efforts to obtain a Bank Letter Financing or Alternate Financing in accordance with this Section 6.17(a) and shall not permit any material adverse amendment or modification to be made to, or any waiver of any provision or remedy under, the Bank Letter Agreement without obtaining the prior written consent of C Co.

            (b) Without limiting the provisions of Section 6.17(a), promptly following the date of this Agreement, each of F Co and C Co shall use its commercially reasonable efforts to arrange for adequate and appropriate financing facilities (which may include existing facilities) and other debt funding sources to provide for sufficient working capital and funds for other corporate purposes to C Co following Closing, on terms reasonably acceptable to F Co and C Co.

      SECTION 6.18 OFFICER AND DIRECTOR INSURANCE; INDEMNIFICATION.

            (a) C Co shall purchase a six-year "tail" prepaid non-cancelable run-off insurance policy prior to the Effective Time on terms and conditions no less advantageous to the officers and directors of C Co than the existing directors' and officers' liability insurance maintained by C Co, to provide insurance coverage for events, acts or omissions occurring on or prior to the Closing (including for acts or omissions occurring on or prior to the Effective Time in connection with this Agreement and the consummation of the transactions contemplated hereby) for all persons who were directors or officers of C Co or any C Co Subsidiary on or prior to the Closing (the "C Co Indemnified Parties"). After the Closing, C Co shall, or shall cause the Surviving Company to, maintain such policies in full force and effect, for their full terms, and continue to honor their respective obligations thereunder.

            (b) From and after the Effective Time, C Co shall indemnify and hold harmless the C Co Indemnified Parties and all persons who were directors or officers of F Co or any F Co Subsidiary on or prior to the Closing (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), to the fullest extent permitted by applicable law (and C Co shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided, further, that any determination as to whether an Indemnified

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Person is entitled to indemnification or advancement of expenses hereunder shall be made by independent counsel selected by C Co and such Person.

            (c) Any Indemnified Party wishing to claim indemnification under paragraph (b) of this Section 6.18, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify C Co thereof, but the failure to so notify shall not relieve C Co of any liability it may have to such Indemnified Party except to the extent such failure materially and actually prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding, or investigation (whether arising before or after the Effective
Time), (i) C Co shall have the right to assume the defense thereof and C Co shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties for any legal expense of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if C Co does not elect to assume such defense or counsel for the Indemnified Parties reasonably concludes that there may be a conflict of interest between C Co and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and C Co shall be obligated to pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that C Co shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; provided, that the fewest number of counsel necessary to avoid conflicts of interest shall be used; (ii) the Indemnified Parties will use their reasonable efforts to cooperate in the defense of any such matter; and (iii) C Co shall not be liable for any settlement effected without their prior written consent (such consent not to be unreasonably withheld or delayed); and provided, further, that C Co shall not have any obligation under this Agreement to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

            (d) The obligations of C Co under this Section 6.18 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party to whom this Section 6.18 applies without the consent of the affected Indemnified Party. If C Co or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of C Co, as the case may be, shall assume all of the obligations set forth in this
Section 6.18.

            (e) The provisions of this Section 6.18 are intended to be for the benefit of, and shall be enforceable as a contract by, each of the Indemnified Parties and their heirs and legal representatives.

            (f) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 6.18 shall be in addition to any rights such Indemnified Parties

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

may have under the articles of incorporation or bylaws of C Co or any of the C Co Subsidiaries, or under any other applicable laws.

      SECTION 6.19 GOVERNANCE OF C CO. Subject to the receipt of the C Co Shareholder Approval, C Co shall take all action necessary to (i) cause the Articles Amendment to be duly executed, acknowledged and filed with the Secretary of State of the State of Georgia effective as of the Closing, (ii) cause the persons designated in accordance with Section 5.4(a) of the Shareholders Agreement to constitute the full Board of Directors of C Co as of the Closing and to be assigned to the applicable class of directors in the manner provided in the Shareholders Agreement, (iii) cause William P. Foley, II to be appointed as Chairman of the Board of Directors of C Co, provided that such individual is designated as a director in accordance with clause (ii), (iv) cause Lee A. Kennedy to be named as a director and the chief executive officer of C Co as of the Effective Time, provided that such individual has not previously terminated his employment with C Co and (v) cause the bylaws of C Co as of the Closing to be amended and restated in the form of the Bylaws attached as EXHIBIT H hereto.

      SECTION 6.20 NYSE SYMBOL. C Co and F Co shall use their respective commercially reasonable efforts to cause the shares of C Co Common Stock to trade on the NYSE under the symbol "FIS" immediately after the Effective Time.

      SECTION 6.21 SHELF REGISTRATION. Prior to the Effective Time, each of C Co and F Co shall cooperate in the preparation of a registration statement on Form S-3 (the "S-3") and use their respective reasonable best efforts to cause such S-3 to be filed as soon as reasonably practicable after the Effective Time for purposes of effecting a registration of the Registrable Shares of the Sponsors (as such terms are defined in the Registration Rights Agreement) under such S-3 pursuant to Rule 415 under the Securities Act, on the terms and otherwise subject to the conditions of the Registration Rights Agreement; provided, however, that, notwithstanding the foregoing, the terms and conditions of the Shareholders Agreement and Lock-Up Agreement shall govern the Transfer (as defined in the Shareholders Agreement) of any such Registrable Shares. To the extent available, each of C Co, Merger Co and F Co shall, prior to the Effective Time, use its reasonable best efforts to furnish all information concerning itself and its affiliates that is required to be included in such S-3.

                                   ARTICLE VII
                            CONDITIONS TO THE MERGER

      SECTION 7.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of C Co and F Co to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following conditions:

            (a) C Co Shareholder Approval. The C Co Shareholder Approval shall have been obtained.

            (b) Antitrust Approvals and Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under applicable United States and non-United States antitrust or competition laws, including the HSR Act, shall have expired

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

or been terminated, and any approvals required thereunder shall have been obtained in accordance with the provisions of Section 6.13(b) hereof.

            (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

            (d) Governmental Consents. All material consents, approvals and authorizations legally required to be obtained to consummate the Merger hereto shall have been obtained from all Governmental Authorities and any conditions to the receipt of the any of the foregoing, individually or in the aggregate, are not reasonably expected to have an F Co Material Adverse Effect or a C Co Material Adverse Effect.

            (e) Special Dividend. C Co shall have available to it sufficient funds, and shall be permitted under applicable law, to pay the Special Dividend, and the Board of Directors of C Co shall have duly declared the Special Dividend, any advance notice requirements applicable to the Special Dividend under the rules of the NYSE shall have been satisfied, and on or before the Closing Date, cash or other immediately available funds in amount equal to the Special Dividend shall have been deposited with a bank or trust company designated by C Co to act as agent for the Special Dividend Recipients in connection with payment of the Special Dividend, for the benefit of the Special Dividend Recipients, such cash not be used for any other purpose.

            (f) Dissenting Shares. The number of shares of C Co Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by C Co shareholders who have properly exercised dissenters' rights with respect to such shares of C Co Common Stock in accordance with Sections 14-2-1321 and 14-2-1323 of the GBCC shall not exceed 5% of the then-outstanding shares of C Co Common Stock.

      SECTION 7.02 CONDITIONS TO THE OBLIGATIONS OF C CO The obligations of C Co to consummate the Merger, the Share Issuance and the Articles Amendment are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of F Co contained in this Agreement (other than those contained in Sections 4.03 and 4.04) shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words "F Co Material Adverse Effect", except for the limitation set forth in the first sentence of Section 4.09) as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation on any representation or warranty indicated by the words "F Co Material Adverse Effect", except for the limitation set forth in the first sentence of Section 4.09) would not, individually or in the aggregate, reasonably be expected to have a F Co Material Adverse Effect. The representations and warranties of F Co in Sections 4.03 and 4.04 shall be true and correct in all material respects at the Effective Time.

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

            (b) Agreements and Covenants. F Co shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

            (c) Officer's Certificates. F Co shall have delivered to C Co a certificate, dated the date of the Closing, signed by an officer thereof and certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

            (d) Tax Opinion. C Co shall have received from Kilpatrick Stockton LLP, counsel to C Co, on the Closing Date, an opinion, dated as of such date and stating that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (the issuance of such opinion shall be conditioned upon the receipt by such tax counsel of tax representation certificates from each of F Co, each stockholder of F Co, Merger Co and C Co, in each case, substantially in the form attached as EXHIBITS G-1, G-2 and G-3 hereto).

            (e) Ancillary Agreements. F Co and its stockholders shall have executed and delivered each Ancillary Agreement to which they are or have been designated to become a party pursuant to this Agreement.

            (f) FIRPTA Compliance. F Co shall, on or prior to the Closing Date, provide C Co with a properly executed Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form and substance reasonably satisfactory to C Co, which states that shares of capital stock of F Co do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying C Co's obligations under Treasury Regulation
Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, F Co shall have provided to C Co, as agent for F Co, a form of notice to the IRS in accordance with the requirements of Treasury Regulation
Section 1.897-2(h)(2) along with written authorization for C Co to deliver such notice form to the IRS on behalf of F Co upon the consummation of the Merger.

            (g) Termination of Certain Other F Co Contracts. C Co shall have been furnished evidence reasonably satisfactory to it that all Contracts listed on Schedule 6.15 shall have terminated prior to the Closing Date at no cost to F Co, and that F Co shall not have any further liability or obligation under any such Contract thereafter.

            (h) F Co Stockholders.

                  (i) The representations and warranties of each stockholder of F Co contained in the Commitment Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

                  (ii) Each stockholder of F Co shall have performed or complied in all material respects with all agreements and covenants required by the Commitment Agreement to be performed or complied with by it on or prior to the Effective Time.

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            (i) Amended Intercompany Agreements. F Co and F Co Parent, or their applicable Subsidiaries) shall have executed and delivered each Specified Amendment to an Intercompany Agreement to which they are a party, and each Integration Amendment to which they have agreed.

            (j) Financing. F Co shall have obtained a Bank Letter Financing or Alternate Financing on terms not substantially less favorable than those of a Bank Letter Financing.

      SECTION 7.03 CONDITIONS TO THE OBLIGATIONS OF F CO. The obligations of F Co to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of C Co contained in this Agreement (other than those contained in Sections 3.03 and 3.04) shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words "C Co Material Adverse Effect", except for the limitation set forth in the first sentence of Section 3.09) as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation on any representation or warranty indicated by the words "C Co Material Adverse Effect", except for the limitation set forth in the first sentence of Section 3.09) would not, individually or in the aggregate, reasonably be expected to have a C Co Material Adverse Effect. The representations and warranties of C Co in Sections 3.03 and 3.04 shall be true and correct in all material respects at the Effective Time.

            (b) Agreements and Covenants. C Co and Merger Co shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

            (c) Officer's Certificates. Each of C Co and Merger Co shall have delivered to F Co a certificate, dated the date of the Closing, signed by an officer thereof, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

            (d) Tax Opinion. F Co shall have received from Weil, Gotshal & Manges LLP, counsel to F Co, on the Closing Date, an opinion, dated as of such date and stating that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (the issuance of such opinion shall be conditioned upon the receipt by such tax counsel of tax representation certificates from each of C Co, each stockholder of F Co, Merger Co and F Co, in each case, substantially in the form attached as EXHIBITS G-1, G-2 and G-3 hereto).

            (e) Ancillary Agreements. C Co shall have executed and delivered each Ancillary Agreement to which it has been designated to become a party pursuant to this Agreement.

            (f) FIRPTA Compliance. C Co shall, on or prior to the Closing Date, provide each stockholder of F Co with a properly executed FIRPTA Notification Letter, in form and substance reasonably satisfactory to each such shareholder, which states that, after giving effect

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

to the Merger, shares of capital stock of C Co do not constitute "United States real property interests" under Section 897(c) of the Code. In addition, at or prior to the Effective Time, C Co shall have delivered to the IRS a form of notice in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

            (g) Amended Intercompany Agreements. C Co shall have executed and delivered each Intercompany Agreement Amendment to which it has agreed to become a party pursuant to this Agreement.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 8.01 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, notwithstanding any requisite approval of the Share Issuance or the Articles Amendment by the shareholders of C Co, and whether before or after the shareholders of C Co have approved the Share Issuance and the Articles Amendment at the C Co Shareholders' Meeting, as follows (the date of any such termination, the "Termination Date"):

            (a) by mutual written consent of C Co and F Co;

            (b) by either C Co or F Co if the Effective Time shall not have occurred on or before March 31, 2006; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

            (c) by either C Co or F Co if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the imposition of such injunction, order, decree, ruling or other action or the failure of such injunction, order, decree, ruling or other action to be resisted, resolved or lifted, as applicable;

            (d) by C Co if it is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of F Co herein would fail to be true and correct as of the Effective Time, as though made on and as of the Effective Time, such that Section 7.02(a) would not be satisfied, or (ii) there has been a breach on the part of F Co of any of its covenants or agreements herein such that Section 7.02(b) would not be satisfied, and, in either such case, such failure or breach has not been, or cannot reasonably be expected to be, cured within 30 days after notice to F Co;

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

            (e) by F Co if it is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of C Co would fail to be true and correct as of the Effective time, as though made on and as of the Effective Time, such that Section 7.03(a) would not be satisfied, or (ii) there has been a breach on the part of C Co of any of their covenants or agreements herein such that Section 7.03(b) would not be satisfied, and, in either such case, such failure or breach has not been, or cannot reasonably be expected to be, cured within 30 days after notice to C Co;

            (f) by C Co if each stockholder of F Co shall not have executed and delivered to the Secretary of F Co and to C Co a written consent pursuant to
Section 228 of the DGCL, in the form attached hereto as EXHIBIT I, pursuant to which such stockholder shall have consented to the adoption by F Co of this Agreement, in each case no later than six hours after the execution of this Agreement by the parties hereto;

            (g) by either C Co or F Co if (i) the C Co Shareholder Approval shall not have been obtained at the C Co Shareholders' Meeting (as such may be postponed or adjourned), (ii) if C Co shall have breached its obligations with respect to preparing and filing the Proxy Statement as set forth in Section 6.01, or (iii) if C Co shall have breached its obligations to duly call, convene and hold the C Co Shareholders' Meeting as set forth in Section 6.02 hereof;

            (h) by F Co if the C Co Board shall have: (i) effected a Change of Board Recommendation (it being understood and agreed that any "stop-look-and-listen" communication by the C Co Board to the shareholders of C Co pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication to the shareholders of C Co in connection with the commencement of a tender offer or exchange offer, shall not be deemed to constitute a Change of Board Recommendation), or (ii) recommended or approved any C Co Acquisition Proposal; or

            (i) by C Co if, prior to the Effective Time, the C Co Board (or any committee thereof) determines in good faith (after consultation with its outside legal counsel and financial advisors), in the exercise of its fiduciary duties, that a C Co Acquisition Proposal not solicited or initiated in violation of
Section 6.05 is a Superior Proposal, but only (i) after providing to F Co a Notice of Superior Proposal with respect to such Superior Proposal, and (ii) if F Co does not, within five business days of its receipt of the Notice of Superior Proposal, make an offer that the C Co Board (or any committee thereof) determines, in its good faith judgment (after consultation with its financial advisors) to be at least as favorable to C Co and its shareholders as such Superior Proposal; provided that during such five business day period, C Co shall negotiate in good faith with F Co (to the extent F Co wishes to negotiate) to enable F Co to make such an offer; and provided, further, that, in the event of any amendment to the financial or other material terms of such Superior Proposal, the C Co Board shall deliver to F Co an additional written Notice of Superior Proposal, and the five business day period referenced above shall be extended for an additional five business days after F Co's receipt of such additional Notice of Superior Proposal; provided, however, that any such purported termination pursuant to this Section 8.01(i) shall be void and of no force or effect unless C Co concurrently with such termination pays the C Co Termination Fee as directed by F Co in writing in accordance with Section 8.03. C Co shall keep F Co reasonably informed of the status of any proposals and offers for which C Co has delivered a Notice of Superior Proposal of to F Co under the terms hereof.

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

For purposes of this Agreement, "Superior Proposal" means any bona fide written C Co Acquisition Proposal (with all of the percentages included in the definition of "C Co Acquisition Proposal" increased to 50%) that is on terms that the C Co Board determines in its good faith judgment (after consultation with its financial advisor and its outside legal counsel and after taking into account all the terms and conditions of the C Co Acquisition Proposal and this Agreement) are more favorable to C Co and its shareholders (in their capacities as shareholders), from a financial point of view, than this Agreement (taking into account any alterations to this Agreement agreed to in writing by F Co in response thereto).

      SECTION 8.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, and there shall be no further liability or obligation under this Agreement on the part of any party hereto or their respective officers, directors and subsidiaries, except with respect to the Confidentiality Agreements and the provisions of Section 6.03(b), this Section 8.02, Section
8.03 and Article X, which shall survive any such termination; provided, however, that no such termination shall release or relieve any party hereto from any liabilities or damages arising out of or resulting from such party's material breach of any representation, warranty or covenant in this Agreement.

      SECTION 8.03 FEES AND EXPENSES.

            (a) Expenses. Except as otherwise set forth in this Section 8.03, all Expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that each of C Co and F Co shall bear and pay one half of (i) the costs and expenses (other than attorneys and accountants' fees and expenses, which shall be paid by the party incurring such expense) incurred in connection with the printing, filing (with the SEC) and mailing of the Proxy Statement (including any SEC filing fees), whether or not the Merger is consummated, and (ii) filing fees for the Notification and Report Forms filed with the FTC and DOJ under the HSR Act and premerger notification and reports formed under similar applicable antitrust law of any non-United States governmental antitrust authority in each case pursuant to Section 6.13(b). "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket documented expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of shareholder approval of the Share Issuance and all other matters related to the closing of the Merger.

            (b) C Co Termination Fee Events. C Co agrees that if this Agreement shall be terminated:

                  (i) by C Co or F Co pursuant to Section 8.01(g)(i), and (A) at or prior to the Termination Date, a C Co Acquisition Proposal (but substituting 50% for the 25% threshold set forth in the definition thereof, a "Covered Proposal") shall have been publicly announced that appears to have been bona fide and such Covered Proposal shall not have been withdrawn at the time of the C Co Shareholders Meeting and (B) no later

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

      than 12 months after the Termination Date, any transaction that would otherwise be a Superior Proposal is consummated, then C Co shall pay the C Co Termination Fee, less the amount of any Expense Reimbursement, pursuant to Section 8.03(c); provided, that if this Agreement is terminated by C Co or F Co pursuant to Section 8.01(g)(i), and a public announcement regarding a Covered Proposal is made as contemplated in Section 8.03(b)(i)(A) above, then, regardless of whether a Covered Proposal is consummated, C Co shall reimburse F Co for all Expenses incurred by F Co up to the date of such termination in an amount not to exceed $10,000,000 (the "Expense Reimbursement") as directed by F Co in writing within two business days after the date of such termination;

                  (ii) by C Co or F Co pursuant to Section 8.01(g)(ii) or
      Section 8.01(g)(iii), then C Co shall pay the C Co Termination Fee pursuant to Section 8.03(c);

                  (iii) by F Co pursuant to Section 8.01(h), then (so long as F Co was not in breach of any of its representations, warranties or covenants in this Agreement such that the applicable condition to C Co's obligation to consummate the Merger would not have been satisfied as of the Termination Date) C Co shall pay the C Co Termination Fee pursuant to
      Section 8.03(c); or

                  (iv) by C Co pursuant to Section 8.01(i), then C Co shall pay the C Co Termination Fee pursuant to Section 8.03(c).

            (c) Manner of Payment of C Co Termination Fee. The C Co Termination Fee shall be paid by C Co as directed by F Co in writing in immediately available funds (i) concurrently with and as a condition to the effectiveness of a termination of this Agreement by C Co pursuant to Section 8.01(i) and (ii) within two business days after the date of the event giving rise to the obligation to make such payment in all other circumstances.

            (d) Amount of C Co Termination Fee. For purposes of this Agreement, "C Co Termination Fee" means an amount equal to $65,000,000.

            (e) Agreements Regarding Termination Fees. Each of C Co, Merger Co and F Co acknowledge that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement. If C Co shall fail to pay the C Co Termination Fee or the Expense Reimbursement when due, C Co shall reimburse F Co for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.03.

      SECTION 8.04 AMENDMENT. This Agreement may be amended at any time prior to the Effective Time to the extent permitted by law. Any amendment may be effected only by an instrument in writing signed by the C Co, Merger Co and F Co.

      SECTION 8.05 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any

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

such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure or delay of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

      SECTION 9.01 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties of each of C Co and F Co in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time and neither C Co nor F Co, nor any of their respective officers, directors or shareholders shall have any liability with respect thereto. This
Section 9.01 shall not limit (i) any covenants in this Agreement, which will survive and remain in effect indefinitely, or (ii) any agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 9.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be deemed given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices under Section 6.04, Section 6.05, Section 6.12 or Article VIII shall be delivered by courier and facsimile transmission to the respective parties at the addresses provided in accordance with this Section 9.02. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  If to C Co:

                           Certegy Inc.
                           100 Second Avenue South
                           Suite 1100S
                           St. Petersburg, FL  33701
                           Attention: Walter M. Korchun
                           Facsimile No.: (727) 227-8558

                  with copies to:

                           Kilpatrick Stockton LLP
                           1100 Peachtree Street, Suite 2800
                           Atlanta, GA 30309
                           Attention: W. Stanley Blackburn, Esq.
                                      Bruce D. Wanamaker, Esq.
                           Facsimile No.: (404) 541-3132

                           and

                           Covington & Burling
                           1201 Pennsylvania Avenue, NW
                           Washington, DC  20004-7566
                           Attention  Bruce S. Wilson
                           Facsimile No.: (202) 778-5400

                           and

                           Covington & Burling
                           1330 Avenue of the Americas
                           New York, NY 10019
                           Attention Stephen A. Infante
                           Facsimile No.: (212) 841-1010

                  if to F Co:

                           Fidelity National Information Services, Inc
                           601 Riverside Avenue
                           Jacksonville, FL 32204
                           Attention: Christopher Rose
                           Facsimile No.: (904) 357-1026

                  with copies to:

                           Weil, Gotshal & Manges LLP
                           100 Federal Street
                           Boston, MA 02110
                           Attention: James Westra, Esq.
                                      Marilyn French, Esq.
                           Facsimile No.: (617) 772-8333

      SECTION 9.03 CERTAIN DEFINITIONS.

            (a) Definitions. For purposes of this Agreement:

                  "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

                  "Affiliated Group" has the meaning ascribed to it in Section 1504(a) of the Code or any other provision or law pursuant to which Taxes or Tax Returns are or may be paid or filed on a consolidated, combined or unitary basis.

                  "Ancillary Agreements" means the Commitment Agreement, Shareholders Agreement, Lock-Up Agreement, Registration Rights Agreement, and each Intercompany Agreement.

                  "Association" means Visa U.S.A., Inc. or MasterCard International, Incorporated, any other similar card and/or ATM network operator, and/or their respective successors and assigns.

                  "beneficial owner", with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

                  "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York or the State of Florida.

                  "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contractor credit arrangement or otherwise.

                  "F Co Parent" means Fidelity National Financial, Inc., a Delaware corporation.

                  "knowledge of F Co" or "F Co's knowledge" means the actual knowledge of any executive officer of F Co or any of the persons set forth in Section 9.03(a) of the F Co Disclosure Statement.

                  "knowledge of C Co" or "C Co's knowledge" means the actual knowledge of any executive officer of C Co.

                  "Operating Rule" means any requirement imposed by the Associations, directly or indirectly, related to transactions cleared through the Associations.

                  "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  "subsidiary" or "subsidiaries" of any person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries, and, without limiting the foregoing, includes any entity in respect of which such person, directly or indirectly, beneficially owns 50% or more of the voting securities or equity.

            (b) Other Defined Terms. The following terms have the meaning set forth in the Sections set forth below:

Defined Term                                                                             Section
------------                                                                             --------
Action..........................................................................             3.10
Agreement.......................................................................         Preamble

Alternate Financing..........................................................           6.17(a)
Annual Combined Financial Statements.........................................           4.07(b)
Articles Amendment...........................................................          Preamble
Bank Letter Agreement........................................................           4.05(b)
Bank Letter Financing........................................................           6.17(a)
C Co.........................................................................          Preamble
C Co Acquisition Proposal....................................................           6.05(e)
C Co Board...................................................................          Preamble
C Co Board Recommendation....................................................              3.21
C Co Change in Control Agreement.............................................           3.11(c)
C Co Closing Documents.......................................................              3.04
C Co Common Stock............................................................          Preamble
C Co Disclosure Schedule.....................................................       Article III
C Co ERISA Affiliate.........................................................           3.11(b)
C Co Indemnified Parties.....................................................           6.18(a)
C Co Industries..............................................................           3.01(d)
C Co Intellectual Property...................................................           3.14(a)
C Co Investments.............................................................           3.01(c)
C Co Leased Properties.......................................................           3.13(b)
C Co Material Adverse Effect.................................................           3.01(d)
C Co Material Customers......................................................           3.19(a)
C Co Owned Real Property.....................................................           3.13(a)
C Co Permits.................................................................           3.06(a)
C Co Plans...................................................................           3.11(a)
C Co Preferred Stock.........................................................           3.03(a)
C Co Proposal................................................................              3.21
C Co Related Persons.........................................................              3.20
C Co Restricted Stock Units..................................................           3.03(a)
C Co Rights..................................................................           3.03(c)
C Co Rights Agreement........................................................           3.03(c)
C Co Shareholder Approval....................................................              3.04
C Co Shareholders' Meeting...................................................              6.02
C Co Software................................................................           3.14(h)
C Co Stock Option Plans......................................................           3.03(a)
C Co Stock Options...........................................................           3.03(a)
C Co Subsidiary..............................................................           3.01(a)
C Co Termination Fee.........................................................           8.03(d)
Certificate of Merger........................................................              1.03
Certificates.................................................................           2.03(a)
Change in Board Recommendation...............................................           6.05(c)
Closing......................................................................              1.02
Closing Date.................................................................              1.02
COBRA........................................................................           3.11(q)
Code.........................................................................          Preamble
Commitment Agreement.........................................................          Preamble
Company Confidentiality Agreement............................................           6.03(b)

Confidentiality Agreements............................................................            6.03(b)
Consent Commitments...................................................................            4.05(b)
Continuation Period...................................................................            6.07(a)
Continuing Employee...................................................................            6.07(a)
Contract..............................................................................            3.05(a)
Costs.................................................................................            6.18(b)
Covered Proposal......................................................................         8.03(b)(i)
DGCL..................................................................................           Preamble
Disclosure Schedules..................................................................            9.05(b)
DLLCA.................................................................................           Preamble
Effective Time........................................................................               1.03
Environmental Laws....................................................................         3.16(c)(i)
Environmental Permits.................................................................        3.16(c)(ii)
ERISA.................................................................................            3.11(a)
Exchange Act..........................................................................            3.05(b)
Exchange Ratio........................................................................            2.01(a)
Expense Reimbursement.................................................................         8.03(b)(i)
Expenses..............................................................................            8.03(a)
F Co..................................................................................           Preamble
F Co Board............................................................................           Preamble
F Co Change in Control Agreement......................................................            4.11(c)
F Co Closing Documents................................................................               4.04
F Co Common Stock.....................................................................            2.01(a)
F Co Credit Agreement.................................................................            6.17(a)
F Co Disclosure Schedule..............................................................         Article IV
F Co ERISA Affiliate..................................................................            4.11(b)
F Co Financial Statements.............................................................            4.07(b)
F Co Industries.......................................................................            4.01(d)
F Co Intellectual Property............................................................            4.14(a)
F Co Investments......................................................................            4.01(c)
F Co Leased Properties................................................................            4.13(b)
F Co Material Adverse Effect..........................................................            4.01(d)
F Co Material Customers...............................................................            4.19(a)
F Co Owned Real Property..............................................................            4.13(a)
F Co Permits..........................................................................            4.06(a)
F Co Plans............................................................................            4.11(a)
F Co Related Persons..................................................................               4.20
F Co Separate Plans...................................................................            4.11(a)
F Co Software.........................................................................            4.14(h)
F Co Stock Option Plan................................................................            4.03(a)
F Co Stock Options....................................................................            4.03(a)
F Co Subsidiary.......................................................................            4.01(a)
FASB..................................................................................            5.01(i)
FIRPTA................................................................................            7.02(f)
Foreign C Co Plan.....................................................................            3.11(p)
Foreign F Co Plan.....................................................................            4.11(p)

GAAP.................................................................................          3.07(b)
GBCC.................................................................................             3.04
Governmental Authority...............................................................          3.05(b)
Hazardous Substances.................................................................     3.16(c)(iii)
HSR Act..............................................................................          3.05(b)
Indemnified Parties..................................................................          6.18(b)
Integration Amendments...............................................................             6.16
Intercompany Agreement Amendments....................................................             6.16
Intercompany Agreements..............................................................             4.20
Interim Balance Sheet................................................................          4.07(b)
IRS..................................................................................          3.11(a)
law..................................................................................          3.05(a)
Liens................................................................................          3.13(a)
Lock-Up Agreement....................................................................          2.07(d)
Merger...............................................................................         Preamble
Merger Co............................................................................         Preamble
Multiemployer Plan...................................................................          3.11(b)
Multiple Employer Plan...............................................................          3.11(b)
NLRB.................................................................................          3.12(b)
NYSE.................................................................................          2.01(d)
Other Filings........................................................................             3.08
Other Transactions...................................................................             3.04
PBGC.................................................................................          3.11(m)
Permitted Liens......................................................................          3.13(a)
Proxy Statement......................................................................          3.05(b)
Quarterly Financials.................................................................             6.04
Registration Rights Agreement........................................................          2.07(d)
Regulation S-X.......................................................................          5.01(i)
Representatives......................................................................          6.03(a)
Sarbanes-Oxley Act...................................................................          3.07(a)
SEC..................................................................................          3.05(b)
SEC Reports..........................................................................          3.07(a)
Securities Act.......................................................................          3.07(a)
Share Issuance.......................................................................         Preamble
Shareholders Agreement...............................................................         Preamble
Shares...............................................................................          2.01(a)
Special Dividend.....................................................................         Preamble
Special Dividend Recipients..........................................................             6.06
Specified Amendments.................................................................             6.16
Specified C Co Contract..............................................................          3.17(b)
Specified F Co Contract..............................................................          4.17(b)
SunTrust Commitment..................................................................           3.5(b)
Superior Proposal....................................................................             8.01
Superior Proposal Notice.............................................................          6.05(b)
Surviving Company....................................................................             1.01
Surviving Welfare Benefit Plans......................................................          6.07(c)

Tax or Taxes..........................................................................           3.15(m)(i)
Tax Returns...........................................................................          3.15(m)(ii)
Termination Date......................................................................                 8.01
Unaudited Financial Statements........................................................              4.07(b)

            (c) Certain References and Interpretation of Terms. When a reference is made in this Agreement to an Article or Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to "the Agreement" shall include the C Co Disclosure Schedule and F Co Disclosure Schedule. References to a person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

      SECTION 9.04 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      SECTION 9.05 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES; DISCLOSURE SCHEDULES.

            (a) C Co, Merger Co and F Co each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, the No-Shop Agreement and the Shareholders Agreement (a) no party makes, and has not made, any representations or warranties relating to itself or its businesses or otherwise in connection with the Merger, (b) no person has been authorized by any party to make any representation or warranty relating itself or its businesses or otherwise in connection with the Merger and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its Representatives are not and shall not be deemed to be or to include representations or warranties unless any such materials or information is the subject of any representation or warranty set forth in this Agreement.

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

            (b) The representations and warranties contained in Article III are qualified by reference to the C Co Disclosure Schedule, and the representations and warranties in Article IV are qualified by reference to the F Co Disclosure Schedule (together with the C Co Disclosure Schedule, the "Disclosure Schedules"). The parties agree that neither Disclosure Schedule is intended to constitute, nor shall it be construed as constituting, representations and warranties of the parties providing the Disclosure Schedule hereunder, except to the extent expressly provided in this Agreement. Each party acknowledges that
(i) the Disclosure Schedule provided to it may include items or information that the providing parties are not required to disclose under this Agreement, (ii) disclosure of such items or information shall not affect, directly or indirectly, the interpretation of this Agreement or the scope of the disclosure obligations under this Agreement of the parties providing the Disclosure Schedule, and (iii) inclusion of information in a Disclosure Schedule shall not be construed as an admission that such information is material to C Co and the C Co Subsidiaries or F Co and the F Co Subsidiaries, as the case may be. Similarly, in such matters where a representation or warranty is given or other information is provided, the disclosure of any matter in a Disclosure Schedule shall not imply that any other undisclosed matter having a greater value or other significance is material. Each party further acknowledges that (A) headings have been inserted on Sections of each Disclosure Schedule for the convenience of reference only and shall not affect the construction or interpretation of any of the provisions of this Agreement or any Disclosure Schedule, (B) cross references that may be contained in Sections of a Disclosure Schedule to other Sections of that Disclosure Schedule are not all-inclusive of all disclosures contained in such referenced Sections of the Disclosure Schedule and (C) information contained in various Sections of a Disclosure Schedule may be applicable to other Sections of a Disclosure Schedule; accordingly, every disclosure in one Section of a Disclosure Schedule shall be deemed to be disclosed under each and every part, category, heading or subheading of such Section and all other Sections of the Disclosure Schedule and shall be deemed to qualify the representations and warranties in this Agreement of the parties providing the Disclosure Schedule, to the extent such may apply if (x) a cross-reference to such other Section of the Disclosure Schedule is made or (y) the relevance of such disclosure to such other Section of the Disclosure
Schedule is reasonably apparent.

      SECTION 9.06 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the No-Shop Agreement, the Shareholders Agreement and the other documents, instruments and agreements among the parties as contemplated by or referred to herein or therein and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

      SECTION 9.07 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed by C Co, Merger Co or F Co in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 8.01, the terminating party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      SECTION 9.08 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.18 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

      SECTION 9.09 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other then those provisions set forth herein that are required to be governed by the DGCL or the DLLCA). All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court located in Jacksonville, Florida. The parties hereby (a) submit to the exclusive jurisdiction of any state or federal court located in Jacksonville, Florida for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Merger may not be enforced in or by any of the above-named courts.

      SECTION 9.10 WAIVER OF JURY TRIAL. Each of the parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Merger. Each of the parties
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

      SECTION 9.11 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 9.12 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 9.13 OBLIGATIONS OF C CO AND OF F CO. Whenever this Agreement requires a C Co Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of C Co to cause such subsidiary to take such action. Whenever this Agreement requires an F Co Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of F Co to cause such subsidiary to take such action and, after the Effective Time, on the part of C Co to cause such subsidiary to take such action.

      IN WITNESS WHEREOF, C Co, Merger Co and F Co have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              CERTEGY INC.

                              By: /s/ Lee A. Kennedy
                                 Name: Lee A. Kennedy
                                 Title: Chairman and Chief Executive Officer

                              C CO MERGER SUB, LLC

                              By: CERTEGY INC., its Manager

                              By:/s/ Lee A. Kennedy
                                 Name: Lee A. Kennedy
                                 Title: Chairman and Chief Executive Officer
                              FIDELITY NATIONAL INFORMATION
                              SERVICES, INC.

                              By: /s/ William P. Foley, II
                                 Name: William P. Foley, II
                                 Title: Chief Executive Officer